FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-228597-02

The information in this free writing prospectus is preliminary and may be supplemented or changed. These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered. This free writing prospectus is not an offering to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED JULY 24, 2019
MAY BE AMENDED OR SUPPLEMENTED PRIOR TO TIME OF SALE

CGCMT 2019-GC41

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-228597) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Bancroft Capital, LLC, Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

The securities to which these collateral materials relate (“Materials”) will be described in greater detail in the prospectus expected to be dated in July 2019 (the “Preliminary Prospectus”) that will be included as part of our registration statement. The Preliminary Prospectus will contain material information that is not contained in these Materials (including, without limitation, a detailed discussion of risks associated with an investment in the offered securities under the heading “Risk Factors”).

These Materials are preliminary and subject to change. The information in these Materials supersedes all prior such information delivered to you and will be superseded by any subsequent information delivered prior to the time of sale.

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The information contained in these Materials may not pertain to any securities that will actually be sold. The information contained in these Materials may be based on assumptions regarding market conditions and other matters as reflected in these Materials. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and these Materials should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these Materials may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in these Materials or derivatives thereof (including options). Information contained in these Materials is current as of the date appearing on these Materials only.

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LOAN #1: 30 HUDSON YARDS

LOAN #1: 30 HUDSON YARDS

MAP © 2019 CARTIFACT
DATA © OSM CONTRIBUTORS
30 Hudson Yards
530 West 33rd Street
New York, NY 10001
HUDSON YARDS
CHELSEA
Intrepid Sea, Air & Space Museum
LINCOLN TUNNEL
LINCOLN TUNNEL ENTRANCE & EXIT
Jacob Javits Convention Center
West Tower
The Shops and Restaurants at Hudson Yards
10 Hudson Yards
50 Hudson Yards
55 Hudson Yards
35 Hudson Yards
Vessel
5 MW by Brookfield
1 MW by Brookfield
2 MW by Brookfield
PANYNJ
Farley Post Office Building
Madison Square Garden
One Penn Plaza
Port Authority Bus Terminal
NY Times Building
Microsoft
Morgan Stanley
PlayStation Theater
Manhattan Plaza
Gotham West
Hell's Kitchen Park
Chelsea Park
Chelsea Waterside Park
London Terrace Apartments
Fashion Institute of Technology
The Museum at FIT
Uber Technologies
Avalon West Chelsea
CHELSEA
W 48TH STREET
W 47TH STREET
W 46TH STREET
W 45TH STREET
W 44TH STREET
W 43RD STREET
W 42ND STREET
W 41ST STREET
W 40TH STREET
W 39TH STREET
W 38TH STREET
W 37TH STREET
W 36TH STREET
W 35TH STREET
W 34TH STREET
W 33RD STREET
W 31ST STREET
W 30TH STREET
W 29TH STREET
W 28TH STREET
W 27TH STREET
W 26TH STREET
W 25TH STREET
W 24TH STREET
W 23RD STREET
W 22ND STREET
W 21ST STREET
W 20TH STREET
W 19TH STREET
TWELFTH AVENUE
ELEVENTH AVENUE
TENTH AVENUE
NINTH AVENUE
EIGHTH AVENUE
SEVENTH AVENUE
Upper West Side
Natural History Museum
Metropolitan Museum of Art
West New York
Upper East Side
Astoria
Central Park
QUEENS
Carnegie Hall
Midtown
Long Island City
Times Square
United Nations
Empire State Building
Hudson Yards
Madison Square Garden
New York
MANHATTAN
Hoboken
Hudson River
East River
NYU
SoHo
Jersey City
Financial District
BROOKLYN

LOAN #1: 30 HUDSON YARDS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller(2)	GACC/GSMC
Location (City/State)	New York, New York		Cut-off Date Balance(3)	$100,000,000
Property Type	Office		Cut-off Date Balance per SF(1)	$765.43
Size (SF)	1,463,234		Percentage of Initial Pool Balance	7.8%
Total Occupancy as of 8/6/2019	100.0%		Number of Related Mortgage Loans	None
Owned Occupancy as of 8/6/2019	100.0%		Type of Security	Fee Simple
Year Built / Latest Renovation	2019 / NAP		Mortgage Rate(4)	3.11000%
Appraised Value	$2,200,000,000		Original Term to Maturity (Months)	120
Appraisal Date	5/23/2019		Original Amortization Term (Months)	NAP
Borrower Sponsor	30 HY WM REIT Owner LP		Original Interest Only Period (Months)	120
Property Management	Self-Managed		First Payment Date	8/6/2019
			Maturity Date	7/6/2029

Underwritten Revenues	$164,291,079
Underwritten Expenses	$42,267,893	Escrows(5)
Underwritten Net Operating Income (NOI)	$122,023,186		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$121,730,539	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	50.9%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	50.9%	Replacement Reserve(6)	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	3.46x / 3.45x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	10.9% / 10.9%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$1,430,000,000	64.6%	Purchase Price	$2,155,000,000	97.4%
Borrower Sponsor Equity	781,978,273	35.4	Closing Costs	56,978,273	2.6
Total Sources	$2,211,978,273	100.0%	Total Uses	$2,211,978,273	100.0%

(1)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the 30 Hudson Yards Senior Notes (as defined below) and excludes the 30 Hudson Yards Junior Notes (as defined below).

(2)	The 30 Hudson Yards Loan (as defined below) is part of a loan origination that was co-originated by Deutsche Bank AG, New York Branch (“DBNY”), Goldman Sachs Bank USA and Wells Fargo Bank, National Association. German American Capital Corporation (“GACC”) is selling the Senior Notes A-1-C6 and A-1-C8 with an aggregate original principal amount of $70.0 million and Goldman Sachs Mortgage Company ("GSMC”) is selling the Senior Note A-2-C2 with an original principal amount of $30.0 million.

(3)	The Cut-off Date Balance of $100,000,000 represents the non-controlling note A-1-C6, note A-1-C8 and note A-2-C2, and is part of the 30 Hudson Yards Loan Combination (as defined below), which is evidenced by 29 pari passu senior notes and three junior notes, and has an aggregate outstanding principal balance as of the Cut-off Date of $1,430,000,000. See “—The Mortgage Loan” below.

(4)	The Mortgage Rate of 3.11000% represents the mortgage rate of the 30 Hudson Yards Senior Notes.

(5)	See “—Escrows” below.

(6)	On each payment date from and after July 6, 2024, the borrower will be required to make monthly deposits into the capital expenditure reserve in an amount equal to 1/12th of $0.20 per rentable square foot.

■	The Mortgage Loan. The mortgage loan (the “30 Hudson Yards Loan”) is secured by a first mortgage encumbering the borrower’s fee simple interest in a Class A office condominium located in New York, New York (the “30 Hudson Yards Property”), and is part of a loan combination (the “30 Hudson Yards Loan Combination”) evidenced by 29 pari passu senior notes with an aggregate initial principal balance of $1,120,000,000 (collectively the “30 Hudson Yards Senior Notes”) and three junior notes with an aggregate initial principal balance of $310,000,000 (collectively the “30 Hudson Yards Junior Notes”). A portion of the 30 Hudson Yards Senior Notes, with an aggregate balance of $698.0 million and the 30 Hudson Yards Junior Notes were contributed to the Hudson Yards 2019-30HY Trust. The 30 Hudson Yards Loan, which is evidenced by the non-controlling Note A-1-C6, Note A-1-C8 and Note A-2-C2, has an aggregate outstanding principal balance as of the Cut-off Date of $100,000,000 and represents approximately 7.8% of the Initial Pool Balance. The remaining 30 Hudson Yards Senior Notes are currently held by Deutsche Bank AG, New York Branch, Goldman Sachs Bank USA (‘GSBI”) and Wells Fargo Bank, National Association (“WFB”), as presented in the chart below, and are expected to be contributed to one or more future commercial mortgage securitization transactions.

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-S1, A-1-S2, A-1-S3, A-2-S1, A-2-S2, A-2-S3, A-1-C1, A-1-C2, A-1-C9, A-2-C1, A-3-S1, A-3-S2, A-3-S3	$698,000,000	$698,000,000	Hudson Yards 2019-30HY	No(2)
A-1-C6, A-1-C8, A-2-C2	$100,000,000	$100,000,000	CGCMT 2019-GC41	No
A-1-C4, A-1-C5, A-1-C10	$93,200,000	$93,200,000	Benchmark 2019-B12	No
A-1-C3, A-1-C7	$40,000,000	$40,000,000	DBNY(2)	No
A-2-C3, A-2-C4, A-2-C5	$104,400,000	$104,400,000	Goldman Sachs bank USA(2)	No
A-3-C1, A-3-C2, A-3-C3, A-3-C4, A-3-C5	$84,400,000	$84,400,000	WFB(2)	No
B-1, B-2, B-3	$310,000,000	$310,000,000	Hudson Yards 2019-30HY	Yes(2)
Total	$1,430,000,000	$1,430,000,000

(1)	The holder of the 30 Hudson Yards Junior Notes will have the right to appoint the special servicer of the 30 Hudson Yards Loan Combination and to direct certain decisions with respect to the 30 Hudson Yards Loan Combination, unless a control appraisal event exists under the related co-lender agreement; provided that after the occurrence of a control appraisal event with respect to the 30 Hudson Yards Junior Notes, the holder of the 30 Hudson Yards Note A-1-S1 will have such rights.

(2)	Expected to be contributed to one or more future securitization transactions.

LOAN #1: 30 HUDSON YARDS

The 30 Hudson Yards Senior Notes have an interest rate of 3.11000% per annum and the 30 Hudson Yards Junior Notes have an interest rate of 4.21709677% per annum, resulting in a weighted average interest rate of 3.35000% per annum on the 30 Hudson Yards Loan Combination. The proceeds of the 30 Hudson Yards Loan Combination and a new cash contribution from the borrower sponsor were primarily used to fund the acquisition of the 30 Hudson Yards Property and pay origination costs.

The 30 Hudson Yards Loan Combination had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires monthly payments of interest only for the term of the 30 Hudson Yards Loan Combination. The scheduled maturity date of the 30 Hudson Yards Loan Combination is July 6, 2029. At any time after the earlier to occur of (i) the second anniversary of the securitization closing date of the final real estate mortgage investment conduit that includes that last portion of the 30 Hudson Yards Loan Combination and (ii) June 14, 2022, the 30 Hudson Yards Loan Combination may be (i) defeased with direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the loan documents or (ii) prepaid with a payment of a yield maintenance premium. Voluntary prepayment of the 30 Hudson Yards Loan Combination is permitted on or after March 6, 2029 without payment of any prepayment premium.

■	The Mortgaged Property. The 30 Hudson Yards Property is comprised of a 1,463,234 square feet office condominium designated as the Time Warner Unit located across 26 floors within the larger 30 Hudson Yards building in New York, New York. The larger 30 Hudson Yards Building (as defined below) was constructed in 2019 and consists of approximately 2.6 million square feet across 68 floors (the “30 Hudson Yards Building”). The 30 Hudson Yards Building, which is 1,296 feet tall and is the second tallest office building in New York City, is designed to achieve LEED Core & Shell Gold certification, features panoramic views, outdoor terraces, a triple-height lobby, the highest outdoor observation deck in the city, direct access to restaurants and retail at The Shops at Hudson Yards and a future underground connection to the new No. 7 subway station. Collateral for the 30 Hudson Yards Loan Combination is comprised of the WarnerMedia unit, which consists of 1,463,234 rentable square feet across 26 floors (construction floors 12 through 38 and display floors 16 through 51) within the 30 Hudson Yards Building (the “WarnerMedia Unit”). Four floors are used for amenity space including a fitness center, a cafeteria, technology bar and a sky lobby.

The 30 Hudson Yards Property is subject to a condominium declaration. The 20-30 Hudson Yards Condominium is comprised of eight units: the WarnerMedia Unit (36.09% common interest), the Retail Unit (33.39% common interest), five office units (28.04% common interest collectively) and the Observation Deck Unit (2.48% common interest). In addition to the subject WarnerMedia Unit, the five office units and the Observation Deck Unit are located at the 30 Hudson Yards Building. The Retail Unit consists of the Shops at Hudson Yards, and is located adjacent to the 30 Hudson Yards Property at 20 Hudson Yards.

The borrower acquired the 30 Hudson Yards Property from TW NY Properties LLC, a wholly-owned subsidiary of Warner Media LLC (“WarnerMedia”) for $2.155 billion ($1,473 PSF) in a sale-leaseback transaction. WarnerMedia previously acquired the WarnerMedia Unit following the 2014 sale of its existing headquarters, Time Warner Center at Columbus Circle.

As of August 6, 2019, the 30 Hudson Yards Property was 100.0% occupied by WarnerMedia. WarnerMedia, who along with parent company AT&T Inc. (“AT&T”; rated Baa2/BBB/A- by Moody’s/S&P/Fitch), has reportedly invested approximately $700 million ($478 PSF) on the fit-out of its space and at loan origination, entered into a direct 15-year triple-net lease with the borrower for the entire 30 Hudson Yards Property. WarnerMedia is in the process of consolidating all of its New York-based business segments, including Turner, HBO, Warner Bros. and CNN, into 30 Hudson Yards which will serve as WarnerMedia’s global headquarters and is expected to host approximately 5,000 employees.

WarnerMedia (formerly Time Warner Inc.) is a media and entertainment with businesses in television networks, film and TV entertainment and publishing. Comprised of HBO, Turner, and Warner Bros., WarnerMedia creates premium content, operating one of the world’s largest television and film studios, and owning a vast library of entertainment. As of December 31, 2017, WarnerMedia had approximately 26,000 employees. Prior to being acquired by AT&T, Time Warner Inc. was rated Baa2/BBB/A- by Moody’s/S&P/Fitch.

The WarnerMedia lease is a direct 15-year triple-net lease for the entire WarnerMedia Unit comprising 1,463,234 rentable square feet across 26 floors (construction floors 12 through 38 and display floors 16 through 51) within the 30 Hudson Yards Building, at an initial base rent of $75.00 PSF with 2.5% annual rent escalations. AT&T is the guarantor on the WarnerMedia lease. The WarnerMedia lease will include four, 5-year extension options each at 100% of fair market rent. The WarnerMedia lease was signed in conjunction with loan origination in June 2019. There are no free rent periods or outstanding tenant improvements or leasing costs.

LOAN #1: 30 HUDSON YARDS

Additionally, the WarnerMedia lease is structured with a contraction option for up to 10 floors totaling 404,325 square feet (27.6% of rentable square feet) (the “Contraction Space”) where, on the 5th anniversary of the lease commencement date, WarnerMedia has the right to contract one or more contiguous full floors comprising floors 42 through 51. In connection with the contraction option, WarnerMedia is required to pay a contraction fee to the borrower equal to $24,000,000 for each floor contracted (the “Contraction Payment”). If WarnerMedia elects to contract more than three floors, the borrower is required to deposit with the lender an amount equal to $125 PSF of the contracted space in excess of the highest three floors, to be held by the lender and held as additional collateral for the 30 Hudson Yards Loan Combination (the “Contraction Escrow”), with the balance of the Contraction Payment (including with respect to the highest three floors), after payment of any amounts owed to the WarnerMedia tenant and all costs incurred in connection with the contraction, distributed to the borrower, or if a Trigger Period (defined below) exists, deposited with the lender as additional collateral for the 30 Hudson Yards Loan Combination. The Contraction Escrow will be released to the borrower in connection with the borrower’s re-leasing of the Contraction Space (or any portion of such space, subject to a cap of $125 PSF of re-let space, calculated in the aggregate across all re-let Contraction Space) with Qualified Leases (as defined below) that are in full force and effect in order to pay for the cost of tenant improvements, leasing commissions, leasing costs and other landlord obligations with respect to such replacement lease and (if any remaining portion of such $125 PSF cap remains after application or allocation to the foregoing amounts) to cover the payment of base rent during any initial free rent period under such replacement leases. Once all the subject Contraction Space has been re-let, any remaining funds in the Contraction Escrow after payment of such costs and the expiration of such initial free rent periods (determined on a per square foot basis), or retention in the Contraction Escrow of amounts sufficient to pay the same, will be disbursed to the borrower, or if a Trigger Period exists, deposited with the lender as additional collateral for the 30 Hudson Yards Loan Combination.

A “Qualified Lease” means a replacement lease (i) with a term that extends at least five years beyond the maturity date; (ii) entered into in accordance with the 30 Hudson Yards Loan Combination documents and (iii) on market terms with respect to, among other things, base rent, additional rent and recoveries and tenant improvement allowances.

The following table presents certain information relating to the sole tenant at the 30 Hudson Yards Property:

Largest Owned Tenant Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	UW Gross Rent(3)	UW Gross Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
WarnerMedia	A- / Baa2 / BBB	1,463,234	100.0%	$109,742,550	100.0%	$75.00	$152,010,443	$103.89	6/30/2034	4, 5-year options
All Tenants		1,463,234	100.0%	$109,742,550	100.0%	$75.00	$152,010,443	$103.89
Vacant		0	0.0	0	0.0	0.00	0	0.00
Total / Wtd. Avg. All Owned Tenants		1,463,234	100.0%	$109,742,550	100.0%	$75.00	$152,010,443	$103.89

(1)	Based on the rent roll dated June 14, 2019.

(2)	Credit Ratings are those of the parent company and guarantor on the WarnerMedia lease, AT&T.

(3)	UW Gross Rent and UW Gross Rent $ per SF represents the base rent of $75.00 PSF plus underwritten reimbursements of $42,267,893 ($28.89 PSF), which are based on the 100% triple-net structure of the WarnerMedia lease.

LOAN #1: 30 HUDSON YARDS

The following table presents certain information relating to the lease rollover schedule at the 30 Hudson Yards Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027	0	0.0	0.0%	0	0.0	0.00	0
2028	0	0.0	0.0%	0	0.0	0.00	0
2029	0	0.0	0.0%	0	0.0	0.00	0
2030 & Thereafter	1,463,234	100.0	100.0%	109,742,550	100.0	75.00	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	1,463,234	100.0%		$109,742,550	100.0%	$75.00	1

(1)	The tenant has contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this rollover schedule.

(2)	Based on the underwritten rent roll dated June 14, 2019.

The following table presents certain information relating to historical leasing at the 30 Hudson Yards Property:

Historical Leased %(1)

	2015	2016	2017	2018	As of 8/6/2019
Owned Space	NAP	NAP	NAP	NAP	100.0%(2)

(1)	Based on the underwritten rent roll dated June 14, 2019.

(2)	The tenant has contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this rollover schedule.

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 30 Hudson Yards Property:

Cash Flow Analysis

	Underwritten	Underwritten $ per SF
Base Rent	$109,742,550	$75.00
Rent Steps(1)	2,743,564	$1.88
Straight Line Rent Credit(2)	14,618,240	$9.99
Gross Up Vacancy	0	$0.00
Reimbursements	42,267,893	$28.89
Other Income	0	$0.00
Vacancy & Credit Loss(3)	(5,081,167)	($3.47)
Effective Gross Income	$164,291,079	$112.28

Real Estate Taxes (PILOT)(4)	$21,270,425	$14.54
Insurance	1,547,918	$1.06
Condo Association Fees	5,847,159	$4.00
Management Fee(5)	1,000,000	$0.68
Other Operating Expenses	12,602,391	$8.61
Total Operating Expenses	$42,267,893	$28.89

Net Operating Income	$122,023,186	$83.39
TI/LC	0	$0.00
Capital Expenditures	292,647	$0.20
Net Cash Flow	$121,730,539	$83.19

Occupancy	100.0%
NOI Debt Yield(6)	10.9%
NCF DSCR(7)	3.45x

(1)	Underwritten Rent Steps includes the first annual rent step to $76.88 PSF in June 2020.

(2)	Straight Line Rent Credit given to (i) the WarnerMedia non-contraction space through the fully-extended lease term and (ii) the WarnerMedia Contraction Space through June 2024 (contraction option year 5).

(3)	Vacancy & Credit Loss represents an underwritten economic vacancy of 3.0%.

(4)	Real Estate Taxes (PILOT) is underwritten to the average of the projected PILOT payments over the 15-year lease term.

(5)	Management Fee is set to 1.5% of Effective Gross Income as calculated under the management agreement, capped at $1.0 million.

(6)	NOI Debt Yield is calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the 30 Hudson Yards Senior Notes.

(7)	NCF DSCR is based on the interest only debt service payments of the 30 Hudson Yards Senior Notes.

LOAN #1: 30 HUDSON YARDS

■	Appraisal. According to the appraisal, the 30 Hudson Yards Property had an “as-is” appraised value of $2,200,000,000 as of an effective date of May 23, 2019.

Appraisal Approach	“As-Is” Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$2,225,000,000	N/A	4.75%
Discounted Cash Flow Approach	$2,200,000,000	5.75%	5.25%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to a Phase I environmental report, dated May 30, 2019, the environmental consultant did not identify evidence of any recognized environmental conditions.

■	Market Overview and Competition. The 30 Hudson Yards Property is located at 530 West 33rd Street on the southwest corner of 33rd Street and 10th Avenue in New York, New York. Per the appraisal, the Manhattan office market saw leasing velocity rise 46.0% in Q4 2018 on a year-over-year basis and up 43.9% when compared to the ten-year average. Manhattan leasing in Q4 2018 was one of the strongest on record for the 2018 year, totaling 43.2 million square feet. As of Q1 2019, average asking rents in Manhattan were $76.12 PSF, slightly down from the 2018 average of $76.30 PSF. Availability saw a slight increase from 12.2% to 12.3% from year-end 2018 to Q1 2019. Midtown average asking rents remained flat for Q1 2019, at $82.02 PSF. The Far West Side, Plaza District, and Park Avenue submarkets represent the three highest overall asking rents in all of Manhattan, with all 3 submarkets averaging above $100 PSF. These submarkets tend to have higher rents due to newer, boutique office product, high demand, and high leasing activity. Midtown Manhattan has a higher mix of Class A trophy buildings that range from the new construction occurring in Hudson Yards and Midtown East, to the classic, staple buildings located along Park Avenue and Plaza District.

Hudson Yards is an approximately 28-acre area on the far West Side of Manhattan, bounded by West 30th St., West 33rd Street, 10th Avenue and 12th Avenue. Hudson Yards is the cornerstone of the greater Hudson Yards District, which recently has been rezoned to accommodate nearly 40 million square feet of new mixed-use development. Due to the rezoning, the Hudson Yards District has the capacity to include approximately 26 million square feet of new office development, approximately 20,000 housing units, approximately three million square feet of hotel space, a public school, approximately two million square feet of retail space and more than 20 acres of public open space. The neighborhood transformation will be facilitated by the recently-completed extension of the No. 7 subway line from Grand Central Station, with the final station located immediately adjacent to the Hudson Yards site.

The 30 Hudson Yards Property is located in the Far West Side submarket of Manhattan. As of Q1 2019, the submarket was home to approximately 6.9 million square feet of commercial real estate space, with a vacancy rate of 2.4% and average asking rent of $119.03 PSF. The Far West Side submarket has transformed in recent years due to the establishment of the Hudson Yards development. This development has encompassed a variety of office buildings, residential buildings, retail stores and parks. Many office tenants have decided to relocate from Midtown to the Far West Side. As a result of the new developments, average asking rents increased approximately 18.5% throughout 2017 from $100.38 PSF as of Q1 2017 to $118.94 PSF as of Q4 2017. For the same time period, the average vacancy rate decreased from 20.7% as of Q1 2017 to 3.8% as of Q4 2017. Both average asking rent and the vacancy rate have slightly improved as of Q1 2019 at $119.03 PSF and 2.4%, respectively.

In order to compare contract rent at the 30 Hudson Yards Property with market standards, the appraiser adjusted the base rent to reflect the modified gross equivalent rent. The appraisal’s modified gross equivalent contract rent at the 30 Hudson Yards Property was $106.01 PSF, which includes contract rent of $75.00 PSF, real estate taxes of $13.85 PSF and operating expenses of $17.15 PSF. The appraisal determined a modified gross equivalent market rent at the 30 Hudson Yards Property of $100.00 PSF for floors 16 through 24, $110.00 PSF for floors 35 through 43 and $120.00 PSF for floors 44 through 51, for an overall average of $108.24 PSF. The WarnerMedia lease provides for an initial base rent of $75.00 PSF for all floors.

LOAN #1: 30 HUDSON YARDS

The following chart summarizes comparable office leases per the appraisal. Due to the lack of large single tenant building leases available in the marketplace, the appraiser identified comparable single-tenant and large headquarter leases within comparable properties that would directly compete with the WarnerMedia lease. The most comparable leases to the WarnerMedia lease are Deutsche Bank’s recent lease at Time Warner Center and Blackrock’s lease at 50 Hudson Yards:

Large Headquarter and Net Lease Comparables(1)

Property Name	Tenant Name	Lease Year	Term (mos.)	Tenant Size (SF)	Contract Net Rent PSF	Modified Gross Rent PSF	Free Rent (mos.)
30 Hudson Yards Property	WarnerMedia	2019	120	1,463,234	$75.00	$106.01	0
50 Hudson Yards	Blackrock	2017	264	847,081	$91.00	$128.50	21
1100 Avenue of the Americas	Bank of America	2018	240	357,940	NAP	$118.00	17
424 Fifth Avenue	WeWork	2018	240	697,029	$108.74	$129.97	12
One Columbus Circle	Deutsche Bank	2019	264	1,063,104	$73.01	$119.00	15
Total / Wtd. Avg.(2)			255	2,965,154	$88.41	$124.17	16

(1)	Source: Appraisal.

(2)	Total / Wtd. Avg. excludes the 30 Hudson Yards Property.

Summary of Comparable Office Leases (1)

Property Name	Tenant Name	Lease Year	Term (mos.)	Lease Type	Tenant Size (SF)	Base Rent PSF	Free Rent (mos.)
55 Hudson Yards	Apple	Feb-2019	135	Modified Gross	29,881	$104.00	12
520 Madison Avenue	Madison Realty Capital	Feb-2019	128	Modified Gross	19,000	$118.00	8
425 Park Avenue	Citadel	Jan-2019	150	Modified Gross	161,200	$178.27	14
1095 Avenue of the Americas	Lloyds Bank	Jan-2019	120	Modified Gross	34,846	$150.00	0
1114 Avenue of the Americas	Vinson & Elkins, LLP	Jan-2019	192	Modified Gross	76,497	$95.00	12
50 Hudson Yards	Confidential	Jan-2019	120	Modified Gross	400,000	$110.00	18
1 Vanderbilt Avenue	TD Securities	Dec-2018	198	Modified Gross	118,872	$130.00	18
55 Hudson Yards	Third Point	Nov-2018	120	Modified Gross	89,043	$130.00	13
1114 Avenue of the Americas	The Trade Desk	Nov-2018	144	Modified Gross	95,580	$139.00	12
441 Ninth Avenue	Peloton Interactive, LLC	Nov-2018	180	Modified Gross	312,000	$106.66	22.5
55 Hudson Yards	Vista Equity Partners	Nov-2018	192	Modified Gross	28,429	$104.00	13
1271 Avenue of the Americas	Bessemer Trust Company	Sep-2018	264	Modified Gross	236,631	$107.00	0
1 Vanderbilt Avenue	The Carlyle Group	July-2018	189	Modified Gross	95,367	$166.00	9
66 Hudson Boulevard	AllianceBernstein	May-2018	240	Modified Gross	186,226	$105.00	16
390 Madison Avenue	JP Morgan Chase	Mar-2018	128	Modified Gross	417,157	$94.40	20
Total / Wtd. Avg.			168		2,300,729	$116.14	15

(1)	Source: Appraisal.

■	The Borrower. The borrower is 30 HY WM Unit Owner LP, a single-purpose, single-asset entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 30 Hudson Yards Loan Combination. The sponsor of the borrower, 30 HY WM REIT Owner LP (the “Borrower Sponsor”), is a joint venture among RSA 30 HY WM LLC (the “Related Partner”), RFM Cactus NYSS 30HY Sub LLC (the “ASRS/Related JV”), Allianz U.S. Private REIT LP (“Allianz REIT”) and APKV US Private REIT LP (“APKV REIT”). The Related Partner holds 1.01% direct equity interest of the Borrower Sponsor, ASRS/Related JV holds 49.99% direct equity interest of the Borrower Sponsor, APKV REIT holds 4.9% direct equity interest of the Borrower Sponsor, and Allianz REIT holds 44.1% direct equity interest of the Borrower Sponsor. The 30 Hudson Yards Loan Combination is recourse to the borrower, and there is no separate recourse guarantor.

The Related Companies, L.P. (“Related”) is a privately owned real estate firm in the United States. Founded by Stephen M. Ross in 1972, Related is a fully integrated, highly diversified company with experience in development, acquisition, management, finance, marketing and sales. Headquartered in New York City, Related has offices and major developments in Boston, Chicago, Los Angeles, San Francisco, South Florida, Washington, DC and London, and has a team of approximately 4,000 professionals.

Arizona State Retirement System (“ASRs”) is a state agency that administers a pension plan, long term disability plan, retiree health insurance plans and other benefits to qualified government workers for the state of Arizona. More than a half-million of Arizona’s public servants belong to the ASRS, which encompasses state employees, the three state universities, community college districts, school districts and charter schools, all 15 counties, most cities and towns, and a variety of political subdivisions, such as fire and water districts.

LOAN #1: 30 HUDSON YARDS

Allianz is a European financial services company headquartered in Munich, Germany with core businesses in insurance and asset management. As of year-end 2018, the Allianz had approximately €1,961 billion of assets under management. In the United States, investment advisory services are provided by AllianzGlobal Investors Capital, Allianz Global Investors Solutions and PIMCO.

■	Escrows. The 30 Hudson Yards Loan Combination did not require upfront reserves.

During a Trigger Period (as defined below), the borrower is required to fund the following reserves with respect to the 30 Hudson Yards Loan Combination: (i) a tax reserve in an amount equal to 1/12th of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period, (ii) if an acceptable blanket policy is not in place, an insurance reserve in an amount equal to 1/12th of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period, (iii) a replacement reserve in an amount equal to 1/12th of $0.20 PSF and (iv) a condominium reserve in an amount equal to 1/12th of the amount that the lender estimates will be necessary to pay common charges over the then succeeding 12-month period.

In addition, regardless of whether a Trigger Period exists, on each payment date from and after July 6, 2024 capital expenditure reserves will be required in a monthly amount equal to 1/12th of $0.20 PSF.

■	Lockbox and Cash Management. The 30 Hudson Yards Loan Combination is structured with a hard lockbox and springing cash management. During the continuance of a Trigger Period, the borrower is required to send tenant direction letters to all tenants of the 30 Hudson Yards Property instructing them to deposit all rents and other payments into the lockbox account controlled by the lender, and any funds received by the borrower or the property manager are required to be immediately deposited in the lockbox account. During a Trigger Period, all funds in the lockbox account are required to be transferred on each business day into a cash management account established for the sole and exclusive benefit of the lender, and applied to all required payments and reserves as set forth in the 30 Hudson Yards Loan Combination documents, and all property costs and expenses contained in the lender-approved budget, and thereafter, minimum distributions to holders of preferred shares issued by the REIT in a maximum amount not to exceed $100,000 per annum and all property costs and expenses contained in the lender-approved budget, and thereafter, minimum distributions to holders of preferred shares issued by the REIT in a maximum amount not to exceed $100,000 per annum, with any excess funds being held by the lender in a lease sweep reserve or cash collateral account, as applicable, as additional collateral for the 30 Hudson Yards Loan Combination. Under certain circumstances and for limited purposes described in the 30 Hudson Yards Loan Combination documents, the borrower may request disbursements of such excess cash flow.

A “Trigger Period” means a period during which (A) commencing upon the earliest to occur of (i) an event of default under the 30 Hudson Yards Loan Combination documents, (ii) the debt yield falling below 6.50% for any calendar quarter (“Low Debt Yield Trigger”), or (iii) a Lease Sweep Period (as defined below) and (B) expiring upon (x) with respect to a Trigger Period which commenced in connection with clause (i) above, the cure, if applicable, of such event of default, (y) with respect to a Trigger Period which commenced in connection with clause (ii) above, the debt yield being equal to or greater than 6.50% for two consecutive calendar quarters, and (z) with respect to a Trigger Period which commenced in connection with clause (iii) above, such Lease Sweep Period is cured as described below. In addition, the borrower has the right to cure a Low Debt Yield Trigger by delivering cash collateral or an acceptable letter of credit to the lender in an amount that, if applied to reduce the outstanding principal balance of the 30 Hudson Yards Loan Combination, would cause the debt yield test to be satisfied.

Notwithstanding the foregoing, so long as the WarnerMedia lease remains in full force and effect, then in the event the debt yield falls below the Low Debt Yield Trigger as a result of the WarnerMedia tenant’s exercise of its contraction right with respect to any Contraction Space, the foregoing minimum debt yield requirement and cash flow sweep upon a Low Debt Yield Trigger will not apply until such time as the debt yield has increased to (or above) the Low Debt Yield Trigger (in which event, and thereafter, the minimum debt yield requirement, and cash flow sweep upon a Low Debt Yield Trigger, will again be applicable). Any letters of credit provided as outlined above or as otherwise outlined herein will be subject to an aggregate cap of 10% of the loan amount and other criteria to be set forth in the 30 Hudson Yards Loan Combination documents.

LOAN #1: 30 HUDSON YARDS

A “Lease Sweep Period” will occur upon or during (a) a bankruptcy, insolvency or similar events of the Major Tenant (as defined below) or lease guarantor, (b) failure to pay base rent or other material monetary or material nonmonetary defaults by a Major Tenant under its Major Lease (as defined below) beyond all notice and cure periods thereunder, (c) the Major Tenant going dark (i.e. ceases operations at its leased premises with respect to a portion of its leased premises such that the Major Tenant is no longer operating 800,000 rentable square feet (less contraction space that has been relet)), with subleases not counting as dark space except during the last two years of the term of the 30 Hudson Yards Loan Combination, (d) notice of (or actual) termination, cancellation, surrender, contraction of a portion of its leased premises such that the Major Tenant is no longer occupying 800,000 gross square feet or non-renewal of such Major Tenant’s lease, or (e) upon a decline in the credit rating of AT&T (or of any lease guarantor of a replacement tenant that has a rating of at least “BB-” at the time of replacement) below “BB-” or the equivalent by any of the rating agencies. For the avoidance of doubt, the exercise by the WarnerMedia tenant of its contraction option for all or any portion of the Contraction Space will not, in and of itself, constitute a Lease Sweep Period.

A Lease Sweep Period may be cured as follows: (i) with respect to any Lease Sweep Period, at such time as the borrower has reserved with the lender into the lease sweep reserve (or has delivered a letter of credit (satisfying criteria to be set forth in the 30 Hudson Yards Loan Combination documents) reasonably acceptable to the lender) an amount equal to $125 (or, if the only Lease Sweep Period is pursuant to clause (e) above, $50 or, if the only Lease Sweep Period is pursuant to clause (c) above, $87) per rentable square foot of the applicable lease sweep, (ii) in the case of a Lease Sweep Period under clause (a), (1) if the Major Tenant became subject to a bankruptcy proceeding, (A) the Major Lease has been assumed (but not assigned) by the Major Tenant without any negative material change in the economics, scope or duration of such Major Lease and a plan of reorganization has been confirmed as to the Major Tenant and the effective date of such plan of reorganization has occurred or (B) the assignment and assumption of the Major Lease by an unaffiliated third party assignee pursuant to an assignment approved in the bankruptcy proceeding by non-appealable court order and execution of a guaranty by a replacement guarantor; and (2) if the guarantor under the Major Lease became subject to a bankruptcy proceeding, (A) the Major Lease has remained in effect and no base rent default or material monetary or material non-monetary default has occurred and is continuing (other than a bankruptcy of the Major Tenant, provided in such case, clause (1) above will also apply), and a plan of reorganization has been confirmed as to the guarantor of the Major Lease and the effective date of such plan of reorganization has occurred (and, if applicable, clause (1)(B) above has been satisfied) or (B) the assignment and assumption of the Major Lease by an unaffiliated third party assignee pursuant to an assignment approved in the bankruptcy proceeding by non-appealable court order and execution of a guaranty by a replacement guarantor, (iii) in the case of a Lease Sweep Period under clause (b), a cure by the Major Tenant of the applicable default under its Major Lease, (iv) in the case of a Lease Sweep Period under clause (c), the Major Tenant is once again operating at least 800,000 rentable square feet of its leased premises (less contraction space that has been relet), which will include subleased space except during the last two years of the term of the 30 Hudson Yards Loan Combination or (v) in the case of a Lease Sweep Period under clauses (c) or (d), (x) the borrower’s re-leasing of the affected portion of the leased premises (or 95% of such affected portion if the contraction option has not been exercised by WarnerMedia tenant) pursuant to qualified leases and (y) the completion and payment in full of all tenant improvements, leasing commissions, leasing costs and other landlord obligations of an inducement nature with respect to such leases, all free and abated rent periods will have expired and full rent thereunder commenced (or either (A) sufficient reserves therefor have been escrowed with the lender or (B) the borrower has delivered a letter of credit to the lender (satisfying criteria to be set forth in the 30 Hudson Yards Loan Combination documents) reasonably acceptable to the lender to secure the payment of such costs and free or abated rent).

As used herein, (i) “Major Lease” means the WarnerMedia lease, and any replacement Lease covering all or substantially all of the space currently demised under the WarnerMedia lease (which, for this purpose, if the Contraction Option is exercised, will not include any tenant under a lease with respect to the Contraction Space, and (ii) “Major Tenant” will mean a tenant under a Major Lease.

■	Property Management. The 30 Hudson Yards Property is self-managed by WarnerMedia or an affiliate thereof. If WarnerMedia is no longer managing the 30 Hudson Yards Property, the borrower is required to cause the 30 Hudson Yards Property to be managed by a qualified property manager, as defined in the 30 Hudson Yards Loan Combination documents).

LOAN #1: 30 HUDSON YARDS

■	Current Mezzanine or Secured Subordinate Indebtedness. The 30 Hudson Yards Loan Combination consists of 29 pari passu senior notes with an aggregate initial principal balance of $1,120,000,000 and three junior notes, with an aggregate initial principal balance of $310,000,000. Based on the total combined debt of $1,430,000,000, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NCF and Debt Yield Based on Underwritten NOI are illustrated below:

Financial Information

	30 Hudson Yards Senior Notes	30 Hudson Yards Loan Combination
Cut-off Date Balance	$1,120,000,000	$1,430,000,000
Cut-off Date LTV Ratio	50.9%	65.0%
Maturity Date LTV Ratio	50.9%	65.0%
DSCR Based on Underwritten NCF	3.45x	2.51x
Debt Yield Based on Underwritten NOI	10.9%	8.5%

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	IDA / PILOT. The borrower leases the 30 Hudson Yards Property to the New York City Industrial Development Agency (the “Agency”) pursuant to a lease (the “Company Lease”), and the Agency subleases the 30 Hudson Yards Mortgaged Property back to the borrower (the “Agency Lease”) (the Company Lease and Agency Lease, collectively the “IDA Leases”). The benefits of this lease structure to the borrower are a mortgage recording tax exemption and real property tax abatements. As such, the borrower pays installment payments in lieu of real estate taxes as the rent under the Agency Lease (the “PILOT Payments”). In order for the PILOT Payments to achieve the same priority as would real estate tax payments (i.e., ahead of any mortgage or other lien), the borrower (with the Agency as holder of the leasehold under the Company Lease) provided mortgages in favor of the Hudson Yards Infrastructure Corporation, a not-for-profit local development corporation (“HYIC”) to secure the PILOT Payments (collectively, the “PILOT Mortgage”). The HYIC has issued Hudson Yards revenue bonds for which the PILOT Payments are used to repay the bondholders. The term of the IDA Leases runs to June 30, 2044 (such period, the “Initial Term”), with annual automatic extensions thereof for a term of one year, unless within 60 days preceding the expiration of the current term the Agency provides written notice of termination to the borrower (such date, the “Expiration Date”); provided that after the Initial Term the IDA Leases will automatically terminate within 60 days after the repayment in full or defeasance of any Hudson Yards revenue bonds issued by HYIC for which an assignment of the PILOT amount payable under the Agency Lease is used to repay the bondholders.

■	Terrorism Insurance. Terrorism coverage is provided by a stand-alone policy that provides coverage for terrorism in an amount equal to the full replacement cost of the 30 Hudson Yards Property, with limits of $5.5 billion per occurrence and in the aggregate, subject to a $100,000 deductible. Business interruption is provided for an actual loss sustained basis up to the full policy limit for a period of 36 months plus an additional 12-month extended period of indemnity. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #2: Millennium park plaza

LOAN #2: Millennium park plaza

LOAN #2: Millennium park plaza

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Chicago, Illinois	Cut-off Date Principal Balance(2)		$70,000,000
Property Type	Mixed Use	Cut-off Date Principal Balance per SF(1)		$374.94
Size (SF)	560,083	Percentage of Initial Pool Balance		5.5%
Total Occupancy as of 5/31/2019	99.2%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/31/2019	99.2%	Type of Security		Fee Simple
Year Built / Latest Renovation	1982 / 2015	Mortgage Rate		3.66000%
Appraised Value	$319,000,000	Original Term to Maturity (Months)		120
Appraisal Date	6/10/2019	Original Amortization Term (Months)		NAP
Borrower Sponsor	Donal P. Barry, Sr.	Original Interest Only Period (Months)		120
Property Management	Millennium Park Living, Inc.	First Payment Date		9/6/2019
		Maturity Date		8/6/2029

Underwritten Revenues	$22,411,024
Underwritten Expenses	$6,752,423	Escrows
Underwritten Net Operating Income (NOI)	$15,658,602		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$15,647,202	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	65.8%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	65.8%	Replacement Reserves	$1,000,000	$0
DSCR Based on Underwritten NOI / NCF(1)	2.01x / 2.01x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	7.5% / 7.5%	Other(3)	$77,030	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$210,000,000	99.7%	Loan Payoff	$206,691,937	98.1%
Principal’s New Cash Contribution	609,705	0.3	Origination Costs	2,840,738	1.3
			Reserves	1,077,030	0.5

Total Sources	$210,609,705	100.0%	Total Uses	$210,609,705	100.0%

(1)	Calculated based on the aggregate outstanding balance of the Millennium Park Plaza Loan Combination.

(2)	The Cut-off Date Principal Balance of $70,000,000 represents the controlling note A-1 of the $210,000,000 Millennium Park Plaza Loan Combination evidenced by four pari passu notes. See “—The Mortgage Loan” below.

(3)	Other reserve represents an unfunded obligations reserve for two tenants.

■	The Mortgage Loan. The mortgage loan (the “Millennium Park Plaza Loan”) is part of a loan combination (the “Millennium Park Plaza Loan Combination”) consisting of four pari passu promissory notes (note A-1, note A-2, note A-3 and note A-4) with an aggregate original principal balance of $210,000,000 and is secured by fee simple interest in a 38-story, multifamily, office and retail tower located in Chicago, Illinois (the “Millennium Park Plaza Property”). The Millennium Park Plaza Loan, evidenced by controlling note A-1, has an outstanding principal balance as of the Cut-off Date of $70,000,000 and represents approximately 5.5% of the Initial Pool Balance. The related pari passu companion loans, evidenced by the non-controlling note A-2, note A-3 and note A-4 are currently held by Goldman Sachs Bank USA and are expected to be contributed to one or more future securitization transactions.

The Millennium Park Plaza Loan Combination was originated by Goldman Sachs Bank USA on July 19, 2019. The Millennium Park Plaza Loan Combination has an interest rate of 3.66000% per annum. The borrower utilized the proceeds of the Millennium Park Plaza Loan Combination to refinance the existing debt, fund upfront reserves, and pay origination costs.

The Millennium Park Plaza Loan Combination had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Millennium Park Plaza Loan Combination requires interest-only payments during its term. The scheduled maturity date of the Millennium Park Plaza Loan Combination is August 6, 2029. The Millennium Park Plaza Loan Combination may be voluntarily prepaid in whole (but not in part) beginning on February 6, 2029. Partial prepayments are also permitted in connection with curing a Millennium Park Plaza Trigger Period as described below under “—Escrows”. In addition, provided that no event of default under the Millennium Park Plaza Loan Combination is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first payment date following the earlier of (a) the second anniversary of the closing date of the securitization into which the last piece of the Millennium Park Plaza Loan Combination is deposited or (b) July 19, 2022.

LOAN #2: Millennium park plaza

The table below summarizes the promissory notes that comprise the Millennium Park Plaza Loan Combination. The relationship between the holders of the Millennium Park Plaza Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The Serviced Pari Passu Loan Combinations” in the Preliminary Prospectus.

Loan Contribution Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$70,000,000	$70,000,000	CGCMT 2019-GC41	Yes
Notes A-2, A-3 and A-4	140,000,000	140,000,000	Goldman Sachs Bank USA(1)	No
Total	$210,000,000	$210,000,000

(1)	Notes A-2, A-3 and A-4 are currently held by Goldman Sachs Bank USA and are expected to be contributed to one or more future securitization transactions.

■	The Mortgaged Property. The Millennium Park Plaza Property is a 38-story, multifamily, office and retail tower located in Chicago, Illinois. The components of the Millennium Park Plaza Property are divided as follows: multifamily (557 units), office (85,017 SF) and retail (18,450 SF). Located at 151-155 North Michigan Avenue in The Loop submarket of Chicago, Illinois, the Millennium Park Plaza Property sits at the intersection of Michigan Avenue and Randolph Street. The Millennium Park Plaza Property was originally developed in 1982 and the sponsor has owned the asset since 2004.

The residential component of the Millennium Park Plaza Property includes a mix of studios and one, two, and three-bedroom units ranging in size from 304 to 1,300 SF. As of May 31, 2019, the Millennium Park Plaza Property was 99.2% occupied.

The Millennium Park Plaza Property features an amenity package that includes a renovated fitness center with locker rooms, an indoor pool on the 38th floor, a rooftop deck, a business center, a tenant lounge, and a concierge service. The Millennium Park Plaza Property has an underground parking garage that offers valet parking and includes 200 parking stalls.

The Millennium Park Plaza Property sits in the Chicago CBD, which is known as The Loop, with close proximity to retail and office offerings. Situated at the Northwest corner of Millennium Park, the Millennium Park Plaza Property location allows for some multifamily units to have unobstructed views of Millennium Park. The Millennium Park Plaza Property offers close proximity to the Magnificent Mile, the Chicago River, the State Street shopping district, Millennium Station and the downtown subway loop.

The following table presents certain information relating to the multifamily units and rent at the Millennium Park Plaza Property:

Unit Mix(1)

Unit Type	# of Units	Total SF	Average SF per Unit	Monthly UW Rent per Unit
1 Bedroom	263	176,209	670	$1,834
2 Bedroom	125	122,845	983	2,665
3 Bedroom	103	125,440	1,218	3,373
Studio	66	32,122	487	1,648
Total / Wtd. Avg.	557	456,616	820	2,283

(1)	As provided by the borrower per the underwritten rent roll dated May 31, 2019.

LOAN #2: Millennium park plaza

The following table presents certain information relating to the major retail and office tenants (of which, certain tenants may have co-tenancy provisions) at the Millennium Park Plaza Property:

Ten Largest Retail and Office Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
Ferrero USA Inc.(3)	NR / NR / NR	2,785	2.7%	$603,867	9.8%	$216.83	5/31/2027	2, 5-year options
Centurylink, Inc.	BB / B2 / BB	9,558	9.2	502,200	8.1	52.54	Various(4)	1, 5-year option
Broadwing Communications	NR / NR / NR	6,000	5.8	428,040	6.9	71.34	7/31/2019	None
Stan’s Donuts	NR / NR / NR	2,058	2.0	353,600	5.7	171.82	5/31/2027	2, 5-year options
Nandos of Michigan Ave LLC	NR / NR / NR	4,055	3.9	305,000	4.9	75.22	10/31/2032	3, 5-year options
GPS Millennium Park LLC Garrett Popcorn	NR / NR / NR	1,540	1.5	261,482	4.2	169.79	10/31/2024	2, 5-year options
PB Restaurants LLC	NR / NR / NR	1,476	1.4	198,492	3.2	134.48	12/31/2024	2, 5-year options
Angelini Ori Abate Law	NR / NR / NR	3,900	3.8	142,679	2.3	36.58	11/30/2025	None
Hat World, Inc.	NR / NR / NR	809	0.8	141,443	2.3	174.84	12/31/2024	2, 5-year options
Davids Tea (USA), Inc.	NR / NR / NR	877	0.8	141,113	2.3	160.90	Various(5)	None
Largest Tenants		33,058	32.0%	$3,077,915	49.9%	$93.11
Remaining Owned Tenants		65,740	63.5	3,085,496	50.1	53.40
Vacant Spaces (Owned Space)		4,669	4.5	0	0.0	0.00
Totals / Wtd. Avg. Tenants		103,467	100.0%	$6,163,411	100.0%	$59.57

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	UW Base Rent $ per SF includes tenants that do not have any associated SF.

(3)	Ferrero USA Inc. has the right to terminate its lease after May 31, 2020 with three months’ notice and a payment of a termination fee.

(4)	Centurylink, Inc. leases 430 SF of office space scheduled to expire on July 31, 2023 and 9,128 SF of office space scheduled to expire on September 30, 2023.

(5)	Davids Tea (USA), Inc. leases 777 SF of retail space scheduled to expire on November 30, 2024 and 100 SF of office space scheduled to expire on October 31, 2021.

The following table presents certain information relating to the lease rollover schedule for the Millennium Park Plaza Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	10,552	10.2%	10.2%	$362,391	5.9%	$34.34	21
2019	13,187	12.7	22.9%	875,256	14.2	66.37	29
2020	17,282	16.7	39.6%	822,543	13.3	47.60	37
2021	8,148	7.9	47.5%	348,399	5.7	42.76	16
2022	15,186	14.7	62.2%	775,127	12.6	51.04	18
2023	15,448	14.9	77.1%	757,920	12.3	49.06	8
2024	6,197	6.0	83.1%	816,629	13.2	131.78	6
2025	3,900	3.8	86.9%	142,679	2.3	36.58	1
2026	0	0.0	86.9%	0	0.0	0.00	0
2027	4,843	4.7	91.6%	957,467	15.5	197.70	2
2028	0	0.0	91.6%	0	0.0	0.00	0
2029	0	0.0	91.6%	0	0.0	0.00	0
2030 & Thereafter	4,055	3.9	95.5%	305,000	4.9	75.22	1
Vacant	4,669	4.5	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	103,467	100.0%		$6,163,411	100.0%	$59.57	139

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

(2)	UW Base Rent $ per SF includes tenants that do not have any associated SF.

The following table presents certain information relating to the units and rent at the Millennium Park Plaza Property:

Historical Leased %(1)

2016	2017	2018	As of 5/31/2019
99.0%	97.8%	97.4%	99.2%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

LOAN #2: Millennium park plaza

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Millennium Park Plaza Property:

Cash Flow Analysis(1)

	2016		2017		2018		TTM (5/31/2019)		Underwritten(2)		Underwritten $ per SF
Effective Rental Revenue	$14,294,293		$14,499,950		$15,294,647		$14,972,622		$15,260,112		$27.25
Retail Income	693,788		1,293,179		1,586,708		2,018,496		2,073,872		3.70
Office Income	2,357,420		2,446,628		2,466,636		2,540,208		2,667,207		4.76
Telecom Income	1,376,674		1,402,323		1,488,043		1,710,226		1,456,707		2.60
Miscellaneous Revenue	754,502		767,780		939,866		953,126		953,126		1.70
Total Other Revenue	$5,182,384		$5,909,910		$6,481,253		$7,222,056		$7,150,912		$12.77
Effective Gross Revenue	$19,476,677		$20,409,860		$21,775,900		$22,194,678		$22,411,024		$40.01

Total Operating Expenses	5,920,924		6,198,041		6,410,039		6,549,845		6,752,423		12.06

Net Operating Income	$13,555,753		$14,211,819		$15,365,861		$15,644,833		$15,658,602		$27.96
Upfront Replacement Reserve	0		0		0		0		(100,000)		(0.18)
Replacement Reserves	0		0		0		0		111,400		0.20
Net Cash Flow	$13,555,753		$14,211,819		$15,365,861		$15,644,833		$15,647,202		$27.94

Occupancy	99.0%		97.8%		97.4%		99.2%		99.3%
NOI Debt Yield(3)	6.5%		6.8%		7.3%		7.4%		7.5%
NCF DSCR(3)	1.74	x	1.82	x	1.97	x	2.01	x	2.01	x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of May 31, 2019 and contractual rent steps through July 31, 2020.

(3)	Calculated based on the aggregate outstanding balance of the Millennium Park Plaza Loan Combination.

■	Appraisal. According to the appraisal, the Millennium Park Plaza Property had an “as-is” appraised value of $319,000,000 as of June 10, 2019.

Appraisal Approach(1)	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$315,000,000	N/A	4.75%

(1)	Based on the “as-is” appraised value.

■	Environmental Matters. According to a Phase I environmental report, dated June 11, 2019, there are no recognized environmental conditions or recommendations for further action at the Millennium Park Plaza Property other than to develop and implement an asbestos operations and maintenance plan.

■	Market Overview and Competition. According to the appraisal, the Millennium Park Plaza Property is located in downtown Chicago in The Loop neighborhood. The Loop is the CBD and the financial center of the downtown Chicago market area. It is the second largest CBD in the U.S. after Midtown Manhattan and contains numerous corporate headquarters. It is also home to many of Chicago’s attractions, including the downtown Chicago theater district, the Field Museum, Grant Park, Buckingham Fountain, The Art Institute of Chicago, and Millennium Park. The Loop, along with the adjacent West Loop and South Loop neighborhoods, comprise the primary employment center in the Chicago market area. The aggregated Loop area as a whole contains approximately 150 million square feet of office space.

According to the appraisal, as the Chicago CBD has transformed into a 24-hour environment, The Loop has experienced a resurgence in the construction of new multifamily towers, retailers, restaurants, theaters, and hotels. This in turn has attracted new renters to the area seeking a diverse amenity base in addition to proximity to employment. The Loop has historically been the business center of the city of Chicago, which in turn, has promoted the financial stability of the market. The Millennium Park Plaza Property is located proximate to the Daley Center, City Hall, the State of Illinois Courthouse, and the Thompson Center/State of Illinois Building. Furthermore, the Millennium Park Plaza Property is located along North Michigan Avenue, which offers a concentration of retailers and draws numerous tourists through the corridor.

LOAN #2: Millennium park plaza

Chicago Apartment Market: As of first quarter 2019, the Chicago Apartment market contains 484,506 rental units in 2,447 buildings, located in 25 submarkets. The Millennium Park Plaza Property is located in The Loop submarket, which represents 4.3% of the total inventory in the broader market.

As of first quarter 2019, the overall vacancy rate for the region was 4.8%, while The Loop submarket has a current vacancy rate of 7.3%. The Millennium Park Plaza Property dates from the 1980s and the rental rates at the property are dramatically lower than those quoted at the new Class A luxury towers in the market. As a result, the Millennium Park Plaza Property pulls from a different renter pool than the new Class A properties, thereby sheltering it from the impact of the new development. The average quoted rental rate for all types of space within the region is $1,443 per month, while The Loop submarket has an average asking rental rate of $2,269 per month. The Loop submarket has the second highest rent in the Chicago CBSA market.

Chicago CBD Office Market: The Chicago-Naperville-Joliet Core Based Statistical Area (the “Chicago CBSA”), which ranks second nationally in total office inventory behind New York, contains nearly 233.5 million SF of office space. Historically, the Chicago CBSA has been considered the business center of the Midwest attracting many corporate headquarters operations and regional branches. As a transportation, banking and investment hub, and research and educational center, a wide spectrum of business disciplines evolved in the region to create a critical mass of business-to-business activity.

Chicago Retail Market: The Millennium Park Plaza Property is located within Chicago’s East Loop retail submarket, one of the top retail submarkets in the Chicago MSA. According to the appraisal, the Chicago CBSA retail market totals 560.7 million SF of retail space in 45,416 buildings. The current vacancy rate is 6.0% and the average rent is $19.10 PSF, triple-net. The East Loop submarket totals 1,687,736 SF in 30 buildings. The submarket exhibits a vacancy rate of 4.6% and average rental rate of $37.08 PSF, triple-net. In comparison to the Chicago CBSA retail market, East Loop exhibits a lower vacancy, and the area commands significantly higher rents.

The following table presents certain information relating to the primary competition for the Millennium Park Plaza Property:

Competitive Set(1)

	Millennium Park Plaza(2)	200 Squared	420 East Ohio	Lake Shore Plaza	McClurg Court	Columbus Plaza
Address	151-155 North Michigan Avenue	210 N Wells Street	420 E Ohio Street	445 E Ohio Street	333 E Ontario Street	233 E Wacker Drive
City, State	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL
Year Built	1982	1964	1990	1986	1972	1980
Multifamily Units	557	329	263	567	1,061	534
Studio Rent Per Month	$1,648	$1,849	$2,007	$1,616	$1,784	$1,690
One-Bedroom Rent Per Month	$1,834	$2,249	$2,202	$1,624	$1,955	$1,712
Two-Bedroom Rent Per Month	$2,665	$2,798	$3,071	$2,100	$3,042	$2,973
Three-Bedroom Rent Per Month	$3,373	NAP	$4,241	NAP	NAP	$3,125

(1)	Source: Appraisal.

(2)	As provided by the borrower per the underwritten rent roll dated May 31, 2019.

■	The Borrower. The borrower is Millennium Park Plaza I LLC, a Delaware limited liability company. The borrower sponsor and non-recourse carveout guarantor is Donal P. Barry, Sr., the co-founder and president of BJB Partners.

BJB Partners is a family-owned investment management company that offers an extensive range of investment services, including the acquisition, renovation, and repositioning of vintage, multifamily properties throughout the Chicago metropolitan area. BJB Partners’ portfolio consists of approximately $1.7 billion in assets held in over 80 properties, which comprise more than 6,000 apartment units, 200,000 square feet of retail and commercial uses, and over 200,000 square feet of top-class office space.

■	Escrows. On the origination date, the borrower funded (i) an unfunded obligations reserve in the amount of $77,030 for free rent attributable to two tenants and (ii) a capital expenditures reserve in the amount of $1,000,000.

On each due date during a Millennium Park Plaza Trigger Period, the borrower will be required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the property taxes and insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months, unless in the case of insurance premiums, the borrower is maintaining a blanket policy and no event of default is continuing; (ii) a capital expenditures reserve in the amount of $9,283.33; and (iii) a tenant improvements and leasing commissions reserve in the amount of $12,933.42.

LOAN #2: Millennium park plaza

A “Millennium Park Plaza Trigger Period” means each period commencing when the debt yield (as calculated under the loan documents), determined as of the first day of any fiscal quarter, is less than 6.00%, and ending when the debt yield (as calculated under the loan documents), determined as of the first day of a fiscal quarter thereafter is equal to or greater than 6.00%. If a Millennium Park Plaza Trigger Period is in effect or would be in effect as a result of the debt yield being less than 6.00%, then the borrower may avoid the commencement of a Millennium Park Plaza Trigger Period or end a Millennium Park Plaza Trigger Period by either (x) prepaying a portion of the Millennium Park Plaza Loan Combination (together with any applicable yield maintenance premium) such that the resulting debt yield after application of such prepayment exceeds 6.00% or (y) delivering to the lender, as additional collateral, (the “Debt Yield Collateral”), cash or cash equivalents satisfactory to the lender in an amount (the “Debt Yield Cure Amount”) that when subtracted from the outstanding principal balance would result in a debt yield that exceeds 6.00%. Thereafter, if the Debt Yield Cure Amount as of the last day of any fiscal quarter exceeds the aggregate amount of the Debt Yield Collateral held by the lender, then a Millennium Park Plaza Trigger Period will commence unless the borrower increases the amount of the Debt Yield Collateral to the then current Debt Yield Cure Amount. Provided that no event of default is then continuing, following written request from the borrower, the lender is required to return the Debt Yield Collateral when the debt yield, determined as of the first day of a fiscal quarter thereafter, exceeds 6.00% without reducing the aggregate outstanding principal amount of the Millennium Park Plaza Loan Combination by the amount of such Debt Yield Collateral.

■	Lockbox and Cash Management. The Millennium Park Plaza Loan Combination is structured with a soft lockbox (except with respect to the commercial and retail tenants, for which a hard lockbox is in place) and springing cash management. The borrower was required to deliver tenant direction letters instructing all commercial and retail tenants to deposit rents into a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the Millennium Park Plaza Property and all other money received by the borrower or the property manager with respect to the Millennium Park Plaza Property (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account within one business day of receipt thereof. On each business day that no Millennium Park Plaza Trigger Period or event of default under the Millennium Park Plaza Loan Combination is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day during a Millennium Park Plaza Trigger Period or during the continuance of an event of default under the Millennium Park Plaza Loan Combination, all funds in the lockbox account are required to be swept into the cash management account.

During the continuance of a Millennium Park Plaza Trigger Period or, at the lender’s discretion, during the continuance of an event of default under the Millennium Park Plaza Loan Combination, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the Millennium Park Plaza Loan Combination.

■	Property Management. The Millennium Park Plaza Property is currently managed by Millennium Park Living, Inc. Under the Millennium Park Plaza Loan Combination documents, the Millennium Park Plaza Property is required to be managed by Millennium Park Living, Inc. or any other management company reasonably approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the borrower (or selected by the lender in the event of an event of default under the Millennium Park Plaza Loan Combination or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction), subject to the lender’s reasonable approval (i) during the continuance of an event of default under the Millennium Park Plaza Loan Combination, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Millennium Park Plaza Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #3: usaa office portfolio

LOAN #3: usaa office portfolio

LOAN #3: usaa office portfolio

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	4	Loan Seller		GSMC
Location (City/State)	Various / Various	Cut-off Date Principal Balance(2)		$62,400,000
Property Type	Office	Cut-off Date Principal Balance per SF(1)		$274.99
Size (SF)	881,490	Percentage of Initial Pool Balance		4.9%
Total Occupancy as of 8/6/2019	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 8/6/2019	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / NAP	Mortgage Rate		3.3700%
Appraised Value	$380,000,000	Original Term to Maturity (Months)		121
Borrower Sponsor	JDM Real Estate Funds, LLC	Original Amortization Term (Months)		NAP
Property Management	Tenant Managed	Original Interest Only Period (Months)		121
		First Payment Date		8/6/2019
		Final Maturity Date		8/6/2029

Underwritten Revenues	$31,543,524
Underwritten Expenses	$7,885,881	Escrows
Underwritten Net Operating Income (NOI)	$23,657,643		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$23,481,345	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	63.8%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	63.8%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	2.86x / 2.84x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	9.8% / 9.7%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$242,400,000	64.6%	Purchase Price	$375,000,000	99.9%
Principal's New Cash Contribution	132,983,640	35.4	Origination Costs	383,640	0.1

Total Sources	$375,383,640	100.0%	Total Uses	$375,383,640	100.0%

(1)	Calculated based on the aggregate outstanding balance of the USAA Office Portfolio Loan Combination. See “—The Mortgage Loan” below.

(2)	The Cut-off Date Principal Balance of $62,400,000 represents the controlling note A-1 of the USAA Office Portfolio Loan Combination evidenced by five pari passu notes. See “—The Mortgage Loan” below.

■	The Mortgage Loan. The mortgage loan (the “USAA Office Portfolio Loan”) is part of a loan combination (the “USAA Office Portfolio Loan Combination”) consisting of five pari passu promissory notes (note A-1, note A-2, note A-3, note A-4 and note A-5) with an aggregate original principal balance of $242,400,000 and is secured by a first mortgage and deed of trust encumbering the borrowers’ respective fee simple interests in a portfolio of four office properties located in Plano, Texas and Tampa, Florida (the “USAA Office Portfolio Properties”). The USAA Office Portfolio Loan, evidenced by controlling note A-1, has an outstanding principal balance as of the Cut-off Date of $62,400,000 and represents approximately 4.9% of the Initial Pool Balance. The related pari passu companion loans, evidenced by the non-controlling note A-2, note A-3, note A-4 and note A-5 are currently held by Goldman Sachs Bank USA and are expected to be contributed to one or more future securitization transactions.

The USAA Office Portfolio Loan Combination was originated by Goldman Sachs Bank USA on July 2, 2019. The USAA Office Portfolio Loan Combination has an interest rate of 3.3700% per annum. The borrowers utilized the proceeds of the USAA Office Portfolio Loan Combination to acquire the USAA Office Portfolio Properties and pay origination costs.

The USAA Office Portfolio Loan Combination had an initial term of 121 months and has a remaining term of 120 months as of the Cut-off Date. The USAA Office Portfolio Loan Combination requires interest-only payments during its term. The scheduled maturity date of the USAA Office Portfolio Loan Combination is August 6, 2029. The USAA Office Portfolio Loan Combination may be voluntarily prepaid in whole (but not in part) beginning on July 6, 2020. Any voluntary prepayments prior to the payment date in May 2029, require a yield maintenance premium, which may be no less than 1% of the amount prepaid.

The table below summarizes the promissory notes that comprise the USAA Office Portfolio Loan Combination. The relationship between the holders of the USAA Office Portfolio Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The Serviced Pari Passu Loan Combinations” in the Preliminary Prospectus.

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$62,400,000	$62,400,000	CGCMT 2019-GC41	Yes
Notes A-2, A-3, A-4 and A-5	180,000,000	180,000,000	Goldman Sachs Bank USA(1)	No
Total	$242,400,000	$242,400,000

(1)	Notes A-2, A-3, A-4 and A-5 are currently held by Goldman Sachs Bank USA and are expected to be contributed to one or more future securitization transactions.

LOAN #3: usaa office portfolio

■	The Mortgaged Properties. The USAA Office Portfolio Properties are comprised of five office buildings under four leases that are each 100.0% leased to United Services Automobile Association (“USAA”), a financial services and insurance company, on a long term NNN lease with 3% annual escalations. The credit rating for USAA is AA and Aa1 by S&P and Moodys, respectively. The two buildings comprising Legacy Corporate Centre I & II are on the same lease, while each of the three other USAA Office Portfolio Properties is comprised of one building subject to its own individual lease. There are no termination or contraction options except in the case of a major casualty, and the USAA Office Portfolio Properties have a weighted average remaining lease term of 12.3 years as of the Cut-off Date.

—	Legacy Corporate Centre I & II and Legacy Corporate Centre III are located in the Upper Tollway/West Plano submarket of Plano, Texas. Legacy Corporate Centre I & II was constructed in 1999 and Legacy Corporate Centre III was constructed in 2019. These host one of USAA’s software and technology innovation centers.

—	Crosstown Center I and Crosstown Center II are located along the I-75 office corridor in Tampa, Florida. Crosstown Center I was built in 2015 and Crosstown Center II was built in 2018. Tampa serves as a strategic command center for USAA’s customer services operations.

The following table presents certain information relating to the USAA Office Portfolio Properties:

Portfolio Summary

Property Name	City	State	% of Allocated Loan Amount	Total GLA	Year Built	Appraised Value	UW NCF
Legacy Corporate Centre I & II	Plano	Texas	30.2%	238,926	1999	$114,824,056	$6,547,460
Crosstown Center I	Tampa	Florida	27.9	260,869	2015	106,065,678	6,610,104
Crosstown Center II	Tampa	Florida	24.8	236,550	2018	93,934,322	6,309,273
Legacy Corporate Centre III	Plano	Texas	17.2	145,145	2019	65,175,943	4,014,509
Totals			100.0%	881,490		$380,000,000	$23,481,345

Largest Tenant Based on Underwritten Base Rent(1)

Tenant Name – Property	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
USAA – Crosstown Center I	NR / Aa1 / AA	260,869	29.6%	$6,052,161	29.1%	$23.20	8/31/2030	2, 5-year options
USAA – Legacy Corporate Centre I & II	NR / Aa1 / AA	238,926	27.1	5,992,264	28.8	25.08	12/31/2029	2, 5-year options
USAA – Crosstown Center II	NR / Aa1 / AA	236,550	26.8	5,360,223	25.8	22.66	12/31/2033	2, 5-year options
USAA – Legacy Corporate Centre III	NR / Aa1 / AA	145,145	16.5	3,409,456	16.4	23.49	10/31/2033	2, 5-year options
Totals / Wtd. Avg. Tenants		881,490	100.0%	$20,814,104	100.0%	$23.61

(1)	Based on the underwritten rent roll dated August 6, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the USAA Office Portfolio Properties based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027	0	0.0	0.0%	0	0.0	0.00	0
2028	0	0.0	0.0%	0	0.0	0.00	0
2029	238,926	27.1	27.1%	5,992,264	28.8	25.08	1
2030 & Thereafter	642,564	72.9	100.0%	14,821,840	71.2	23.07	3
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	881,490	100.0%		$20,814,104	100.0%	$23.61	4

(1)	Calculated based on approximate square footage occupied by the sole tenant.

LOAN #3: usaa office portfolio

The following table presents certain information relating to historical occupancy at the USAA Office Portfolio Properties:

Historical Leased %(1)

As of 8/6/2019
100.0%

(1)	Historical leasing information is not available as the USAA Office Portfolio Properties were recently acquired at origination.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the USAA Office Portfolio Properties:

Cash Flow Analysis(1)

	Underwritten(2)	Underwritten $ per SF
Base Rental Revenue	$20,814,104	$23.61
Contractual Rent Steps	5,075,757	5.76
Total Reimbursement Revenue	6,939,575	7.87
Gross Revenue	$32,829,436	$37.24
Vacancy Loss	(1,285,912)	(1.46)
Effective Gross Revenue	$31,543,524	$35.78

Total Operating Expenses	$7,885,881	$8.95

Net Operating Income	$23,657,643	$26.84

TI/LC	0	0.00
Replacement Reserves	176,298	0.20
Net Cash Flow	$23,481,345	$26.64

Occupancy	100.0%
NOI Debt Yield(3)	9.8%
NCF DSCR(3)	2.84x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flows are based on contractual rents as of August 6, 2019 and contractual rent steps through August 31, 2020.

(3)	NOI Debt Yield and NCF DSCR are calculated based on the USAA Office Portfolio Loan Combination.

■	Appraisal. According to the appraisals, the USAA Office Portfolio Properties had an aggregate “as-is” appraised value of $380,000,000 as of June 7, 2019. The dark value of Legacy Corporate Centre I & II and Legacy Corporate Centre III combined is $127,000,000, or approximately $331 per SF, and the dark value of Crosstown Center I and Crosstown Center II combined is $143,000,000, or approximately $287 per SF, according to the appraisals.

■ Location	Appraisal Approach	Value	Discount Rate	Capitalization Rate
Plano, Texas	Direct Capitalization Approach	$180,000,000	N/A	5.50%
Tampa Florida	Direct Capitalization Approach	$196,000,000	N/A	5.75%
	Discounted Cash Flow Approach	$200,000,000	7.00%	6.50	%(1)

(1)	Represents the terminal cap rate.

■	Environmental Matters. According to the Phase I environmental reports dated June 21, 2019 provided in connection with the origination of the USAA Office Portfolio Loan Combination, there are no recognized environmental conditions or recommendations for further action at the USAA Office Portfolio Properties.

■	Market Overview and Competition. The USAA Office Portfolio Properties total 881,490 SF of Class A office space and are located in Plano, Texas (43.6% of total SF) and Tampa, Florida (56.4% of total SF). Plano and Tampa have highly diversified economies posting significant corporate employment growth. Plano is located 20 miles north of downtown Dallas and is a hub for major corporate employers, such as Pepsico, Pizza Hut, Toyota, J.P. Morgan, Fannie Mae, FedEx and Liberty Mutual. The Tampa assets are located in Hillsborough County’s I-75 corridor, which is widely regarded as one of the most prestigious office submarkets in the Tampa Bay area. East Tampa’s accessibility and affordability have attracted global and national companies including Johnson & Johnson, J.P. Morgan, CitiCorp, Progressive Insurance, Spectrum/Bright House, Verizon and Advent Health.

The leases on the USAA Office Portfolio Properties as structured as NNN leases, with the tenant responsible for all associated operating expenses.

LOAN #3: usaa office portfolio

Since 2015, Plano’s population grew an estimated 3.3% to 282,700 in 2018. According to residential development projections by the city’s planning department, population is projected to grow to 292,900 by 2028 and to 300,000 by 2038. According to the U.S. Census Bureau, the median household income of Plano is $85,085 as of January 2019. The unemployment rate in Plano for fiscal year 2018 remained at 3.2%.

The Crosstown Center properties are located in the East Tampa submarket and approximately 8.5 miles east of downtown Tampa, Florida. The City of Tampa serves a population of approximately 385,430. Tampa is home to several company headquarters including Publix Supermarkets, Raymond James Financial, Jabil, TECO Energy, Sykes Enterprises, ALDI, HCA West Florida and Tech Data.

■	The Borrowers. The borrowers are JDM Legacy TX, LLC and JDM Crosstown FL, LLC, each a Delaware limited liability company. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the USAA Office Portfolio Loan Combination. The non-recourse carveout guarantor and borrower sponsor under the USAA Office Portfolio Loan Combination is JDM Real Estate Funds, LLC, a Delaware limited liability company.

The sponsor, JDM Real Estate Funds, LLC, is a part of JDM Partners. JDM Partners is a Phoenix-based full-service real estate firm engaged in the development and management of real estate properties in Arizona and Colorado. With over 100 transactions completed to date, JDM Partners has owned and developed 15 business parks in Arizona and is developing the 36,800 acre Douglas Ranch/Trillium community. JDM Partners owns over 5 million square feet of office space leased to State Farm in Dallas, Phoenix and Atlanta. The ownership consists of the principals Jerry Colangelo, David Eaton and Mel Shultz. JDM Partners also has experience in professional sports ownership (including the Phoenix Suns), operations and facility construction and management.

■	Escrows. On each payment date during the continuance of a USAA Office Portfolio Trigger Period, the borrowers will be required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the property taxes and insurance premiums that will be payable during the next 12 months, (ii) a tenant improvements and leasing commissions reserve in an amount equal to $73,457.50 and (iii) a capital expenditure reserve in an amount equal to $14,691.50.

A “USAA Office Portfolio Trigger Period” means any period during which (i) for any reason other than the continuance of a USAA Office Portfolio Lease Sweep Period, net operating income (as calculated under the loan documents) falls below $17,177,565.85 as of the end of any fiscal quarter, until net operating income (as calculated under the loan documents) exceeds $17,177,565.85 as of the end of two consecutive fiscal quarters thereafter, (ii) a USAA Office Portfolio Lease Sweep Period is continuing or (iii) an event of default is continuing under any mezzanine loan originated in connection with a request by the lender to restructure the USAA Office Portfolio Loan Combination.

A “USAA Office Portfolio Lease Sweep Period” means any period commencing on the date USAA (i) surrenders, cancels, terminates, or materially modifies any of its leases with the borrowers and ending upon a Replacement Lease Cure; (ii) is required to, but has not, exercised any extension option and the last day for the exercise of such option has lapsed, or the date that is 12 months prior to expiration of such lease (absent a renewal or extension of such lease) and ending upon either (x) USAA renewing or extending the term of the applicable lease for a term of no less than 10 years on arm’s-length prevailing market terms (or on the terms that would have otherwise applied to an extension or renewal if it had been timely renewed or extended) or (y) a Replacement Lease Cure; (iii) a default in the payment of rent (after any applicable notice and cure periods) under any USAA lease and ending upon either (x) the cure of such default or (y) a Replacement Lease Cure; (iv) files or is the subject of, or its lease guarantor, if any, files or is the subject of, any bankruptcy or similar insolvency proceeding or has its assets made subject to the jurisdiction of a bankruptcy court and ending upon either (x) the assumption by USAA of the applicable USAA lease, or (y) a Replacement Lease Cure; or (v) notifies the borrowers in writing of its election to terminate any lease within the next 12 months in accordance with its terms as a result of the occurrence of a casualty or condemnation and ending upon a Replacement Lease Cure. In addition, a USAA Office Portfolio Lease Sweep Period will be deemed to have ended upon (x) upon the subaccount of the cash management account known as the excess cash flow reserve account containing funds in the amount of the USAA Office Portfolio Lease Sweep Cap Amount (giving credit for amounts (if any) in the tenant improvements and leasing commissions reserve and the capital expenditure reserve) or (y) the borrowers’ delivery of excess collateral to the lender in the form of cash or a letter of credit reasonably acceptable to the lender in an amount equal to the USAA Office Portfolio Lease Sweep Cap Amount.

A “Replacement Lease Cure” means the borrowers entering into one or more qualified replacement leases for at least 90% of the space demised under the applicable lease or with aggregate net effective rent under such replacement lease(s) of no less than 90% of the net effective rent under the replaced lease.

A “USAA Office Portfolio Lease Sweep Cap Amount” means, with respect to any USAA Office Portfolio Trigger Period caused solely by a USAA Office Portfolio Lease Sweep Period, an amount equal to the product of (x) $30,

LOAN #3: usaa office portfolio

times (y) the rentable square footage under the applicable lease(s) to USAA and to the extent causing the applicable USAA Office Portfolio Lease Sweep Period.

■	Lockbox and Cash Management. The USAA Office Portfolio Loan Combination is structured with a hard lockbox and springing cash management. The borrowers are required to direct each tenant at each USAA Office Portfolio Property to deposit rents directly into a lender-controlled lockbox account. In addition, the borrowers are required to cause all cash revenues relating to the USAA Office Portfolio Properties and all other money received by the borrowers or the property manager with respect to the USAA Office Portfolio Properties (other than tenant security deposits) to be deposited into a lender-controlled lockbox account or, during a continuing USAA Office Portfolio Trigger Period or an event of default, a lender-controlled cash management account within one business day of receipt. On each business day during the continuance of a USAA Office Portfolio Trigger Period or an event of default, all amounts in the lockbox account are required to be remitted to the cash management account. On each business day that no USAA Office Portfolio Trigger Period or event of default is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account.

On each payment date during the continuance of a USAA Office Portfolio Trigger Period or, at the lender’s discretion, during an event of default under the USAA Office Portfolio Loan Combination, all funds on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be reserved as additional collateral for the USAA Office Portfolio Loan Combination, unless such USAA Office Portfolio Trigger Period is solely caused by a USAA Office Portfolio Lease Sweep Period, in which case the amount required to be reserved as additional collateral is equal to the difference of the amount in the excess cash reserve and the USAA Office Portfolio Lease Sweep Cap Amount.

■	Property Management. The USAA Office Portfolio Properties are self-managed by the sole tenant. Under the related loan documents, the USAA Office Portfolio Properties are required to be managed during the term of the USAA Office Portfolio Loan Combination by either (i) the sole tenant or (ii) a third-party property manager appointed by the borrowers, subject to the lender’s consent and satisfaction of certain conditions under the related loan documents.

The lender has the right to replace, or require the borrowers to replace, any third-party property manager appointed by the borrowers with a property manager selected by the borrowers, subject to the lender’s reasonable approval (or, in the event of an event of default under the USAA Office Portfolio Loan Combination or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, selected by the lender) (i) during the continuance of an event of default under the USAA Office Portfolio Loan Combination, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a bankruptcy petition, (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of creditors or (vi) if the property manager is adjudicated insolvent.

■	Release of Collateral. Provided no event of default under the USAA Office Portfolio Loan Combination is continuing, the borrowers have a one-time right at any time from and after July 6, 2020 to obtain the release of a single USAA Office Portfolio Property subject to the satisfaction of certain conditions, including, among others: (i) prepayment (together with any applicable yield maintenance premium) in an amount equal to the greater of (x) 110% of the allocated loan amount for the applicable USAA Office Portfolio Property or (y) the portion of the net proceeds received by the borrowers in connection with the sale of such USAA Office Portfolio Property that when applied to the repayment of the USAA Office Portfolio Loan Combination would result in a loan-to-value ratio of not greater than 60% (based on a newly acquired appraisal of the applicable USAA Office Portfolio Properties), (ii) after giving effect to such release, the debt yield (as calculated under the loan documents) for the 12-month period ending on the last day of the most recent fiscal quarter, is no less than the greater of (x) 8.3% and (y) the debt yield (as calculated under the loan documents) immediately prior to such release, (iii) delivery of a Rating Agency Confirmation and (iv) delivery of a REMIC opinion.

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrowers are required to maintain terrorism insurance in an amount equal to the full replacement cost of the USAA Office Portfolio Properties, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrowers’ requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #4: the lincoln apartments

LOAN #4: the lincoln apartments

LOAN #4: the lincoln apartments

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City/State)	Brooklyn, New York	Cut-off Date Balance	$60,420,000
Property Type	Multifamily	Cut-off Date Balance per Unit	$428,510.64
Size (Units)	141	Percentage of Initial Pool Balance	4.7%
Total Occupancy as of 6/30/2019(1)	76.6%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/30/2019(1)	76.6%	Type of Security	Fee Simple
Year Built / Latest Renovation	2017 / NAP	Mortgage Rate	3.94000%
Appraised Value	$105,600,000	Original Term to Maturity (Months)	120
Appraisal Date	4/5/2019	Original Amortization Term (Months)	NAP
Borrower Sponsor	Aleksander Goldin	Original Interest Only Period (Months)	120
Property Management	Century Management Services, Inc.	First Payment Date	9/6/2019
Maturity Date	8/6/2029

Underwritten Revenues	$5,139,409
Underwritten Expenses	$1,247,187	Escrows(3)
Underwritten Net Operating Income (NOI)	$3,892,222	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,819,761	Taxes	$51,587	$17,196
Cut-off Date LTV Ratio	57.2%	Insurance	$14,660	$7,330
Maturity Date LTV Ratio	57.2%	Replacement Reserve	$0	$2,664
DSCR Based on Underwritten NOI / NCF	1.61x / 1.58x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	6.6% / 6.4%	Other(4)	$1,012,500	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$60,420,000	82.8%	Loan Payoff	$66,981,017	91.8%
Preferred Equity(5)	12,580,000	17.2	Return of Sponsor Equity	3,325,468	4.6
Closing Costs	1,614,768	2.2
Upfront Reserves	1,078,747	1.5

Total Sources	$73,000,000	100.0%	Total Uses	$73,000,000	100.0%

(1)	Total Occupancy and Owned Occupancy are based on occupied units as of the underwritten rent roll dated June 30, 2019.

(2)	The Debt Yield Based on Underwritten NOI / NCF are calculated net of a $1,000,000 holdback reserve. The holdback reserve, which represents approximately one year of rent for the affordable units, will be held by the lender until achievement of a debt yield of at least 7.25%; provided, however, if The Lincoln Apartments Loan (as defined below) does not achieve a debt yield of at least 7.25% on or before August 6, 2021, such funds will be held as additional collateral for The Lincoln Apartments Loan. The Debt Yield Based on Underwritten NOI / NCF calculated based on the fully funded aggregate Cut-off Date Balance of $60,420,000 is equal to 6.4% and 6.3%, respectively.

(3)	See “Escrows” below.

(4)	Upfront Other reserves consist of (i) $1,000,000 for a holdback reserve to be released upon the debt yield reaching 7.25% and (ii) $12,500 for an immediate repairs reserve.

(5)	See “Preferred Equity” below.

■	The Mortgage Loan. The mortgage loan (“The Lincoln Apartments Loan”) is secured by a first mortgage encumbering the borrower’s fee simple interest in two high-rise multifamily buildings consisting of 141 units, located in Brooklyn, New York (“The Lincoln Apartments Property”). The Lincoln Apartments Loan had an original principal balance of $60,420,000, has a Cut-off Date Balance of $60,420,000 and represents approximately 4.7% of the Initial Pool Balance. The Lincoln Apartments Loan, which accrues interest at an interest rate of 3.94000% per annum, was originated by CREFI on July 19, 2019.

The Lincoln Apartments Loan has an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Lincoln Apartments Loan requires monthly payments of interest only for the term of The Lincoln Apartments Loan. The scheduled maturity date of The Lincoln Apartments Loan is the due date in August 2029. Provided no event of default has occurred and is continuing, at any time after the second anniversary of the securitization closing date, The Lincoln Apartments Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under The Lincoln Apartments Loan documents. Voluntary prepayment of The Lincoln Apartments Loan is permitted on or after the due date occurring in May 2029 without payment of any prepayment premium.

■	The Mortgaged Property. The Lincoln Apartments Property consists of two nine-story, Class A buildings which are comprised of 141 residential units (98 market rate units and 43 affordable units), two ground-floor retail units (one in each building), two community facility spaces and a two-level below grade parking garage totaling 76 parking spaces. Individual units at The Lincoln Apartments Property feature dark wood flooring, stainless steel kitchen appliances, black granite kitchen countertops and deep soaking bathtubs. Common amenities offered at The Lincoln Apartments Property consist of a full time attended door (Lincoln Road entrance only), roof deck, fitness center, lounge, yoga studio and bicycle storage.

The buildings are located at 510 Flatbush Avenue (51 residential units) and 31-33 Lincoln Road (90 residential units) in the Prospect-Lefferts Gardens neighborhood of Brooklyn, New York. The market rate unit mix at The Lincoln Apartments Property consists of 27 studio units, 21 one-bedroom units, 48 two-bedroom units and two three-bedroom units. The affordable unit mix at The Lincoln Apartments Property consist of 12 studio units, 10 one-bedroom units and 21 two-bedroom units. The Lincoln Apartments Property was built in two phases: (i) the 510 Flatbush Avenue building was completed in February 2017 and began lease-up in March 2017 and (ii) the 31-33 Lincoln Road building was completed in January 2018 and began its lease-up in February 2018.

LOAN #4: the lincoln apartments

As of the underwritten rent roll dated June 30, 2019, The Lincoln Apartments Property was 76.6% occupied (99.0% occupancy for market rate units and 25.6% occupied for affordable units due to the initial application pool from the New York City Department of Housing Preservation & Development (“NYC HPD”) focusing only on the visually and/or hearing impaired as eligible tenants). Since the lottery for the affordable units did not yield a sufficient number of eligible applicants to fill the affordable units, the borrower sponsor has requested and received approval for a waiver of the visually and/or hearing impaired program. In addition, the borrower sponsor has also received approval from NYC HPD for re-marketing of the affordable units at The Lincoln Apartments Property using Citi Habitats as the marketing agent. There are 16 affordable units in the 510 Flatbush Avenue building and 27 affordable units in the 31-33 Lincoln Road building. Due to the delay in lease-up of the affordable units, the borrower deposited $1.0 million into a holdback reserve account on the origination date of The Lincoln Apartments Loan. The reserve, which represents approximately one year of rent for the affordable units, will be held by the lender until achievement of a debt yield of at least 7.25%; provided, however, if The Lincoln Apartments Loan does not achieve a debt yield of at least 7.25% on or before August 6, 2021, such funds will be held as additional collateral for The Lincoln Apartments Loan. Additionally, at closing, the borrower sponsor delivered a limited payment guaranty pursuant to which the borrower sponsor guaranteed payment of a portion of The Lincoln Apartments Loan in the amount of $2.0 million (the “Guaranteed Obligation”). If The Lincoln Apartments Property achieves a debt yield of at least 6.75% prior to August 6, 2020, then the Guaranteed Obligation is terminated.

One retail unit (12,000 SF) fronts Lincoln Road and is occupied by POM Group II, Inc. (doing business as Lincoln Market) which is designated under the “FRESH” (Food Retail Expansion to Support Health) program. The FRESH program requires this space to be utilized as a grocery store which offers affordable quality food to underserved communities. Lincoln Market (underwritten annual base rent of $59.61 PSF) occupies its space subject to a 25-year lease which expires on November 16, 2041 and has one, five-year renewal option. The second retail unit (5,245 SF) fronts Flatbush Avenue and is occupied by Gaia Nomaya, a restaurant tenant who is currently in the process of building out its space. Gaia Nomaya occupies its space pursuant to a lease with an expiration date of August 31, 2033 and has two, five-year renewal options. The two community facilities (totaling 1,623 SF) are leased to Wellness Womb through August 31, 2033 with two, five-year renewal options.

The following table presents certain information relating to the units and rent at The Lincoln Apartments Property:

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units(1)	% Occupied	Average Unit Size (SF)	Average Market Rent per Month(2)(3)	In-Place Average Rent per Month(1)(3)
Studio - Market Rate	27	27.6%	27	100.0%	467	$2,225	$2,220
1 BR - Market Rate	21	21.4	21	100.0	621	2,995	2,943
2 BR - Market Rate	48	49.0	47	97.9	830	3,500	3,421
3 BR - Market Rate	2	2.0	2	100.0	1,220	5,000	5,593
Subtotal / Wtd. Avg. (Market Rate Units)	98	100.0%	97	99.0%	693	$3,071	$3,032
Studio – Affordable	12	27.9	6	50.0	480	1,807	1,807
1 BR - Affordable	10	23.3	4	40.0	630	2,270	2,270
2 BR - Affordable	21	48.8	1	4.8	799	2,733	2,733
Subtotal / Wtd. Avg. (Affordable Units)	43	100.0%	11	25.6%	671	$2,367	$2,367
Total / Wtd. Avg. (All Units)	141		108	76.6%	686686	$2,856	$2,829

(1)	Based on the underwritten rent roll dated June 30, 2019.

(2)	Source: Appraisal.

(3)	Weighted based on the number of total units available.

■	Tax Abatement. The Lincoln Apartments Property benefits from a 35-year, 421-a tax abatement program under the Affordable New York Program Option C. Under this abatement, the 510 Flatbush Avenue building will receive a 98.19% tax exemption for 25 years (through the 2041/2042 tax year) and the 31-33 Lincoln Road building will receive a 96.5% tax exemption for 25 years (through the 2042/2043 tax year), in each case, on any assessment increase above the base year assessment of $506,867 for the 510 Flatbush Avenue building and $977,879 for the 31-33 Lincoln Road building (total of $1,484,746). In return, The Lincoln Apartments Property must designate 30% of units at each property (43 units in the aggregate) as affordable units at 130% of the Kings County area median income. Following the 2041/2042 or 2042/2043 tax year, as applicable, The Lincoln Apartments Property will receive a 29.56% tax exemption through the 2051/2052 tax year with respect to the 510 Flatbush Avenue building and 26.5% tax exemption through the 2052/2053 tax year with respect to the 31-33 Lincoln Road building.

LOAN #4: the lincoln apartments

The following table presents certain information relating to historical leasing at The Lincoln Apartments Property:

Historical Leased %(1)

As of 6/30/2019
Market Rate Units	99.0%
Affordable Units	25.6%
All Units	76.6%

(1)	The Lincoln Apartments Property was constructed in two phases. The 510 Flatbush Avenue building was completed in February 2017 and began lease-up in March 2017 and the 31-33 Lincoln Road building was completed in January 2018 and began its lease-up in February 2018, therefore, no historical occupancy information was available.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Lincoln Apartments Property:

Cash Flow Analysis(1)(2)

	TTM 5/31/2019		Underwritten		Underwritten $ per Unit		Leased Affordable UW		Leased Affordable UW $ per Unit
Apartment Income
Base Rent(3)	$2,433,564		$3,796,365		$26,924.57		$3,796,365		$26,924.57
Potential Income from Vacant Units(4)	0		991,464		7,031.66		991,464		7,031.66
Gross Potential Rent	$2,433,564		$4,787,829		$33,956.23		$4,787,829		$33,956.23
Vacancy & Credit Loss & Concessions(5)	0		(991,464)		(7,031.66)		(239,391)		(1697.81)
Total Rent	$2,433,564		$3,796,365		$26,924.57		$4,548,438		$32,258.42
Other Income(6)	116,528		228,477		1,620.40		228,477		1,620.40
Effective Gross Income – Apartments	$2,550,092		$4,024,842		$28,544.98		$4,776,914		$33,878.82

Commercial Income
Commercial Base Rent(7)	$795,072		$1,114,567		$7,904.73		$1,114,567		$7,904.73
Vacancy & Credit Loss & Concessions(8)	0		0		0		(55,728)		(395.24)
Effective Gross Income – Commercial	$795,072		$1,114,567		$7,904.73		$1,058,839		$7,509.50
Total Effective Gross Income	$3,345,164		$5,139,409		$36,449.71		$5,835,753		$41,388.32

Real Estate Taxes	$187,260		$187,256		$1,328.06		$187,256		$1,328.06
Insurance	84,799		83,773		594.13		83,773		594.13
Management Fee	65,731		154,182		1,093.49		175,073		1,241.65
Other Operating Expenses	773,742		821,976		5,829.62		821,976		5,829.62
Total Operating Expenses	$1,111,532		$1,247,187		$8,845.30		$1,268,078		$8,993.46

Net Operating Income	$2,233,631		$3,892,222		$27,604.41		$4,567,676		$32,394.86
Replacement Reserves – Apartments	0		35,250		250.00		35,250		250.00
Replacement Reserves – Commercial	0		3,774		0.20	(9)	3,774		0.20 (9)
TI/LC	0		33,437		1.77	(9)	31,765		1.68 (9)
Net Cash Flow	$2,233,631		$3,819,761		$27,090.50		$4,496,887		$31,892.81

Occupancy	NAV		76.6%				95.0%
NOI Debt Yield(10)	3.7%		6.6%				7.6%
NCF DSCR	0.93	x	1.58	x			1.86	x

(1)	The Lincoln Apartments Property was constructed in two phases. The 510 Flatbush Avenue building was completed in February 2017 and began lease-up in March 2017 and the 31-33 Lincoln Road building was completed in January 2018 and began its lease-up in February 2018, therefore, no historical occupancy information was available.

(2)	Underwritten cash flows represent the in-place cash flows at The Lincoln Apartments Property (76.6% physical occupancy for the multifamily portion and 100.0% occupancy for the commercial retail space). The Leased Affordable UW cash flows reflect cash flows assuming the vacant affordable units have been leased to eligible tenants at specified affordable rents. On the origination date of The Lincoln Apartments Loan, the borrower deposited $1.0 million into an upfront holdback reserve. The reserve, which represents approximately one year of rent for the affordable units, will be held by the lender until achievement of a debt yield of 7.25% on or before August 6, 2021. It the reserve is not distributed on or before August 6, 2021, amounts therein will be held as additional collateral for The Lincoln Apartments Loan.

(3)	Underwritten Base Rent and Leased Affordable UW Base Rent are based on occupied units as of the underwritten rent roll dated June 30, 2019.

(4)	Potential Income from Vacant Units represents one market rate two-bedroom unit, six affordable studio units, six affordable one-bedroom units and 20 affordable two-bedroom units at the appraisal’s estimated market rents.

(5)	Underwritten Vacancy & Credit Loss & Concessions for the multifamily units is underwritten to an economic vacancy of 20.7%. Leased Affordable UW Vacancy & Credit Loss & Concessions for the multifamily units is underwritten to an economic vacancy of 5.0%.

(6)	Other Income consists of parking income of $105,600, where 32 of the total 76 spaces are currently rented at $275 per month, storage income of $49,800, where 10 of the total 39 apartment storage spaces are rented at $65 per month, and a commercial storage space is rented at $3,500 per month expiring on August 31, 2033, bike storage income of $2,100, where seven of the total 62 racks are rented at $25 per month, electrical charges of $43,484, and laundry income of $27,492.

(7)	Commercial Base Rent was underwritten based on in-place leases for the retail space at The Lincoln Apartments Property.

(8)	Underwritten Vacancy & Credit Loss & Concessions for the commercial retail space at The Lincoln Apartments Property of $0 represents physical occupancy of the commercial retail space of 100.0% as of the June 30. 2019 rent roll. Leased Affordable UW Vacancy & Credit Loss & Concessions for the commercial retail space reflects an economic vacancy of 5.0%.

(9)	Calculated as 3.0% of commercial effective gross income based on the total SF of the commercial retail space at The Lincoln Apartments Property (18,868 SF).

(10)	The NOI Debt Yield is adjusted for a $1,000,000 holdback reserve. The holdback reserve, which represents approximately one year of rent for the affordable units, will be held by the lender until achievement of a debt yield of at least 7.25%; provided, however, if The Lincoln Apartments Loan does not achieve a debt yield of at least 7.25% on or before August 6, 2021, such funds will be held as additional collateral for The Lincoln Apartments Loan. The NOI Debt Yield calculated based on the fully funded aggregate Cut-off Date Balance of $60,420,000 is equal to 6.4%.

LOAN #4: the lincoln apartments

■	Appraisal. According to the appraisal, The Lincoln Apartments Property had an “as-is” appraised value of $105,600,000 as of April 5, 2019.

Property	Appraisal Approach	Value	Discount Rate	Capitalization Rate
The Lincoln Apartments	Direct Capitalization Approach	$105,600,000	N/A	4.25%

■	Environmental Matters. According to a Phase I environmental report, dated June 19, 2019, there are no recognized environmental conditions or recommendations for further action at The Lincoln Apartments Property.

■	Market Overview and Competition. The Lincoln Apartments Property is located within Brooklyn in Kings County, New York which is part of the New York-Jersey City-White Plains metro area (“New York MSA”). According to the appraisal, the area has seen significant growth followed by some late-cycle pressures that are leading to jobs being added, but at a slower pace than they are nationally for the first time this cycle. The area also has a tight labor market with above-average wage growth. Per the appraisal, The Lincoln Apartments Property’s local market area is more heavily weighted towards the services, information and finance/insurance/real estate sectors. Major employers in the New York MSA include: Montefiore Health System, Mount Sinai Health System, JPMorgan Chase & Co., Bank of America and New York-Presbyterian Healthcare System.

The Lincoln Apartments Property is located in the Prospect Lefferts Gardens neighborhood of Brooklyn, New York, which is primarily a residential neighborhood which is centrally located in Brooklyn, New York. Prospect Lefferts Gardens is situated in the Flatbush area of Brooklyn and it is home to a population of approximately 99,000 residents as of 2018. The area is most known for Prospect Park, which is Brooklyn’s second largest park and it sits directly adjacent to The Lincoln Apartments Property. The Prospect Park zoo is located off Flatbush Avenue on the eastern side of Prospect Park. It spans 12 acres long and is home to 630 animals and averages 300,000 visitors annually. According to the appraisal, as a multifamily apartment building, The Lincoln Apartments Property conforms to its surrounding uses as it is located in a largely residential neighborhood. Primary access to The Lincoln Apartments Property’s neighborhood is provided by the Brooklyn Queens Expressway and major thoroughfares such as Atlantic Avenue, Fulton Street and Flatbush Avenue. The Lincoln Apartments Property is easily accessible via the highway, subway and bus system with the B and Q subway station that provides a 15-minute commute to Manhattan. The Lincoln Apartments Property is an approximately 40-minute drive from John F. Kennedy Airport. According to the appraisal, The Lincoln Apartments Property’s immediate area has experienced positive growth trends that are expected to benefit the property.

According to a third party report, The Lincoln Apartments Property is located in the Prospect Park submarket which is part of the greater New York multifamily market. As of the first quarter of 2019, the submarket reports a total inventory of 52,974 units that are split between 3,956 Class A units, 18,006 Class B units and 31,004 Class C units. Over the last 12 months, 428 new units have been delivered with a reported positive net absorption of 458 units. As of the first quarter of 2019, there are approximately 1,110 units under construction in the submarket. According to a third party report, the majority of new construction has only recently broken ground and are therefore a few years away from opening. As of the first quarter of 2019, the Prospect Park submarket reported a vacancy rate of 1.9% with average monthly rental rates of $2,518. The appraisal identified five comparable leases, consisting of a studio, one-bedroom, two-bedroom and three-bedroom apartments, ranging in size from 500 to 1,200 SF. All of the comparable leases were in similar buildings to The Lincoln Apartments Property and are situated within the Prospect Lefferts Garden neighborhood. The comparable leases exhibited a rental range of $2,130 to $5,500 per month ($40.00 to $64.94 per SF).

LOAN #4: the lincoln apartments

The following table presents certain information relating to the primary competition for The Lincoln Apartments Property:

Directly Competitive Buildings(1)(2)

	The Lincoln Apartments(3)	The Plex	The Parkline	The Parkside Brooklyn	The Clark	Hello Lenox
Location	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY
Year Built	2017	2009	2016	2014	2018	2016
Number of units	141	98	203	96	170	55
Occupancy	76.6%	NAV	NAV	NAV	NAV	NAV
Unit size (SF):
- Studio	467	500	500	492	500	NAP
- 1-BR	621	650	650	624	650	NAP
- 2-BR	830	1,000	NAP	993-1,000	1,000	850
- 3-BR	1,220	1,161	NAP	1,161	1,200	1,200
Rent per month:
- Studio	$2,220	$2,600	$2,600	$2,600	$2,130	NAP
- 1-BR	$2,943	$3,225	$3,225	$2,925	$2,825	NAP
- 2-BR	$3,421	$3,425	NAP	$3,425-$4,100	$3,600	$4,600
- 3-BR	$5,593	$4,230	NAP	$4,250	$4,000	$5,500

(1)	Source: Appraisal. Occupancy for the competitive set was unavailable.

(2)	The Directly Competitive Buildings chart represents information for market rate units.

(3)	The rent per month for the subject property is based off of the underwritten rent roll dated June 30, 2019.

Unit Rent Conclusions(1)

Unit Type	Appraisal Conclusion
Studio - Market Rate	$2,225
Studio - Affordable	$1,807
1-BR - Market Rate	$2,995
1-BR - Affordable	$2,270
2-BR - Market Rate	$3,500
2-BR - Affordable	$2,733
3-BR - Market Rate	$5,000

(1)	Source: Appraisal.

The Lincoln Apartments Property is located in the North Brooklyn retail submarket, as defined by a third party report. As of the first quarter of 2019, the submarket consists of a total inventory of 44.5 million SF with a 3.7% vacancy rate, 427,566 SF under construction, 321,310 SF of deliveries and positive absorption of 237,447 SF. The appraisal identified five comparable leases, ranging in size from 2,000 to 10,000 SF, and came up with a rental range of $48.00 to $60.00 per SF. The appraiser concluded a market rent of $60.00 per SF for ground level space and $35.00 per SF for below-grade space.

■	The Borrower. The borrower is Lincoln Sponsor LLC, a Delaware limited liability company and single-purpose entity. The borrower is 100.0% owned by Lincoln JV LLC, a Delaware limited liability company. Lincoln JV LLC is owned by AG Lincoln Park Partners LLC, a Delaware limited liability company, as the common member and Lincoln Pref Holdco LLC, a Delaware limited liability company as the preferred member. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Lincoln Apartments Loan. The sponsor and guarantor is Aleksander Goldin, who is based in Brooklyn, and is an owner and operator of commercial assets throughout the Tri-State area. In addition to The Lincoln Apartments Property, Aleksander Goldin owns two other multifamily properties in Brooklyn, four retail malls, two retail properties and two land parcels.

■	Escrows. On the origination date of The Lincoln Apartments Loan, the borrower funded reserves of (i) $51,587 for real estate taxes, (ii) $14,660 for insurance, (iii) $1,000,000 for a holdback reserve, and (iv) $12,500 for an immediate repair reserve.

On each due date, the borrower will be required to fund the following reserves (i) one-twelfth of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be $17,196), (ii) one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage (initially estimated to be $7,330), (iii) $2,350 for residential replacement reserves and (iv) $314 for commercial replacement reserves.

LOAN #4: the lincoln apartments

■	Lockbox and Cash Management. The Lincoln Apartments Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of The Lincoln Apartments Trigger Period (as defined below), the borrower will be required to establish a lockbox account into which all revenue from The Lincoln Apartments Property will be deposited. During the continuance of The Lincoln Apartments Trigger Period, all amounts in the lockbox account are required to be swept into a lender-controlled cash management account on each business day to be applied and disbursed in accordance with The Lincoln Apartments Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with The Lincoln Apartments Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for The Lincoln Apartments Loan. Upon an event of default under The Lincoln Apartments Loan documents, the lender may apply funds in such order of priority as the lender may determine.

“The Lincoln Apartments Trigger Period” means a period (A) commencing upon the earliest to occur of (i) the occurrence and continuance of an event of default under The Lincoln Apartments Loan documents and (ii) from and after August 6, 2020, the debt yield being less than 6.75%, and expiring upon, (B) with respect to The Lincoln Apartments Trigger Period which commenced in connection with clause (i) above, the cure (if applicable) of such event of default, and (z) with respect to The Lincoln Apartments Trigger Period which commenced in connection with clause (ii) above, the debt yield being equal to or greater than 7.00% for two consecutive calendar quarters.

■	Property Management. The Lincoln Apartments Property is currently managed by Century Management Services, Inc. Under The Lincoln Apartments Loan documents, the lender has the right to terminate the property management agreement or direct the borrower to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or a debtor in any voluntary bankruptcy or insolvency proceeding, (ii) an event of default exists under The Lincoln Apartments Loan documents, (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds, or (iv) a default by the property manager under the property management agreement exists beyond all applicable notice and cure periods. Provided no event of default under The Lincoln Apartments Loan documents has occurred and is continuing, the borrower has the right to replace the property manager with (i) Century Management Services, Inc., Greystar Real Estate Partners, Lincoln Property Company, Pinnacle, Alliance Residential, FPI Management Inc., Douglas Elliman Property Management, FirstService Residential, AKAM Living Services or Metropolitan Property Services, or (ii) a reputable professional property manager (with respect to which the lender has received a rating agency confirmation, if required by the lender) engaged pursuant to a management agreement approved in writing by the lender (which approval may be conditioned on receipt of a rating agency confirmation with respect to such agreement).

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Preferred Equity. In connection with the origination of The Lincoln Apartments Loan, Lincoln Pref Holdco LLC (the “Preferred Equity Holder”), an entity wholly owned by Kawa Capital Partners LLC, contributed $12,580,000 of preferred equity (the “Preferred Equity Investment”) as a non-managing member of Lincoln JV LLC (the “JV”), an entity that wholly owns the borrower, Lincoln Sponsor LLC. The Preferred Equity Investment provides for a preferred return of 9.75% per annum (or following a “change of control” event, 16% per annum) (the “Preferred Return”), of which 5.00% is required to be paid current monthly and with the remainder payable only to the extent that The Lincoln Apartments Property generates sufficient cash flow for the payment thereof (after payment of debt service and other amounts payable, including reserve payments, pursuant to The Lincoln Apartments Loan documents and operating expenses). Any portion of the preferred return not paid current on the applicable monthly payment date accrues at a rate of 11.00% per annum. The Preferred Equity Investment is required to be redeemed on the earlier to occur of (i) the maturity date of The Lincoln Apartments Loan or (ii) the acceleration of The Lincoln Apartments Loan or (iii) the prepayment or defeasance of The Lincoln Apartments Loan. At any time the Preferred Equity Investment is redeemed, the Preferred Equity Holder is entitled to an amount equal to (i) the Preferred Equity Investment and any other capital contributions made to the JV in accordance with the JV’s operating agreement, (ii) the Preferred Return, and (iii) the Prepayment Premium, if any.

“Prepayment Premium” means (i) on or prior to July 19, 2026, the present value as of the applicable calculation date of all remaining required scheduled payments of the Preferred Return (computed at a discount rate equal to the Treasury Rate with a maturity date closest to July 19, 2026, plus 50 basis points), (ii) after July 19, 2026 but on or prior to the July 19, 2027, an amount equal to 4% of the sum of any unreturned Preferred Equity Investment, less the aggregate amount received by the Preferred Equity Holder from the JV, as a return of capital contributions made by Preferred Equity Holder to the JV in accordance with the JV’s operating agreement (the “Investor Unreturned Capital Contribution”), (iii) after July 19, 2027 but on or prior to July 19, 2028, an amount equal to 2% of the Investor Unreturned Capital Contribution, and (iv) from and after July 19, 2028, zero.

LOAN #4: the lincoln apartments

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of The Lincoln Apartments Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for The Lincoln Apartments Property for 18 months with 150 days of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no greater than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #5: POST RANCH INN

LOAN #5: POST RANCH INN

LOAN #5: POST RANCH INN

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		GACC
Location (City/State)	Big Sur, California		Cut-off Date Balance		$60,000,000
Property Type	Hospitality		Cut-off Date Balance per Room		$1,538,462
Size (Rooms)	39		Percentage of Initial Pool Balance		4.7%
Total Occupancy as of 5/31/2019	81.6%		Number of Related Mortgage Loans		None
Owned Occupancy as of 5/31/2019	81.6%		Type of Security		Fee Simple
Year Built / Latest Renovation	1992 / 2007, 2008, 2015-2018		Mortgage Rate(2)		3.29000%
Appraised Value(1)	$141,700,000		Original Term to Maturity (Months)(2)		120
Appraisal Date	6/4/2019		Original Amortization Term (Months)(2)		NAP
Borrower Sponsors	Peter Heinemann and Michael Freed		Original Interest Only Period (Months)(2)		120
Property Management	Post Ranch Management LLC		First Payment Date		9/6/2019
			Anticipated Repayment Date(2)		8/6/2029
			Maturity Date		8/6/2034
Underwritten Revenues	$29,758,597
Underwritten Expenses	$18,807,718
Underwritten Net Operating Income (NOI)	$10,950,880		Escrows(3)
Underwritten Net Cash Flow (NCF)	$9,760,536			Upfront	Monthly
Cut-off Date LTV Ratio	42.3%		Taxes	$0	$0
Maturity Date LTV Ratio	42.3%		Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	5.47x / 4.88x		Replacement Reserve	$0	$0
Debt Yield Based on Underwritten NOI / NCF	18.3% / 16.3%		Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$60,000,000	100.0%	Loan Payoff	$50,164,344	83.6%
			Principal Equity Distribution	9,137,173	15.2
			Closing Costs	698,483	1.2
Total Sources	$60,000,000	100.0%	Total Uses	$60,000,000	100.0%

(1)	The appraisal concluded a “When Complete” appraised value of $149,200,000 as of July 1, 2021, which assumes the completion of the borrower sponsors’ two year elective capital improvement plan equal to approximately $6.3 million. The appraisal also concluded a “When Stabilized” appraised value of $153,600,000 as of July 1, 2021, which assumes an increase in RevPAR, ADR and occupancy as a result of the 2018 completion of the borrower sponsor’s capital improvement plan. See “The Mortgage Property” herein.

(2)	The Mortgage Rate reflects the interest rate before the anticipated repayment date. Original Term to Maturity (Months), Original Amortization Term (Months) and Original Interest Only Period (Months) were calculated through the ARD (as defined below). See “The Mortgage Loan” herein.

(3)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Post Ranch Inn Loan”) is secured by a first mortgage encumbering the borrower’s fee simple interest in a full-service luxury hotel located at 47900 Highway 1 in Big Sur, California (the “Post Ranch Inn Property”). The Post Ranch Inn Loan has an outstanding principal balance as of the Cut-off Date of $60,000,000 and represents approximately 4.7% of the Initial Pool Balance. The Post Ranch Inn Loan was originated by Deutsche Bank AG, acting through its New York Branch (an affiliate of German American Capital Corporation) (“DBNY”) on July 12, 2019, had an original principal balance of $60,000,000 and has an outstanding principal balance as of the Cut-off Date of $60,000,000. The Post Ranch Inn Loan accrues interest at an initial interest rate of 3.29000% per annum (the “Initial Interest Rate”) prior to the anticipated repayment date (“ARD”). The proceeds of the Post Ranch Inn Loan were primarily used to refinance the Post Ranch Inn Property, return equity to the borrower sponsors’ and pay origination costs. The prior financing of the Post Ranch Inn Property was included in the COMM 2014-CCRE19 transaction.

The Post Ranch Inn Loan is structured with an ARD of August 6, 2029, a final maturity date of August 6, 2034 and will be interest-only for the initial term. From and after the ARD, (i) the Post Ranch Inn Loan accrues interest at a fixed rate per annum (the “Adjusted Interest Rate”) equal to the sum of 300 basis points plus the greater of (a) the Initial Interest Rate and (b) the sum of (1) the sum of (1) the lender’s determination as of the ARD (or the preceding business day if the ARD is not a business day) of the sum of (x) the bid side yield to maturity for the “on the run” United States Treasury note with a 10 year maturity plus (y) the mid-market 10 year swap spread, plus (2) 190 basis points and (ii) the borrower is required to make a monthly interest payment amount equal to the interest accrued at the Initial Interest Rate. The portion of the interest at the Adjusted Interest Rate in excess of interest at the Initial Interest Rate (the “Additional Accrued Interest”) will accrue and be payable at maturity.

Provided that no event of default has occurred and is continuing under the Post Ranch Inn Loan documents, at any time on or after August 6, 2022, the Post Ranch Inn Loan may be prepaid in full, provided the applicable prepayment is accompanied by payment of the greater of 1% of the unpaid principal balance or a yield maintenance premium. Provided that no event of default has occurred and is continuing under the Post Ranch Inn Loan documents, voluntary prepayment of the Post Ranch Inn Loan without a prepayment premium or yield maintenance charge is permitted on or after April 6, 2029.

■	The Mortgaged Property. The Post Ranch Inn Property is a destination luxury resort, overlooking the Pacific Ocean from the cliffs of Big Sur, California. Situated on approximately 90.4 acres, the Post Ranch Inn Property features 39 guestrooms located across 26 one-, two- and three-story buildings, and three guest houses subject to a rental service agreement as described below. The Post Ranch Inn Property features a spa, two cliff-top infinity-edge pools, an outdoor heated lap pool, private hiking trails, yoga and meditation decks, a fitness center and the award winning

LOAN #5: POST RANCH INN

restaurant, Sierra Mar. The Post Ranch Inn Property was built in 1992 by the borrower sponsors and most recently renovated between 2015 and 2018. Since 2015, the borrower sponsors have invested approximately $9.9 million ($253,846/room) into the Post Ranch Inn Property. Major improvements include the renovation of all 10 Coast Houses guestrooms and seven Tree Houses guestrooms, a full rebuild of the Sierra Mar bar area, refinishing of all outdoor teak furniture, re-grouting and sealing of the meditation pool and the renovation and relocation of the Mercantile retail outlet and fitness center. In addition, the borrower sponsors constructed 12 new units for employee housing, renovated 40 units for employee housing and renovated the old general manager’s quarters. The Post Ranch Inn Property is currently undergoing an estimated $6.345 million two-year capital improvement plan. The capital improvement plan includes upgrades to the Ocean Houses, exterior of the Coast Houses, Butterfly Houses, North Ridge House mechanical and electrical systems, outdoor furniture, maintenance carts/vehicles, laundry equipment, kitchen equipment, wine cellar, wastewater systems and various additional upgrades.

The northern guestrooms include 29 bungalow-style rooms that are designated as Coast Houses, Tree Houses, Ocean Houses, the Mountain House, and the Butterfly House. All of the Ocean Houses are single-story buildings that include grass-covered roofs, private outdoor decks and ocean views. The Coast Houses are two-story cylindrically shaped buildings that also have private outdoor decks and ocean views. The Tree Houses are built upon stilts nine feet above the ground and offer both ocean and mountainside views. The Butterfly House is a three-story building that is situated in the trees with views to the Ventana Mountains and glimpses of the ocean. The Mountain House is a two-story cylindrically shaped building similar to the Coast Houses, but with views of the Ventana Mountains. The southern guestrooms, added to the Post Ranch Inn Property in 2008, consist of 10 circular-shaped guestrooms with three different styles: Cliff Houses, Peak Houses, and the Pacific Suites properties. All of the Cliff Houses and Pacific Suites offer views of the Pacific Ocean and Big Sur coastline, while the Peak Houses properties offer views of the Ventana Mountains and the Ventana wilderness area. The Pacific Suites and the Peak Houses properties are two-story buildings and the Cliff Houses property is a one-story building.

Each room provides a wood-burning fireplace, indoor spa tub, mini-bar with complimentary snacks and non-alcoholic beverages and private deck. The guest rooms range in size from approximately 685 SF to 960 SF, offering a king bed with furniture custom built by a local craftsman in the hotel’s own woodshop. Guestroom bathrooms feature a granite tub and shower combination and heated floors. Most guestroom bathrooms have direct access onto an outdoor deck overlooking Big Sur's coastline, complete with a two-person hot tub.

The Post Ranch Inn received the following awards in 2018: (i) the Grand Award from Wine Spectator, (ii) #1 Favorite Hotel Hideaway, #1 Hotel with the Best View and #1 Most Romantic Atmosphere from Andrew Harper, (iii) #1 Top Hotel in California and #4 Top Continental US Resort from Travel + Leisure’s Reader’s Choice and (iv) a 4-Star Award for Hotel-Restaurant-Spa from Forbes Travel Guide.

Rental Service Agreement. There are two rental service agreements in place, whereby the Post Ranch Inn Property maintains the right to rent out three homes located on a separate parcel of land adjacent to the Post Ranch Inn Property. The first rental service agreement is between Michael Freed and an unrelated individual, as tenants in common, and the borrower for the right to rent out the South Coast House to guests of the Post Ranch Inn Property. The second rental service agreement is between Onesimo Parcel C LLC and the borrower for the rights to rent out the Post House and the Callahan Cottage to guests of the Post Ranch Inn Property. These agreements were signed on July 29, 2014. The initial term on both agreements was for one year and can be automatically extended for consecutive one-year periods unless otherwise terminated by either party. Both agreements remain currently active and there are no restrictions on the number of days per year the Post Ranch Inn Property can utilize the homes. In the trailing twelve months ending May 31, 2019, the estimated net income from these houses totaled approximately $194,000 or just less than 2.0% of trailing twelve month net cash flow. Both agreements are expected to remain outstanding for the term of the Post Ranch Inn Loan.

LOAN #5: POST RANCH INN

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Post Ranch Inn Property:

Cash Flow Analysis(1)

	2016(2)	2017(3)	2018(3)(4)	TTM 5/31/2019(4)	Underwritten	Underwritten $ per Room
Room Revenue	$18,244,441	$10,470,250	$20,711,444	$21,043,133	$21,043,133	$539,567.51
Food & Beverage Revenue	6,247,810	2,846,839	5,593,965	5,798,205	5,798,205	148,672
Other Revenue	2,384,431	1,868,549	2,775,327	2,917,259	2,917,259	74,802
Total Revenue	$26,876,682	$15,185,638	$29,080,736	$29,758,597	$29,758,597	$763,041

Room Expense	$4,347,049	$2,872,614	$4,175,150	$4,448,647	$4,448,647	$114,068
Food & Beverage Expense	5,425,081	2,816,083	4,384,526	4,856,198	4,856,198	124,518
Other Expense	1,493,718	1,014,905	1,525,435	1,701,581	1,701,581	43,630
Total Departmental Expenses	11,265,848	6,703,602	10,085,111	11,006,426	11,006,426	282,216
Total Undistributed Expense	5,270,451	4,327,882	5,417,708	5,516,319	5,516,319	141,444
Total Fixed Expenses(5)	1,381,788	(1,766,716)	1,750,090	1,839,010	2,284,972	58,589
Total Operating Expenses	$17,918,087	$9,264,768	$17,252,909	$18,361,755	$18,807,718	$482,249

Net Operating Income	$8,958,595	$5,920,870	$11,827,827	$11,396,842	$10,950,880	$280,792
FF&E	1,075,067	607,426	1,163,229	1,190,344	1,190,345	30,522
Net Cash Flow	$7,883,527	$5,313,444	$10,664,597	$10,206,498	$9,760,536	$250,270

Occupancy	82.8%	46.1%	83.0%	81.6%	81.6%
NOI Debt Yield	14.9%	9.9%	19.7%	19.0%	18.3%
NCF DSCR	3.94x	2.65x	5.33x	5.10x	4.88x

(1)	Source: Appraisal. Occupancy for the competitive set was unavailable.Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The Soberanes wildfire, spanning from July 22, 2016 through October 12, 2016, caused the Post Ranch Inn Property to shut down for approximately two weeks. The closure was during peak season and resulted in a decline in occupancy for the 2016 year. In addition, 2016 was impacted by harsh winter conditions and heavy rains in Big Sur.

(3)	In February 2017, the Pfeiffer Canyon Bridge closed after heavy rains caused hillside supports to collapse. The old Pfeiffer Canyon Bridge was demolished in March 2017 and the new bridge opened in October 2017. With the bridge closed, the Post Ranch Inn Property was only accessible via helicopter. While the Post Ranch Inn Property was inaccessible, ownership completed an extensive guestrooms renovation. Although occupancy and ADR increased significantly in 2018, access from the south to Big Sur did not reopen until mid-year 2018.

(4)	The five Butterfly guestrooms were out of order due to renovations between November 2018 and March 2019.

(5)	The Total Fixed Expenses include the lot line adjustment fees. See “—Lot Line Adjustment” below

■	Appraisal. According to the appraisal, the Post Ranch Inn Property had an “as-is” appraised value of $141,700,000 as of June 4, 2019. The appraisal concluded a “When Complete” appraised value of $149,200,000 as of July 1, 2021, which assumes the completion of the borrower sponsors’ two year elective capital improvement plan equal to approximately $6.3 million. The appraisal also concluded a “When Stabilized” appraised value of $153,600,000 as of July 1, 2021, which assumes an increase in RevPAR, ADR and occupancy as a result of the 2018 completion of the borrower sponsor’s capital improvement plan. The “When Stabilized” value assumes a projected stabilized ADR of $1,884.25 and a projected stabilized occupancy of 82.0%.

Appraisal Approach(1)	Value	Discount Rate	Terminal Capitalization Rate
Income Capitalization Approach	$141,700,000	8.29%	7.0%

(1)	Based on the “as-is” appraised value.

■	Environmental Matters. A Phase I environmental report was completed on June 20, 2019. The environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the Post Ranch Inn Property.

■	Market Overview and Competition. The Post Ranch Inn Property is centrally located to major demand generators in both Northern and Southern California. The Post Ranch Inn Property is located in Big Sur of Monterey County, approximately 30 miles south of Monterey on the central California coast. Fewer than 300 hotel rooms are located on the 90-mile stretch of Highway 1 between Carmel and San Simeon with no new supply coming on-line due to limited development opportunities along the coast. Big Sur’s distinctive topography offers stunning views, making it one of California’s most popular tourist destinations. The Post Ranch Inn Property is situated approximately 150 miles south of San Francisco, approximately 100 miles south of San Jose, and 300 miles north of Los Angeles. The Post Ranch Inn Property is accessible from San Francisco and Los Angeles via Highway 101 and via air, with the San Jose International Airport and Monterey Peninsula Airport approximately 100 miles and 30 miles north, respectively. Big Sur is established as a premier California destination, offering a variety of attractions from luxury hotels, spas, shops and art galleries, to rustic campgrounds, beaches and hiking trails.

LOAN #5: POST RANCH INN

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Post Ranch Inn Property and its competitive set, as provided in a market research report for the Post Ranch Inn Property:

Historical Statistics(1)

	2015	2016(2)	2017(3)	2018(3)	TTM 5/31/2019(4)
Occupancy	90.1%	82.8%	46.1%	83.0%	81.6%
ADR	$1,471.06	$1,547.58	$1,592.19	$1,754.02	$1,810.63
RevPAR	$1,325.86	$1,281.66	$733.52	$1,454.97	$1,478.27

(1)	Source: Borrower.

(2)	The Soberanes wildfire, spanning from July 22 through October 12, 2016, caused the Post Ranch Inn Property to shut down for approximately two weeks. The closure was during peak season and resulted in a decline in occupancy for the 2016 year. In addition, 2016 was impacted by harsh winter conditions and heavy rains in Big Sur.

(3)	In February 2017, the Pfeiffer Canyon Bridge closed after heavy rains caused hillside supports to collapse. The old Pfeiffer Canyon Bridge was demolished in March 2017 and the new bridge opened in October 2017. With the bridge closed, the Post Ranch Inn Property was only accessible via helicopter. While the Post Ranch Inn Property was in accessible, ownership completed an extensive guestrooms renovation. Although occupancy and ADR increased significantly in 2018, access from the south to Big Sur did not reopen until mid-year 2018.

(4)	The five Butterfly guestrooms were out of order due to renovations between November 2018 and March 2019.

Post Ranch Inn Property Competitive Set(1)

Property	City	Number of Rooms	Year Opened
Post Ranch Inn	Big Sur	39	1992
Auberge du Soleil	Rutherford	50	1984
Calistoga Ranch	Calistoga	50	2004
Casa Palmero Pebble Beach	Pebble Beach	24	1999
Ventana Big Sur	Big Sur	59	1975
Total(2)		183

(1)	Source: Appraisal.

(2)	Total excludes the Post Ranch Inn Property.

■	The Borrower. The borrower is Post Ranch Inn LLC, a single-purpose, single-asset entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Post Ranch Inn Loan.

The borrower sponsors and nonrecourse carve-out guarantors are Michael Freed and Peter Heinemann. Michael Freed and Peter Heinemann have been business partners for over 30 years and developed the Post Ranch Inn Property in 1992. They are the co-founders and managing directors of Passport Resorts LLC, a hotel management and marketing company that develops and operates award-winning resorts.

Passport Resorts LLC, has owned or managed many award winning resorts including Cavallo Point, a 142-room hotel located at the foot of the Golden Gate Bridge in Fort Baker and the Hotel Hana-Maui, a 67-room resort located in Maui, Hawaii. Passport Resorts LLC also acquired the Jean-Michel Cousteau Fiji Island Resort, a 25-room resort located on the island of Vanua Levu on 17 acres of a coconut plantation, on Savusavu Bay, and the Sea Ranch Lodge, a 19 room coastal resort 100 miles north of San Francisco.

■	Escrows. In the event that (a) the debt yield is not at least 8.0%, (b) an event of default is continuing or (c) the ARD has occurred, the borrower is required to deposit on each due date, (i) one-twelfth of the estimated annual real estate taxes into a tax reserve account, (ii) one-twelfth of the annual insurance premiums into an insurance reserve account and (iii) 4.0% of gross revenues for the prior month into an FF&E reserve account. With respect to reserves triggered due to the failure of the debt yield to be at least 8.0%, amounts in such reserves will, provided no Trigger Period (as defined below) is continuing, be disbursed to the borrower once the property achieves a debt yield of at least 8.0% as of the last day of any calendar quarter.

■	Lockbox and Cash Management. The Post Ranch Inn Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Trigger Period, a clearing account will be opened and maintained at a financial institution acceptable to the lender and all revenues and sums payable by issuers of credit cards are required to be transmitted directly by such issuer into the clearing account. During any Trigger Period, funds deposited into the clearing account will be swept by the clearing bank on a daily basis into the deposit account held by the lender.

LOAN #5: POST RANCH INN

A “Trigger Period” will commence (i) upon the ARD, (ii) upon an event of default, (iii) during a Low Debt Service Period (as defined herein) or (iv) during a Mezzanine Trigger Period.

A “Low Debt Service Period” will occur if the debt service coverage ratio is less than 1.30x, based on the scheduled principal and interest payments due under the Post Ranch Inn Loan documents, on the last day of the calendar quarter and will end if the debt service coverage ratio is at least 1.35x for two consecutive quarters.

■	Property Management. The Post Ranch Inn Property is managed by Post Ranch Management LLC, a borrower affiliate. The property manager of the Post Ranch Inn Property may be removed from and after the date of a “notice of sale” for foreclosure of the Post Ranch Inn Property by the lender or for certain other circumstances described in the loan documents.

■	Lot Line Adjustment. In 2008, when the 10 southern ridge guestrooms were added to the Post Ranch Inn Property, the property line was adjusted to facilitate the addition. In connection with the lot line adjustments, the parent company of the borrower agreed to pay two unrelated individuals (the owners of the adjacent land) an annual fee equal to the greater of (a) $25,000 or (b) 1.25% of gross revenue attributed to the 10 new units on the southern ridge, until their death. The fee is payable in two parts, a base fee of $25,000 payable each January, with the true-up to the 1.25% due in December. The fees are subject to a lifetime minimum payout of $400,000. The fee, structured as an operating expense of the borrower, is reimbursed by the borrower to the parent company. Underwritten fees due to the owners of the adjacent land in connection with the lot line adjustments were $72,500, equal to the borrower’s budgeted amount and 0.3% of total revenues at the Post Ranch Inn Property.

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Permitted Mezzanine or Secured Indebtedness. The borrower is permitted to incur mezzanine financing (the “Mezzanine Loan”) secured by the 100% direct or indirect equity ownership interest held in the borrower; provided, that certain conditions set forth in the Post Ranch Inn Loan documents are satisfied, which include (without limitation): (i) no event of default exists; (ii) after giving effect to the Mezzanine Loan, (a) the combined debt yield on the Post Ranch Inn Loan and the Mezzanine Loan is equal to or greater than 13.5%, and (b) the combined debt service coverage ratio on the Post Ranch Inn Loan and the Mezzanine Loan is equal to or greater than 3.60x and the combined loan-to-value ratio is equal to or less than 55.0%; (iii) the holder of the Mezzanine Loan enters into a mezzanine intercreditor agreement with the lender in form and substance acceptable to the lender and the rating agencies; (iv) the holder of the Mezzanine Loan is a “qualified equityholder” (as such term is defined in the Post Ranch Inn Loan documents); (v) a rating agency confirmation is delivered in connection with the consummation of the Mezzanine Loan and (vi) the Mezzanine Loan is co-terminous with the maturity date of the Post Ranch Inn Loan.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The Post Ranch Inn Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Post Ranch Inn Property with a deductible not in excess of $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #6: GRAND CANAL SHOPPES

LOAN #6: GRAND CANAL SHOPPES

LOAN #6: GRAND CANAL SHOPPES

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller(3)	GSMC
Location (City/State)	Las Vegas, Nevada	Cut-off Date Principal Balance(4)	$60,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF(2)	$1,000.14
Size (SF)(1)	759,891	Percentage of Initial Pool Balance	4.7%
Total Occupancy as of 5/31/2019	94.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 5/31/2019	94.0%	Type of Security	Fee Simple / Leasehold
Year Built / Latest Renovation	1999 / 2007	Mortgage Rate(5)	3.74080%
Appraised Value	$1,640,000,000	Original Term to Maturity (Months)	120
Borrower Sponsor	Brookfield Properties REIT Inc. & Nuveen Real Estate	Original Amortization Term (Months)	NAP
Property Management	Brookfield Properties Retail Inc.	Original Interest Only Period (Months)	120
First Payment Date	8/1/2019
Maturity Date	7/1/2029

Underwritten Revenues	$104,029,334
Underwritten Expenses	$31,007,624	Escrows
Underwritten Net Operating Income (NOI)	$73,021,709	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$70,997,903	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	46.3%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	46.3%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	2.53x / 2.46x	TI/LC	$12,309,694	$0
Debt Yield Based on Underwritten NOI / NCF(2)	9.6% / 9.3%	Other(6)	$1,218,246	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Combination Amount	$760,000,000	77.9%	Loan Payoff	$627,284,452	64.3%
Subordinate Loan Amount	215,000,000	22.1	Principal Equity Distribution	333,044,567	34.2
Reserves	13,527,940	1.4
Closing Costs	1,143,041	0.1

Total Sources	$975,000,000	100.0%	Total Uses	$975,000,000	100.0%

(1)	Size (SF) excludes the 84,743 SF space currently leased to Barneys New York. This space is included in the collateral; however, the borrowers have the right to obtain a free release with respect to such space. As such, no value or rental income has been attributed to this space.
(2)	Calculated based on the aggregate outstanding principal balance of the Grand Canal Shoppes Senior Loans.
(3)	The Grand Canal Shoppes Loan Combination was co-originated by MSBNA, WFB, JPMCB and GS Bank.
(4)	The Cut-off Date Principal Balance represents the non-controlling note A-4-1 of the $975,000,000 Grand Canal Shoppes Loan Combination.
(5)	Reflects the Grand Canal Shoppes Senior Loans only. The Grand Canal Shoppes Subordinate Loans accrue interest at the rate of 6.25000% per annum.
(6)	Other escrows represent the $1,218,246 reserved for gap rent associated with five tenants.

■	The Mortgage Loan. The mortgage loan (the “Grand Canal Shoppes Loan”) is part of a loan combination (the “Grand Canal Shoppes Loan Combination”) consisting of 23 senior pari passu promissory notes (note A-1-1, note A-1-2, note A-1-3, note A-1-4, note A-1-5, note A-1-6, note A-1-7, note A-1-8, note A-2-1, note A-2-2, note A-2-3, note A-2-4, note A-2-5, note A-3-1, note A-3-2, note A-3-3, note A-3-4, note A-3-5, note A-4-1, note A-4-2, note A-4-3, note A-4-4 and note A-4-5) with an aggregate original principal balance of $760,000,000 (the “Grand Canal Shoppes Senior Loans”) and four subordinate pari passu promissory notes (note B-1, note B-2, note B-3 and note B-4) with an aggregate original principal balance of $215,000,000 (the “Grand Canal Shoppes Subordinate Loans”). The Grand Canal Shoppes Loan Combination has an aggregate original principal balance of $975,000,000 and is secured by a first mortgage encumbering the borrowers’ fee simple and leasehold interests in a 759,891 SF specialty retail center that predominantly comprises the first-, second-, and third-levels of the Venetian Hotel and Casino and Palazzo Resort and Casino located in Las Vegas, Nevada (the “Grand Canal Shoppes Property”). The Grand Canal Shoppes Loan, which will be included in the CGCMT 2019-GC41 securitization transaction, is evidenced by the non-controlling note A-4-1, has an outstanding principal balance as of the Cut-off Date of $60,000,000 and represents approximately 4.7% of the Initial Pool Balance.

The Grand Canal Shoppes Loan Combination was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), Wells Fargo Bank, N.A. (“WFB”), JPMorgan Chase Bank, National Association (“JPMCB”) and Goldman Sachs Bank USA (“GS Bank”) on June 3, 2019. The non-controlling notes A-1-1 and A-1-6 were included in the MSC 2019-H7 securitization transaction. The non-controlling notes A-1-2 and A-2-1 were included in the BANK 2019-BNK19 securitization transaction. The non-controlling note A-3-1 is expected to be included in the Benchmark 2019-B12 securitization transaction. The other note holders are set forth below.

The Grand Canal Shoppes Senior Loans (including the Grand Canal Shoppes Loan) have an interest rate of 3.74080% per annum and the Grand Canal Shoppes Subordinate Loans have an interest rate of 6.25000% per annum, resulting in an initial weighted average interest rate of approximately 4.29411% per annum on the Grand Canal Shoppes Loan Combination. The borrowers utilized the proceeds of the Grand Canal Shoppes Loan Combination to refinance existing securitized debt on the Grand Canal Shoppes Property, pay closing costs, fund reserves and return equity to the borrower sponsor.

The Grand Canal Shoppes Loan Combination had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Grand Canal Shoppes Loan Combination requires interest-only payments during its term. The scheduled maturity date of the Grand Canal Shoppes Loan Combination is July 1, 2029. The Grand

LOAN #6: GRAND CANAL SHOPPES

Canal Shoppes Loan Combination may be voluntarily prepaid in whole (but not in part) at any time from and after March 1, 2029. In addition, prior to March 1, 2029 and provided that no event of default is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time after the earlier of (a) the second anniversary of the closing date of the securitization into which the last piece of the Grand Canal Shoppes Loan Combination is deposited and (b) June 3, 2022.

The table below summarizes the promissory notes that comprise the Grand Canal Shoppes Loan Combination. The relationship between the holders of the Grand Canal Shoppes Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The Grand Canal Shoppes Pari Passu-AB Loan Combination” in the Preliminary Prospectus.

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
Note A-1-1	$60,000,000	$60,000,000	MSC 2019-H7	Yes(1)
Note A-1-2	50,000,000	50,000,000	BANK 2019-BNK19	No
Note A-1-3	40,000,000	40,000,000	MSBNA(2)	No
Note A-1-4	40,000,000	40,000,000	MSBNA(2)	No
Note A-1-5	13,846,154	13,846,154	MSBNA(2)	No
Note A-1-6	10,000,000	10,000,000	MSC 2019-H7	No
Note A-1-7	10,000,000	10,000,000	MSBNA(2)	No
Note A-1-8	10,000,000	10,000,000	MSBNA(2)	No
Note A-2-1	50,000,000	50,000,000	BANK 2019-BNK19	No
Note A-2-2	50,000,000	50,000,000	WFB(3)	No
Note A-2-3	40,000,000	40,000,000	WFB(3)	No
Note A-2-4	25,000,000	25,000,000	WFB(3)	No
Note A-2-5	10,384,615	10,384,615	WFB(3)	No
Note A-3-1	50,000,000	50,000,000	Benchmark 2019-B12(4)	No
Note A-3-2	50,000,000	50,000,000	JPMCB(5)	No
Note A-3-3	40,000,000	40,000,000	JPMCB(5)	No
Note A-3-4	25,000,000	25,000,000	JPMCB(5)	No
Note A-3-5	10,384,615	10,384,615	JPMCB(5)	No
Note A-4-1	60,000,000	60,000,000	CGCMT 2019-GC41	No
Note A-4-2	60,000,000	60,000,000	GS Bank(6)	No
Note A-4-3	20,000,000	20,000,000	GS Bank(6)	No
Note A-4-4	25,000,000	25,000,000	GS Bank(6)	No
Note A-4-5	10,384,615	10,384,615	GS Bank(6)	No
B notes	215,000,000	215,000,000	CPPIB Credit Investments II Inc.	Yes(1)
Total	$975,000,000	$975,000,000

(1)	The initial controlling noteholder is the holder or holders of a majority of the Grand Canal Shoppes Subordinate Loans (by principal balance).The holder of the Grand Canal Shoppes Subordinate Companion Loans will have the right to appoint the special servicer of the Grand Canal Shoppes Loan Combination and to direct certain decisions with respect to the Grand Canal Shoppes Loan Combination, unless a control appraisal event exists under the related co-lender agreement, upon which note A-1-1 will be the controlling note. The Grand Canal Shoppes Loan Combination will be serviced pursuant to the pooling and servicing agreement for the MSC 2019-H7 securitization from and after the anticipated closing date of such securitization on July 25, 2019.

(2)	Notes A-1-3, A-1-4, A-1-5, A-1-7 and A-1-8 are currently held by MSBNA and are expected to be contributed to one or more future securitization trusts.

(3)	Notes A-2-2, A-2-3, A-2-4 and A-2-5 are currently held by WFB and are expected to be contributed to one or more future securitization trusts.

(4)	Note A-3-1 is currently held by JPMCB and is expected to be contributed to the Benchmark 2019-B12 securitization transaction.

(5)	Notes A-3-2, A-3-3, A-3-4 and A-3-5 are currently held by JPMCB and are expected to be contributed to one or more future securitization trusts.

(6)	Notes A-4-2, A-4-3, A-4-4 and A-4-5 are currently held by GS Bank and are expected to be contributed to one or more future securitization trusts.

■	The Mortgaged Property: The Grand Canal Shoppes Property is a 759,891 SF specialty retail center that predominantly comprises the first-, second- and third-level of the Venetian Hotel and Casino and Palazzo Resort and Casino. The Grand Canal Shoppes Property opened in 1999, with an expansion in conjunction with the completion of the Palazzo Resort and Casino (“The Palazzo”) in 2007, and is anchored by an 84,743 SF, three-level Barneys New York, currently slated to close by January 2020. Barneys New York will be part of the collateral for the Grand Canal Shoppes Loan Combination at loan origination, but the borrowers have the right to obtain a release of the Barneys Parcel without any payment of a release price. At origination, no value or rental income was attributed to the Barneys Parcel.

The Venetian Hotel and Casino and The Palazzo are luxury hotels and casino resorts situated within the southeast quadrant of Las Vegas Boulevard and Sands Avenue. The Venetian Hotel and Casino and The Palazzo are owned and operated by Las Vegas Sands. The overall resort complex is the largest on The Strip, and includes 4,049 rooms within the Venetian Hotel and Casino, 3,068 rooms/suites within The Palazzo, and 225,000 SF of gaming space (combined), none of which are collateral for the Grand Canal Shoppes Loan Combination. The Grand Canal Shoppes Property is physically connected to the Venetian Hotel and Casino and The Palazzo, which combine to create a large hotel and resort complex with over 7,000 hotel rooms, 2.3 million SF of meeting space, one million SF of retail space and more than 30 restaurants. In addition, the Grand Canal Shoppes Property is within walking distance to over 140,000 hotel rooms.

LOAN #6: GRAND CANAL SHOPPES

The Grand Canal Shoppes Property is situated across 21.1 acres of land along the central portion of Las Vegas Boulevard (“The Strip”). The Grand Canal Shoppes Property is a premier shopping, entertainment and dining venue in Las Vegas featuring a unique Venetian-inspired setting with luxury retailers and restaurant concepts. Attractions include a gondola ride through the canals of the Grand Canal Shoppes Property as well as showroom/theater space for live performances.

The Grand Canal Shoppes Property is currently 94.0% leased as of May 31, 2019. According to the appraisal, the Grand Canal Shoppes Property generates average mall shop sales of over $1,000 PSF. The Grand Canal Shoppes Property generated $427.6 million in gross sales with comparable in line sales inclusive of the food court of $1,182 PSF as of TTM February 2019. The Grand Canal Shoppes Property generates over 60% of its top line revenue from food and entertainment offerings, including restaurants such as TAO Asian Bistro, which features a night and beach club, Grand Lux Café, Sushi Samba, Delmonico Steakhouse, CUT by Wolfgang Puck, Smith & Wollensky, Verdugo West Brewery, Xiang Tian Xia Chinese Hot Pot and Recital Karaoke, among others. Noteworthy luxury retailers at the Grand Canal Shoppes Property include Louis Vuitton, Salvatore Ferragamo, Fendi and Jimmy Choo.

From 2015 through January 2019, capital expenditures, inclusive of development capital and landlord work, of approximately $20.3 million ($26.70 PSF) were invested in the Grand Canal Shoppes Property. In addition, there is a planned renovation and redevelopment of the common areas within the shopping areas above The Palazzo. Ownership is budgeting an approximately $12.0 million plan to improve lighting and finishes, in an attempt to maintain existing tenants and attract new tenants to this portion of the Grand Canal Shoppes Property. According to management, renovations are expected to begin in September 2019. In addition, new finishes and lighting are expected to be completed in conjunction with a proposed 27,422 SF international food hall expected to be completed in 2020. Such renovation and redevelopment, as well as development of the new food hall, are not required by or reserved for under the Grand Canal Shoppes Loan Combination documents, and we cannot assure you that any such renovation, redevelopment, or food hall development will be completed.

The following table presents a summary of historical tenant sales at the Grand Canal Shoppes Property:

Historical Tenant Sales Summary (1)

	2015	2016	2017	2018	TTM February 2019 Sales	TTM February 2019 Sales PSF
Anchor / Major Sales	$129,599,970	$129,282,829	$130,862,228	$138,705,093	$140,317,346	$1,046
Comparable In-Line Sales	$200,973,916	$207,912,708	$223,524,143	$244,916,086	$244,795,176	$1,154
Comparable Food Court Sales	$17,055,210	$19,744,070	$21,275,466	$23,538,795	$23,688,945	$1,580

(1)	Information as provided by the borrower sponsor and only includes tenants reporting sales.

The first floor of Barneys New York and the casino level (ground floor) space are leased by the borrowers, pursuant to air rights ground leases, which do not include the underlying land. The casino level space consists of restaurants and retail shops contained on the casino levels (ground floor) of the Venetian Hotel and Casino and the Palazzo Resort and Casino. The ground lease for the casino level of the Venetian Hotel and Casino portion of the Grand Canal Shoppes Property expires in 2093, and the ground lease for the casino level of the Palazzo Resort and Casino portion of the Grand Canal Shoppes Property expires in 2097. Each of the annual rents for these leases is $1 and the borrowers have the option to purchase the premises for $1 on the respective expiration dates. The remaining collateral, except for the Walgreens air rights lease space, is owned in fee. A portion of the fee is located at the ground level (the retail annex), with the majority fee located on levels 2 and 3. The collateral is vertically subdivided; i.e., the fee ownership is solely of the designated space on the ground level and levels 2 and 3. A reciprocal easement agreement governs the relationship among the owner of the Grand Canal Shoppes Property, and the owners of other interests in the complex that includes the Venetian Hotel and Casino and the Palazzo Resort and Casino. The Walgreens air rights lease space refers to the air rights above the Walgreens space (the Walgreens space itself is owned by a third party), for which the lease expires in 2064 with one, 40-year extension option. The Walgreens air rights space is currently occupied by Buddy V’s Ristorante and Carlo’s Bakery (12,839 SF, 1.5% of underwritten base rent). The Venetian Hotel and Casino subleases a portion of the air rights parcel from the borrowers pursuant to a separate sublease. The Venetian Hotel and Casino is responsible under its sublease for an amount equal to 80.68% of the ground rent under the Walgreens lease.

LOAN #6: GRAND CANAL SHOPPES

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Grand Canal Shoppes Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Venetian Casino Resort(3)	NR / NR / BBB-	81,105	10.7%	$4,598,023	6.9%	$56.69	5/31/2029	10, 5-year options
Emporio D’Gondola(4)	NR / NR / NR	922	0.1	4,051,692	6.0	4,394.46	5/31/2029	10, 5-year options
Regis Galerie(5)	NR / NR / NR	28,099	3.7	2,367,955	3.5	84.27	5/31/2020	1, 5-year option
Sephora	NR / A1 / A+	10,074	1.3	2,299,995	3.4	228.31	7/31/2021	None
Welcome to Las Vegas(6)	NR / NR / NR	14,234	1.9	2,000,502	3.0	140.54	1/31/2030	None
TAO	NR / NR / NR	49,441	6.5	$1,576,386	2.4	31.88	1/31/2025	1, 5-year option
Grand Lux Cafe	NR / NR / NR	19,100	2.5	1,463,633	2.2	76.63	12/31/2029	None
CUT By Wolfgang Puck	NR / NR / NR	12,247	1.6	1,261,441	1.9	103.00	5/31/2028	1, 5-year option
Mercato Della Pescheria	NR / NR / NR	16,479	2.2	1,131,448	1.7	68.66	11/30/2025	2, 5-year options
Bellusso Jewelry	NR / NR / NR	2,999	0.4	1,068,964	1.6	356.44	11/30/2022	1, 5-year option
Largest Tenants		234,700	30.9	$21,820,039	32.6%	$92.97
Remaining Owned Tenants		479,928	63.1	45,214,842	67.4	94.21
Vacant Spaces (Owned Space)		45,263	6.0	0	0.0	0.00
Totals / Wtd. Avg. Tenants		759,891	100.0%	$67,034,881	100.0%	$92.19

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	UW Base Rent reflects the following: (a) in-place leases based on the May 2019 rent roll and (b) contractual rent steps of $2,184,628 through May 31, 2020.

(3)	Venetian Casino Resort has (i) 34,088 SF expiring on July 31, 2025, (ii) 38,920 SF expiring on May 31, 2029, (iii) 8,096 SF expiring on September 30, 2033 and (iv) 1 SF expiring on December 31, 2019 that collectively generates $60,991 in underwritten base rent.

(4)	Emporio D’Gondola operates as the gondola attraction at the Grand Canal Shoppes Property.

(5)	Regis Galerie has 8,406 SF expiring on December 31, 2020, 4,654 SF expiring on February 29, 2020 and 15,039 SF expiring on May 31, 2025.

(6)	Welcome to Las Vegas has an additional lease that is expected to commence in February 1, 2020. Gap rent was reserved by the lender at origination. 10,239 SF is expiring on December 31, 2020 and the remaining 3,995 SF is expiring on January 31, 2030.

The following table presents certain information relating to the lease rollover schedule at the Grand Canal Shoppes Property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring leases
MTM	2,080	0.3%	0.3%	$0	0.0%	$0.00	3
2019	39,567	5.2	5.5%	2,436,560	3.6	61.58	17
2020	80,052	10.5	16.0%	4,475,224	6.7	55.90	29
2021	28,634	3.8	19.8%	5,748,002	8.6	200.74	16
2022	35,084	4.6	24.4%	4,683,674	7.0	133.50	13
2023	41,038	5.4	29.8%	5,490,655	8.2	133.79	20
2024	60,412	8.0	37.8%	6,381,261	9.5	105.63	24
2025	146,378	19.3	57.0%	10,519,793	15.7	71.87	20
2026	29,721	3.9	60.9%	2,751,933	4.1	92.59	9
2027	6,142	0.8	61.7%	859,431	1.3	139.93	3
2028	48,011	6.3	68.1%	4,940,574	7.4	102.91	9
2029	185,418	24.4	92.5%	18,048,649	26.9	97.34	27
2030 & Thereafter	12,091	1.6	94.0%	699,125	1.0	57.82	2
Vacant	45,263	6.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	759,891	100.0%		$67,034,881	100.0%	$93.80	189

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	UW Base Rent reflects the following: (a) in-place leases based on the May 2019 rent roll and (b) contractual rent steps of $2,184,628 through May 31, 2020.

The following table presents certain information relating to historical occupancy at the Grand Canal Shoppes Property:

Historical Leased %(1)

	2014	2015	2016	2017	2018	As of 5/31/2019
The Venetian Hotel and Casino	95.1%	92.6%	98.3%	95.7%	99.1%	97.1%
Palazzo Resort and Casino	88.2	89.5	86.2	88.4	83.0	86.2
Total / Wtd. Avg.	92.6%	91.5%	93.9%	93.0%	93.3%	94.0%

(1)	As provided by the borrowers and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

LOAN #6: GRAND CANAL SHOPPES

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Grand Canal Shoppes Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 3/31/2019	Underwritten(2)	Underwritten $ per SF
Base Rent(2)	$68,255,204	$67,507,328	$66,471,558	$66,941,590	$67,034,881	$88.22
Total Recoveries	31,633,869	27,875,777	25,766,223	25,166,107	26,539,087	34.92
Other Income(3)	12,765,993	12,203,223	10,872,872	10,365,738	10,455,366	13.76
Less Vacancy & Credit Loss	0	0	0	0	0	0.00
Effective Gross Income	$112,655,066	$107,586,327	$103,110,653	$102,473,435	$104,029,334	$136.90

Real Estate Taxes	$1,952,631	$1,995,183	$2,076,447	$2,102,023	$2,102,023	$2.77
Insurance	268,881	248,826	253,530	260,040	260,040	0.34
Other Operating Expenses(4)	31,074,924	30,916,371	29,454,203	28,645,562	28,645,562	37.70
Total Expenses	$33,296,436	$33,160,381	$31,784,180	$31,007,624	$31,007,624	$40.81

Net Operating Income(2)	$79,358,630	$74,425,947	$71,326,473	$71,465,811	$73,021,709	$96.09
Capital Expenditures	0	0	0	0	0	0.00
TI/LC	0	0	0	0	2,023,806	2.66
Net Cash Flow	$79,358,630	$74,425,947	$71,326,473	$71,465,811	$70,997,903	$93.43

Occupancy(5)	93.9%	93.0%	93.3%	93.9%	94.0%
NOI Debt Yield(6)	10.4%	9.8%	9.4%	9.4%	9.6%
NCF DSCR(6)	2.75x	2.58x	2.47x	2.48x	2.46x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent reflects the following: (a) in-place leases based on the May 2019 rent roll and (b) contractual rent steps of $2,184,628 through May 31, 2020 and excludes any rent associated with the Barneys New York space. The increase from TTM 3/31/2019 to Underwritten Base Rent and Net Operating Income is due to recent leasing activity.

(3)	Other Income includes vending income, enterprise income, advertising revenue sponsorship income, specialty leasing income, overage rent and percent in lieu.

(4)	Other Operating Expenses includes the Walgreens ground/air rights lease rent of which $113,475, 19.32% of the annual ground lease payment, was underwritten. The Venetian Hotel and Casino is responsible under its sublease for the remaining 80.68% of the ground rent under the Walgreens lease.

(5)	2016, 2017 and 2018 occupancy reflects average occupancy for the indicated year ended Dec.31. Underwritten Occupancy is based on the underwritten rent roll dated May 31, 2019.

(6)	NOI Debt Yield and NCF DSCR are based on the Grand Canal Shoppes Senior Loans and exclude the Grand Canal Shoppes Subordinate Loans.

■	Appraisal. Appraisal. According to the appraisal, the Grand Canal Shoppes Property had an “as-is” appraised value of $1,640,000,000 as of April 3, 2019, which excludes an 84,743 SF space currently leased to Barneys New York (the “Barneys Parcel”) that is subject to a free release under the loan documents as described under “—Release of Collateral” below. The “as-is” appraised value including the Barneys Parcel is $1,680,000 as of April 3, 2019.

Appraisal Approach(1)	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$1,640,000,000	N/A	4.50%
Discounted Cash Flow Approach	$1,682,600,000	6.25%	5.00%(2)

(1)	Based on the “as-is” appraised value, excluding the Barney’s space.

(2)	Represents the terminal cap rate.

■	Environmental Matters. According to a Phase I environmental report, dated May 15, 2019, there are no recognized environmental conditions or recommendations for further action at the Grand Canal Shoppes Property other than to continue implementation of the existing asbestos operations and maintenance plan.

■	Market Overview and Competition. The Grand Canal Shoppes Property is located in Las Vegas, Nevada along The Strip. The Grand Canal Shoppes Property’s tenant mix of retail, restaurants, and entertainment offerings benefits from Las Vegas’s tourists, convention center attendees, and residents. The Grand Canal Shoppes Property is adjacent to the Sands Expo Convention Center, a 1.8 million SF meeting and convention center. Additionally, Las Vegas has various developments in process that are expected to be completed in 2020 and beyond. The most notable of these developments is the MSG Sphere, an 18,000 seat performance venue being developed by Madison Square Garden and Las Vegas Sands just east of the Grand Canal Shoppes Property, the construction of the 65,000 seat Las Vegas Stadium, the new home of the NFL’s Oakland Raiders, which is expected to also double as a live entertainment and convention venue, and the Las Vegas Convention Center District is under redevelopment with a 1.4 million SF expansion. We cannot assure you as to whether or when such developments will be completed.

Primary access to the Grand Canal Shoppes Property is provided by Interstate 15, the region’s primary north-south route, which is situated approximately one mile west of the Grand Canal Shoppes Property, with access gained via Spring Mountain Road/Sands Avenue. The Grand Canal Shoppes Property is located approximately three miles north of the McCarran International Airport and has direct access to Citizen Area Transit, which has over 41 routes running throughout the region. According to the appraisal, there were over 42.1 million visitors traveling to Las Vegas, and convention visitors exceeding 6.5 million in 2018. According to the appraisal, the estimated 2018 population within a five-, seven- and ten-mile radius of the Grand Canal Shoppes Property was 410,151, 911,414 and 1,661,641,

LOAN #6: GRAND CANAL SHOPPES

respectively. The estimated 2018 average household income within a five-, seven- and ten-mile radius was $54,257, $60,146 and $70,983, respectively.

The Grand Canal Shoppes Property is located in the Southeast submarket of the Las Vegas retail market. According to the appraisal, as of the fourth quarter of 2018, the vacancy rate in the Southeast submarket was approximately 14.5%, with average asking rents of $19.41 PSF and inventory of approximately 5.1 million SF. According to the appraisal, as of the fourth quarter of 2018, the vacancy rate in the Las Vegas retail market was approximately 13.4%, with average asking rents of $22.34 PSF and inventory of approximately 29.9 million SF. The appraiser concluded a market rent of $98.23 PSF for the space at the Grand Canal Shoppes Property.

The following table presents certain information relating to the primary competition for the Grand Canal Shoppes Property:

Competitive Set(1)

Property, Location	Type	Year Built / Renovated	Size (SF)	Occupancy	Sales per SF	Anchor Tenants	Distance to Subject (mi.)
Grand Canal Shoppes Property Las Vegas, NV	Specialty Retail	1999/2007	759,891	94.0%(2)	$1,182(3)	TAO Nightclub, Theater, Grand Lux Café, Mercato Della Pescheria, TAO Asian Bistro, Recital Karaoke, Madame Tussauds Las Vegas, Verdugo West Brewery, Golden Gai	N/A
Primary Competition
Forum Shops at Caesars Las Vegas, NV	Fashion/ Specialty	1992/1997, 2004	650,000	99%	$1,400 - $1,700	Upscale/themed retail project at Caesars with 1-2 levels	0.5
Wynn Las Vegas Retail Las Vegas, NV	Fashion/ Specialty	2005/2008	150,000	95%	$2,000 - $3,000	Upscale retail areas located within The Wynn Las Vegas and Wynn Encore	0.3
The Shops at Crystals Las Vegas, NV	Fashion/ Specialty	2009/NAP	360,000	94%	$1,200 - $1,400	Upscale specialty retail center with 3-levels on Las Vegas Strip part of City Center	1.1
Miracle Mile Shops Las Vegas, NV	Fashion/ Specialty	2000/2008, 2016	494,000	93%	$825 - $875	Mid-Tier specialty retail center with 1 and 2 stories at Planet Hollywood	1.0
Fashion Show Mall Las Vegas, NV	Super-Regional Center	1981/Various	1,875,400	95%	$825 - $875	Neiman Marcus, Dillard’s, Macy’s, Saks, Forever 21, Nordstrom, Dick’s Sporting Goods	0.3
Secondary Competition
The Linq Promenade Las Vegas, NV	Fashion/ Specialty	2014/NAP	268,000	93%	- - -	Retail and entertainment specialty center including a number of restaurants and performance venues	0.4
Bellagio Shops Las Vegas, NV	Fashion/ Specialty	1998/NAP	-	100%	- - -	Upscale shopping area located within Bellagio Resort and Casino	0.8
The Showcase Las Vegas, NV	Specialty Retail	1997/2003, 2009	347,281	97%	- - -	Coca-Cola, Ross, Hard Rock, M&M’s, Adidas	1.6
Las Vegas Premium Outlets Las Vegas, NV	Outlet Center	2003/NAP	676,113	100%	$1,400 - $1,600	Last Call Neiman Marcus, Off 5th Saks 5th Avenue, Nike	3.5

(1)	Source: Appraisal

(2)	Based on underwritten rent roll dated May 31, 2019.

(3)	Comparable in-line sales shown as of February 28, 2019.

■	The Borrowers. The borrowers are Grand Canal Shops II, LLC and The Shoppes at the Palazzo, LLC, each a Delaware limited liability company that is structured to be bankruptcy remote with two independent directors. The borrower sponsors are Brookfield Properties REIT Inc. and Nuveen Real Estate. The nonrecourse carveout guarantor is BPR Nimbus LLC, an affiliate of Brookfield Properties REIT Inc.

Brookfield Properties REIT Inc. (“Brookfield”) ranks among the largest retail real estate companies in the United States. Its portfolio of mall properties spans the nation, encompassing 170 locations across 42 states and representing over 146 million SF of retail space. Brookfield is focused on managing, leasing and redeveloping retail properties. Nuveen Real Estate is the investment management arm of Teachers Insurance and Annuity Association. Nuveen Real Estate manages various funds and mandates, across both public and private investments, and spanning both debt and equity and has over 80 years of real estate investing experience and more than 500 employees located across over 20 cities throughout the United States, Europe and Asia Pacific.

■	Escrows. On the origination date, the borrowers funded (i) a tenant improvements and leasing commissions reserve in the amount of $12,309,694 and (ii) a gap rent reserve in the amount of $1,218,246.

On each due date during a Grand Canal Shoppes Cash Management Period, the borrowers will be required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the property taxes and insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months, unless in the case of insurance premiums, the borrowers is maintaining a blanket policy; (ii) a replacement reserve in the amount of $16,122 (subject to an aggregate cap of $386,928); (iii) a tenant improvements and leasing commissions reserve in the amount of $96,731 (subject to an aggregate cap of $2,321,544); and (iv) a ground rents reserve in an amount equal to one-twelfth of the annual amounts payable by each of the borrowers, as applicable, pursuant to the two ground leases and the air rights lease described under “—Ground Leases” below.

A “Grand Canal Shoppes Cash Management Period” means a period (i) commencing upon an event of default under the Grand Canal Shoppes Loan Combination and ending when such event of default is cured or waived or (ii)

LOAN #6: GRAND CANAL SHOPPES

commencing on the date that that the debt yield (as calculated under the loan documents) is less than 6.5% as of the end of any calendar year and ending on the date that the debt yield is greater than or equal to 6.5% for two consecutive calendar quarters.

■	Lockbox and Cash Management. The Grand Canal Shoppes Loan Combination is structured with a hard lockbox and springing cash management. The borrowers are required to deliver tenant direction letters instructing all tenants to deposit rents into a lender-controlled lockbox account. In addition, the borrowers are required to cause all cash revenues relating to the Grand Canal Shoppes Property and all other money received by the borrowers or the property manager with respect to the Grand Canal Shoppes Property (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account within two business days of receipt thereof. On each business day that no Grand Canal Shoppes Cash Management Period or event of default under the Grand Canal Shoppes Loan Combination is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each second business day during a Grand Canal Shoppes Cash Management Period or during the continuance of an event of default under the Grand Canal Shoppes Loan Combination, all funds in the lockbox account are required to be swept into the cash management account.

During the continuance of a Grand Canal Shoppes Cash Management Period and so long as no event of default is continuing, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be swept into a borrower-controlled operating account, unless a Grand Canal Shoppes Cash Sweep Period is continuing, in which case such amounts are required to be deposited into an excess cash flow reserve account as additional collateral for the Grand Canal Shoppes Loan Combination.

A “Grand Canal Shoppes Cash Sweep Period” means a period (i) commencing upon an event of default under the Grand Canal Shoppes Loan Combination and ending when such event of default is cured or waived or (ii) commencing on the date that that the debt yield (as calculated under the loan documents) is less than 6.0% as of the end of any calendar year and ending on the date that the debt yield is greater than or equal to 6.0% for two consecutive calendar quarters.

■	Property Management. The Grand Canal Shoppes Property is currently managed by Brookfield Properties Retail Inc. pursuant to a management agreement. Under the related loan documents, the Grand Canal Shoppes Property is required to be managed by Brookfield Properties Retail Inc., any affiliate of the borrower sponsor or Brookfield, or a reputable and experienced management organization that manages at least five shopping centers in the United States having an aggregate square footage of at least 3,750,000 square feet and has a net worth greater than one billion dollars. The lender has the right to require the borrowers to replace the property manager with a property manager selected by the borrowers (i) during the continuance of an event of default under the Grand Canal Shoppes Loan Combination, (ii) if such property manager becomes bankrupt or insolvent or (iii) if a default occurs under the related management agreement that would allow the borrowers to terminate such management agreement.

■	Release of Collateral. Provided that no event of default is continuing, the borrowers may obtain the release of a portion of Grand Canal Shoppes Property consisting of the Barneys Parcel without defeasance or prepayment (except as required by REMIC regulations) upon a bona fide sale to an unaffiliated third party and subject to the satisfaction of certain conditions, including, among others: (i) the lender receives reasonably satisfactory evidence that all portions of the Barneys Parcel owned by the borrowers in fee simple have been legally subdivided from all portions of the Grand Canal Shoppes Property remaining after the release, (ii) the loan-to-value ratio following such release is less than or equal to 125% (provided that the borrowers may prepay the “qualified amount” as defined in Internal Revenue Service Revenue Procedure 2010-30, in order to satisfy such requirement, together with any applicable yield maintenance premium) and (iii) delivery of a REMIC opinion. From and after the release of the Barneys Parcel, without the prior consent of the lender, neither the borrowers nor any of their affiliates may solicit, cause or facilitate the relocation of any existing tenant at the Grand Canal Shoppes Property to the Barneys Parcel.

■	Reciprocal Easement Agreement. The borrowers are a party to a reciprocal easement agreement with respect to the Grand Canal Shoppes Property which governs the interrelationship between the Grand Canal Shoppes Property and the owners of other interests in the complex that includes the Venetian Hotel and Casino and the Palazzo Resort and Casino. Under the reciprocal easement agreement, the borrowers covenant to continuously operate the Grand Canal Shoppes Property and have agreed to maintain the quality standards of the tenant mix at the property. In addition, the borrowers are prohibited from leasing space to competitors of Venetian Casino Resort, LLC. Casualty and business interruption insurance coverage for the Grand Canal Shoppes Property is currently provided by a blanket insurance policy meeting the requirements under the reciprocal easement agreement. Proceeds of such insurance, as well as condemnation proceeds, are required to be administered in accordance with the provisions of the reciprocal easement agreement. Under the reciprocal easement agreement, a transfer of the Grand Canal Shoppes Property (other than to a lender (or a subsequent transferee) in connection with foreclosure of a mortgage secured by the property) is subject to a right of first offer in favor of Venetian Casino Resort, LLC. If the subsequent

LOAN #6: GRAND CANAL SHOPPES

transfer is not for at least 95% of the price of the offer to Venetian Casino Resort, LLC, Venetian Casino Resort, LLC would be entitled to purchase the property at such lower sales price.

Additionally, Venetian Casino Resort, LLC has the right to cure certain defaults of the borrowers under the Grand Canal Shoppes Loan Combination and, in the case of acceleration of the Grand Canal Shoppes Loan Combination, has the right, subject to the satisfaction of certain financial covenants, to purchase the Grand Canal Shoppes Loan Combination at a price equal to (a) the principal balance (b) accrued and unpaid interest up to (but excluding) the date of purchase, (c) all other amounts owed under the loan documents, including, without limitation (but only to the extent so owed) (1) any unreimbursed advances made by the servicer, with interest at the applicable rate, (2) any servicing and special servicing fees, (3) any exit fees, (4) any prepayment, yield maintenance or similar premiums and (5) if the date of purchase is not a scheduled payment date, accrued and unpaid interest, from the date of purchase up to (but excluding) the scheduled payment date next succeeding the date of purchase and (d) all reasonable fees and expenses incurred by the lender in connection with the purchase.

■	Mezzanine or Subordinate Secured Indebtedness. Not permitted.

■	Ground/Air Rights Leases. The borrowers are tenants under two ground leases and an air rights lease at the Grand Canal Shoppes Property. One ground lease is for the retail and restaurant space on the casino level of the Venetian Hotel and Casino and expires on May 13, 2093 with no extension options. The other ground lease is for the retail and restaurant space on the casino level of The Palazzo and expires on February 28, 2097 with no extension options. The annual rent under each ground lease is $1 and the borrowers have the option to purchase the applicable premises for $1 on their respective expiration dates.

The air rights above the space leased to Walgreens Co. and used as a Walgreen’s store are leased by a third party to the borrowers. The air rights lease expires on February 28, 2064 and has one 40-year extension option. The annual ground rent under the air rights lease was initially $600,000. As of March 1, 2011, such rent is subject to annual increases in an amount equal to the percentage increase in the consumer price index during the corresponding period, subject to a cap of 2.0%. The borrowers sublease a portion of the air rights to The Venetian Casino Resort, LLC who pays 80.68% of the rent payable under the air rights lease, with the borrowers responsible for the remaining 19.32%.

■	Terrorism Insurance. The borrowers are required to maintain terrorism insurance in an amount equal to the full replacement cost of the Grand Canal Shoppes Property, as well as 24 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrowers’ requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #7: MOFFETT TOWERS II BUILDINGS 3 & 4

LOAN #7: MOFFETT TOWERS II BUILDINGS 3 & 4

LOAN #7: MOFFETT TOWERS II BUILDINGS 3 & 4

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC, GACC
Location (City/State)	Sunnyvale, California	Cut-off Date Principal Balance(8)	$55,250,000
Property Type	Office	Cut-off Date Principal Balance per SF(4)	$499.10
Size (SF)(1)	701,266	Percentage of Initial Pool Balance	4.3%
Total Occupancy as of 8/6/2019(2)	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/6/2019(2)	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2019 / NAP	Mortgage Rate	3.76386%
Appraised Value(3)	$790,000,000	Original Term to Maturity (Months)(7)	120
Borrower Sponsor	Jay Paul Company	Original Amortization Term (Months)	NAP
Property Management	Paul Holdings, Inc., d/b/a Jay Paul Company	Original Interest Only Period (Months)	120
First Payment Date	8/6/2019
Anticipated Repayment Date	7/6/2029
Final Maturity Date	6/6/2034

Underwritten Revenues	$57,629,637
Underwritten Expenses	$11,259,997	Escrows
Underwritten Net Operating Income (NOI)	$46,369,641	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$46,224,616	Taxes	$525,523	$87,587
Cut-off Date LTV Ratio(4)(5)	44.3%	Insurance	$0	$0
LTV Ratio at ARD(4)(6)(7)	44.3%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(4)	3.47x / 3.46x	TI/LC(2)	$39,293,262	$0
Debt Yield Based on Underwritten NOI / NCF(4)	13.2% / 13.2%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$350,000,000	59.3%	Loan Payoff(9)	$408,943,870	69.3%
Subordinate Loan Amount	155,000,000	26.3	Principal Equity Distribution	114,264,733	19.4
Mezzanine Loan	85,000,000	14.4	Reserves	39,818,785	6.7
Origination Costs	26,972,612	4.6

Total Sources	$590,000,000	100.0%	Total Uses	$590,000,000	100.0%

(1)	The Moffett Towers II Buildings 3 & 4 Property is part of the Moffett Towers II Campus. The campus shares 59,648 SF of common area amenities, of which 23,860 SF were allocated to the Moffett Towers II Buildings 3 & 4 Property. These 23,860 SF are not included in the collateral.

(2)	Facebook has taken possession of its space and has commenced with the design of the build out of the spaces. Facebook is currently in a free rent period at Building 3 and is anticipated to begin paying rent in January 2020. Facebook is also currently in a free rent period at Building 4 and is anticipated to begin paying rent in December 2019. We cannot assure you that this tenant will begin paying rent as anticipated or at all. All contractual TI/LC obligations and free rent were reserved at the origination of the Moffett Towers II Buildings 3 & 4 Loan Combination. See “—Escrows” below.

(3)	See “—Appraisal” below.

(4)	Calculated based on the aggregate outstanding principal balance of the Moffett Towers II Buildings 3 & 4 Senior Loans and excludes the Moffett Towers II Buildings 3 & 4 Subordinate Loans unless otherwise specified. See “—The Mortgage Loan” below.

(5)	The Cut-off Date LTV Ratio is calculated utilizing the “prospective stabilized” appraised value of $790,000,000. The Cut-off Date LTV Ratio calculated based on the “as-is” appraised value is 48.2%. See “—Appraisal” below.

(6)	The LTV Ratio at ARD is calculated utilizing the “prospective stabilized” appraised value of $790,000,000. The LTV Ratio calculated based on the “as-is” appraised value is 48.2%. See “—Appraisal” below.

(7)	The Moffett Towers II Buildings 3 & 4 Loan Combination has an anticipated repayment date (the “ARD”) of July 6, 2029 and a stated maturity date of June 6, 2034.

(8)	The Cut-off Date Principal Balance represents the non-controlling note A-2-C and note A-3-C of the $505,000,000 Moffett Towers II Buildings 3 & 4 Loan Combination. See “—The Mortgage Loan” below.

(9)	In May 2018, GS Bank funded a $795.0 million loan to an affiliate of the borrower to construct the Moffett Towers II Buildings 3 & 4 Property. GS Bank subsequently syndicated $690.0 million of such loan to third parties, including one syndication partner who placed its $100.0 million allocation on a warehouse line with GS Bank. GS Bank retained $105.0 million of such loan on its balance sheet. The Moffett Towers II Buildings 3 & 4 Loan Combination was used in part to pay off the existing GS Bank loan.

■	The Mortgage Loan. The mortgage loan (the “Moffett Towers II Buildings 3 & 4 Loan”) is part of a loan combination (the “Moffett Towers II Buildings 3 & 4 Loan Combination”) consisting of 11 senior pari passu promissory notes (note A-1-A, note A-1-B, note A-1-C, note A-1-D, note A-1-E, note A-2-A, note A-2-B, note A-2-C, note A-3-A, note A-3-B and note A-3-C) with an aggregate original principal balance of $350,000,000 (the “Moffett Towers II Buildings 3 & 4 Senior Loans”) and three subordinate pari passu promissory notes (note B-1, note B-2 and note B-3) with an aggregate original principal balance of $155,000,000 (the “Moffett Towers II Buildings 3 & 4 Subordinate Loans”). The Moffett Towers II Buildings 3 & 4 Loan Combination has an aggregate original principal balance of $505,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in two office buildings located in Sunnyvale, California (collectively, the “Moffett Towers II Buildings 3 & 4 Property”). The Moffett Towers II Buildings 3 & 4 Loan, which will be included in the CGCMT 2019-GC41 securitization transaction, is evidenced by the non-controlling note A-2-C and note A-3-C, has an outstanding principal balance as of the Cut-off Date of $55,250,000 and represents approximately 4.3% of the Initial Pool Balance.

The Moffett Towers II Buildings 3 & 4 Loan Combination was co-originated by Goldman Sachs Bank USA (“GS Bank”), Deutsche Bank AG, New York Branch (“DBNY”) and Barclays Capital Real Estate Inc. (“BCREI”) on June 19, 2019. The Moffett Towers II Buildings 3 & 4 Senior Loans (including the Moffett Towers II Buildings 3 & 4 Loan) and the Moffett Towers II Buildings 3 & 4 Subordinate Loans have a per annum interest rate equal to (i) prior to the ARD, 3.76386% and (ii) from and after the ARD, the sum of (a) 3.76386% plus (b) the positive difference between the Moffett Towers II Buildings 3 & 4 Adjusted Blended Interest Rate and 3.76386%. The “Moffett Towers II Buildings 3 & 4 Adjusted Blended Interest Rate” means a rate per annum equal to the greater of (a) 5.26386% or (b) the rate for U.S. dollar swaps with a 10-year maturity, as of two business days prior to the ARD, plus 1.50%.

The Moffett Towers II Buildings 3 & 4 Loan Combination had an initial term of 120 months to the ARD and has a remaining term of 119 months to the ARD as of the Cut-off Date. The stated maturity date is June 6, 2034 (the

LOAN #7: MOFFETT TOWERS II BUILDINGS 3 & 4

“Moffett Towers II Buildings 3 & 4 Stated Maturity Date”). The Moffett Towers II Buildings 3 & 4 Loan Combination requires interest-only payments during its term until the ARD. From the first due date after the ARD until the Moffett Towers II Buildings 3 & 4 Stated Maturity Date, the Moffett Towers II Buildings 3 & 4 Loan Combination will amortize on a 30-year schedule.

The Moffett Towers II Buildings 3 & 4 Loan Combination may be voluntarily prepaid in whole (but not in part) beginning on August 6, 2021. Any voluntary prepayments prior to January 6, 2029 require a yield maintenance premium, which may be no less than 1% of the amount prepaid. In addition, provided that no event of default under the Moffett Towers II Buildings 3 & 4 Loan Combination is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the earlier of (a) the second anniversary of the closing date of the securitization into which the last piece of the Moffett Towers II Buildings 3 & 4 Loan Combination is deposited or (b) June 19, 2022.

The table below summarizes the promissory notes that comprise the Moffett Towers II Buildings 3 & 4 Loan Combination. The relationship between the holders of the Moffett Towers II Buildings 3 & 4 Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The Moffett Towers II Buildings 3 & 4 Pari Passu-AB Loan Combination” in the Preliminary Prospectus.

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-A	$2,750,000	$2,750,000	MFTII 2019-B3B4	No
Note A-1-B	65,000,000	65,000,000	BCREI(1)	Yes(2)
Note A-1-C	50,000,000	50,000,000	BANK 2019-BNK19	No
Note A-1-D	49,750,0000	49,750,0000	BCREI(1)	No
Note A-1-E	25,000,000	25,000,000	BCREI(1)	No
Note A-2-A	1,125,000	1,125,000	MFTII 2019-B3B4	No
Note A-2-B	50,000,000	50,000,000	DBNY(3)	No
Note A-2-C	27,625,000	27,625,000	CGCMT 2019-GC41	No
Note A-3-A	1,125,000	1,125,000	MFTII 2019-B3B4	No
Note A-3-B	50,000,000	50,000,000	GS BANK(4)	No
Note A-3-C	27,625,000	27,625,000	CGCMT 2019-GC41	No
Note B-1	85,250,000	85,250,000	MFTII 2019-B3B4	Yes(2)
Note B-2	34,875,000	34,875,000	MFTII 2019-B3B4	Yes(2)
Note B-3	34,875,000	34,875,000	MFTII 2019-B3B4	Yes(2)
Total	$505,000,000	$505,000,000

(1)	Notes A-1-B, A-1-D and A-1-E are currently held by BCREI and are expected to be contributed to one or more future securitization transactions.

(2)	During the continuance of a control appraisal period relating to the B notes, Note A-1-B will be the controlling piece. See “Description of the Mortgage Pool—The Loan Combinations—The Moffett Towers II Buildings 3 & 4 Pari Passu-AB Loan Combination” in the Preliminary Prospectus.

(3)	DBNY expects to transfer Note A-2-B to DBR Investments Co. Limited and contribute such notes to one or more future securitization transactions.

(4)	Note A-3-B is currently held by GS Bank and is expected to be contributed to one or more future securitization transactions.

LOAN #7: MOFFETT TOWERS II BUILDINGS 3 & 4

The Moffett Towers II Buildings 3 & 4 total debt capital structure is shown below:

Moffett Towers II Buildings 3 & 4 Total Debt Capital Structure

(1)	The initial weighted average interest rate of the notes comprising the Moffett Towers II Buildings 3 & 4 Loan Combination is 3.76386%. The interest rate on the Moffett Towers II Buildings 3 & 4 Loan Combination as of any date of determination will be the weighted average interest rate of the notes comprising the Moffett Towers II Buildings 3 & 4 Loan Combination.

(2)	Based on the “prospective stabilized” appraised value of $790,000,000 as of December 1, 2019 and January 1, 2020.

(3)	Based on the UW NOI of $46,369,641 and the UW NCF of $46,224,616.

(4)	Based on the “prospective stabilized” appraised value of $790,000,000, the Implied Borrower Sponsor Equity is $200,000,000.

■	The Mortgaged Property. The Moffett Towers II Buildings 3 & 4 Property consists of two identical, newly-constructed, eight-story Class A office buildings totaling 701,266 SF located in Sunnyvale, California. The Moffett Towers II Buildings 3 & 4 Property is 100.0% leased to Facebook on two separate 350,633 SF triple-net, substantially identical leases through May 31, 2034, each with two, seven-year extension options and no early termination rights.

Facebook has a right of first refusal to purchase the Moffett Towers II Buildings 3 & 4 Property if the borrower is willing and able to accept an offer to sell the Moffett Towers II Buildings 3 & 4 Property to one of Facebook’s competitors (currently defined as Alphabet Inc., Amazon, Inc., Apple Inc. and Microsoft Corporation) that remains active so long as Facebook has not assigned its leases to an unaffiliated third party and is not in material monetary default under its leases.

The Moffett Towers II Buildings 3 & 4 Property comprises a portion of the approximately 1.8 million SF, five-building Moffett Towers II office campus (the “Moffett Towers II Campus”) located on 47.4 acres in Sunnyvale, California. The first phase of the Moffett Towers II Campus development included Moffett Towers II Building 1, Moffett Towers II Building 2, an enclosed parking structure, an adjacent surface parking lot, and a 59,648 SF fitness/amenities building. The second phase of the Moffett Towers II Campus development consists of Moffett Towers II Building 5 and an enclosed parking structure. The third and final phase consists of Moffett Towers II Building 4 (“Building 4”) (completed in May 2019), Moffett Towers II Building 3 (“Building 3”) (completed in June 2019), and an additional parking structure (expected completion in 2019). The Moffett Towers II Buildings 3 & 4 Property will feature access to the fitness/amenities building and the enclosed parking structure pursuant to a declaration of covenants, conditions, restrictions and easement and charges agreement. There are 1,068 total parking spaces dedicated to Facebook pursuant to its leases, resulting in a parking ratio of approximately 3.3 spaces per 1,000 SF.

LOAN #7: MOFFETT TOWERS II BUILDINGS 3 & 4

The following table presents certain information relating to the sole tenant at the Moffett Towers II Buildings 3 & 4 Property:

Largest Tenant Based on Underwritten Base Rent

Building	Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
3	Facebook(3)	NR / NR / NR	350,633	50.0%	$19,493,562	50.0%	$55.60	5/31/2034	2, 7-year options
4	Facebook(3)	NR / NR / NR	350,633	50.0	19,493,562	50.0	$55.60	5/31/2034	2, 7-year options
	Total		701,266	100.0%	$38,987,125	100.0%	$55.60

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	UW Base Rent and UW Base Rent $ per SF reflect the contractual base rent for the office portion as of May 1, 2019 for Building 4 and June 1, 2019 for Building 3 as well as the tenant's pro rata share of the amenity facility ($1,282,856 or $641,428 per building) and contractual rent steps through May 1, 2020 for Building 4 and June 1, 2020 for Building 3. Facebook is currently in a free rent period, described below, and will begin paying annual base rent of $52.20 per SF in December 2019 and January 2020 for Building 4 and Building 3, respectively.

(3)	Facebook has taken possession of both its spaces and has commenced with the design of the build out of the spaces. Facebook took occupancy of Building 3 in June 2019, is currently in a free rent period, and is anticipated to begin paying rent in January 2020. Facebook took occupancy of Building 4 in May 2019, is also currently in a free rent period, and is anticipated to begin paying rent in December 2019. We cannot assure you that this tenant will begin paying rent as anticipated or at all. See “—Escrows” below

The following table presents certain information relating to the lease rollover schedule at the Moffett Towers II Buildings 3 & 4 Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027	0	0.0	0.0%	0	0.0	0.00	0
2028	0	0.0	0.0%	0	0.0	0.00	0
2029	0	0.0	0.0%	0	0.0	0.00	0
2030 & Thereafter	701,266	100.0	100.0%	38,987,125	100.0	55.60	2
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total	701,266	100.0%		$38,987,125	100.0%	$55.60	2

(1)	Calculated based on approximate square footage occupied by the sole tenant.

(2)	UW Base Rent and UW Base Rent $ per SF reflect the contractual base rent for the office portion as of May 1, 2019 for Building 4 and June 1, 2019 for Building 3 as well as the tenant's pro rata share of the amenity facility ($1,282,856 or $641,428 per building) and contractual rent steps through May 1, 2020 for Building 4 and June 1, 2020 for Building 3. Facebook is currently in a free rent period, described below, and will begin paying annual base rent of $52.20 per SF in December 2019 and January 2020 for Building 4 and Building 3, respectively.

The following table presents certain information relating to historical occupancy at the Moffett Towers II Buildings 3 & 4 Property:

Historical Leased %(1)

As of 8/6/2019
100.0%

(1)	As provided by the borrower. The Moffett Towers II Buildings 3 & 4 Property was constructed in 2019 and has been fully leased since June 1, 2019.

LOAN #7: MOFFETT TOWERS II BUILDINGS 3 & 4

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Moffett Towers II Buildings 3 & 4 Property:

Cash Flow Analysis(1)(2)

	Underwritten(3)		Underwritten $ per SF(3)(4)
In-Place Rent	$37,708,475		$52.00
In-Place UW Amenities Rent	1,282,857		1.77
Straight-Line Office Rent	8,564,468		11.81
Straight-Line Amenities Rent	291,524		0.40
Total Rental Revenue	$47,847,323		$65.98
Reimbursements	11,259,997		15.53
Vacancy Loss	(1,477,683)		(2.04)
Effective Gross Income	$57,629,637		$79.48

Total Expenses	$11,259,997		$15.53

Net Operating Income	$46,369,641		$63.95
TI/LC	145,025		0.20
Net Cash Flow	$46,224,616		$63.75

Occupancy	100%
NOI Debt Yield(5)	13.2%
NCF DSCR(5)	3.46	x

(1)	Certain items such as straight line rent, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items are not considered for the underwritten cash flow.

(2)	Historical operating statements are not available, as the Moffett Towers II Buildings 3 & 4 Property was built in 2019.

(3)	Underwritten Base Rent and Underwritten Base Rent $ per SF reflect the contractual base rent for the office portion as of May 1, 2019 for Building 4 and June 1, 2019 for Building 3 as well as the tenant's pro rata share of the amenity facility ($1,282,856 or $641,428 per building) and contractual rent steps through May 1, 2020 for Building 4 and June 1, 2020 for Building 3. Facebook is currently in a free rent period at both buildings and will begin paying annual base rent of $52.20 per SF in December 2019 and January 2020 for Building 4 and Building 3, respectively.

(4)	Based on 725,126 SF, which includes 23,860 SF of the tenant’s pro rata share of the amenity facility.

(5)	Calculated based on the aggregate outstanding principal balance of the Moffett Towers II Buildings 3 & 4 Senior Loans and excludes the Moffett Towers II Buildings 3 & 4 Subordinate Loans unless otherwise specified.

■	Appraisal. According to the appraisal, the Moffett Towers II Buildings 3 & 4 Property had an “as-is” appraised value of $726,000,000 ($363,000,000 for Building 3 and $363,000,000 for Building 4), as of May 3, 2019. The appraisal also provided a “prospective market value upon stabilization” of $790,000,000 ($395,000,000 for Building 3 and $395,000,000 for Building 4) as of January 1, 2020 for Building 3 and December 1, 2019 for Building 4. This value assumes that Facebook takes occupancy, construction is complete and Facebook begins paying rent for Building 3 on January 1, 2020 and Building 4 on December 1, 2019. The appraisal also concluded to an “as dark” value of $610,000,000 ($305,000,000 for Building 3 and $305,000,000 for Building 4) as of May 3, 2019.

Appraisal Approach(1)	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$726,000,000	N/A	5.00%

(1)	Based on the “as-is” appraised value.

■	Environmental Matters. According to Phase I environmental reports, each dated May 13, 2019, there are no recognized environmental conditions or recommendations for further action at the Moffett Towers II Buildings 3 & 4 Property.

■	Market Overview and Competition. The Moffett Towers II Buildings 3 & 4 Property is located in Moffett Park, in the Sunnyvale submarket within Silicon Valley. Moffett Park is a 519-acre area comprised of recently developed office spaces and research and development buildings. Notable technology firms currently in Moffett Park include Google Inc., Hewlett Packard, Juniper Networks, Amazon.com, Lockheed-Martin, Microsoft, Motorola, NetApp and Rambus. The Moffett Towers II Buildings 3 & 4 Property is north of State Highway 237, which forms the southern border of the Moffett Park area and provides access from Interstate 680 and Interstate 280 to the northeast and U.S. Highway 101 in Sunnyvale to the southwest. U.S. Highway 101 runs northward through San Francisco and southward through San Jose, terminating in the City of Los Angeles. The Santa Clara County Transit System station is located across the street from the Moffett Towers II Campus and services the surrounding residential communities.

According to the appraisal, the Moffett Towers II Buildings 3 & 4 Property is located in the Moffett Park office submarket of Silicon Valley. The appraisal notes that at the end of the first quarter of 2019, this submarket contained about 10.3 million SF of office inventory, or about 11.9% of the entire Silicon Valley office inventory of approximately 86.8 million SF. The appraisal concluded overall vacancy in the Moffett Park office submarket was 0.8% as of the first quarter of 2019. The appraisal concludes that the overall average asking rental rate for office space in Sunnyvale, which includes the Moffett Park submarket, is $6.55 per square foot per month.

LOAN #7: MOFFETT TOWERS II BUILDINGS 3 & 4

Competitive Set – Comparable Leases(1)

Location	Total GLA (SF)	Tenant Name	Lease Date / Term	Lease Area (SF)	Monthly Base Rent PSF	Lease Type
Moffett Towers II Buildings 3 & 4 1190 Discovery Way and 900 5th Avenue Sunnyvale, CA	701,266	Facebook	Various / Various(2)	701,266	$4.35	NNN
1001 N. Shoreline Blvd. Mountain View, CA	132,960	Google	April 2018 / 144 Mos.	132,960	$5.60	NNN
221 N. Mathilda Ave. Sunnyvale, CA	154,987	23 and ME	May 2019 / 144 Mos.	154,987	$5.80	NNN
520 Almanor Ave. Sunnyvale, CA	231,000	Nokia Inc.	April 2019 / 150 Mos.	231,000	$4.84	NNN
1111 Lockheed Martin Way Sunnyvale, CA	350,633	Amazon	November 2017 / 126 Mos.	350,633	$4.30	NNN
599 North Mathilda Ave. Sunnyvale, CA	76,031	LinkedIn	January 2019 / 63 Mos.	76,031	$4.18	NNN

(1)	Source: Appraisal.

(2)	Facebook’s lease began in May 2019 for Building 4 and June 2019 for Building 3. The lease terms for Building 3 and Building 4 are 180 months and 181 months, respectively.

■	The Borrower. The borrower is MT2 B3-4 LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Moffett Towers II Buildings 3 & 4 Loan Combination. The non-recourse carveout guarantor under the Moffett Towers II Buildings 3 & 4 Loan Combination is Paul Guarantor LLC. Paul Guarantor LLC is wholly owned by the Jay Paul Revocable Living Trust, of which Joseph K. Paul is trustee and grantor.

Joseph K. Paul is the founder of The Jay Paul Company, a privately held real estate firm based in San Francisco, California. Founded in 1975, The Jay Paul Company concentrates on the acquisition, development and management of commercial properties throughout California. The Jay Paul Company has developed over 11.0 million SF of institutional quality space. The Jay Paul Company’s portfolio includes other properties in Moffett Park, including Moffett Gateway, Moffett Towers, Moffett Towers II and Moffett Place.

■	Escrows. On the origination date, the borrower funded (i) a tenant improvements and leasing commissions reserve equal to approximately $23,165,933 for Facebook leasing expenses, (ii) a free rent reserve equal to $16,127,329 and (iii) a tax reserve equal to approximately $525,523.

On each due date, the borrower will be required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the taxes and insurance premiums that the lender estimates will be payable during the next ensuing 12 months, unless in the case of insurance premiums, the borrower is maintaining a blanket policy in accordance with the related loan documents, (ii) during the continuance of a Moffett Towers II Buildings 3 & 4 Trigger Period, a capital expenditure reserve in the amount of approximately $12,085, and (iii) during the continuance of a Moffett Towers II Buildings 3 & 4 Lease Sweep Period, a lease sweep account in an amount equal to approximately $1,031,600 and any excess cash described under “—Lockbox and Cash Management” below (subject to a cap equal to the applicable Moffett Towers II Buildings 3 & 4 Lease Sweep Reserve Threshold, in which case any amounts exceeding such cap will be used to fund a debt service reserve, unless the amount on reserve in either such account equals the reserved amount described in the definition of “Moffett Towers II Buildings 3 & 4 Lease Sweep Period” below).

A “Moffett Towers II Buildings 3 & 4 Lease Sweep Reserve Threshold” means (a) with respect to a Moffett Towers II Buildings 3 & 4 Lease Sweep Period continuing under clauses (iii) and/or (v) of the definition thereof, $21,037,980 or (b) with respect to a Moffett Towers II Buildings 3 & 4 Lease Sweep Period continuing under clauses (i) and/or (ii) of the definition thereof, $30 per rentable square foot of dark space and/or terminated space, as applicable.

A “Moffett Towers II Buildings 3 & 4 Trigger Period” means each period (i) during the continuance of an event of default under the Moffett Towers II Buildings 3 & 4 Loan Combination or the Moffett Towers II Buildings 3 & 4 Mezzanine Loan, (ii) commencing when both (a) the entire Moffett Towers II Buildings 3 & 4 Property is not leased to Facebook or a subsequent investment grade tenant and (b) either (1) the debt service coverage ratio (as calculated under the loan documents) of the Moffett Towers II Buildings 3 & 4 Loan, determined as of the last day of any fiscal quarter, is less than 1.90x, or (2) the aggregate debt service coverage ratio (as calculated under the loan documents) of the Moffett Towers II Buildings 3 & 4 Loan and the Moffett Towers II Buildings 3 & 4 Mezzanine Loan, determined as of the last day of any fiscal quarter, is less than 1.50x, and ending when either (A) the debt service coverage ratio (as calculated under the loan documents) of the Moffett Towers II Buildings 3 & 4 Loan and the aggregate debt service coverage ratio (as calculated under the loan documents) of the Moffett Towers II Buildings 3 & 4 Loan and the Moffett Towers II Buildings 3 & 4 Mezzanine Loan, in each case determined as of the last day of any two consecutive

LOAN #7: MOFFETT TOWERS II BUILDINGS 3 & 4

fiscal quarters, is at least 1.90x and 1.50x, respectively, or (B) at least $35,063,300 is reserved as excess collateral, (iii) during the continuance of a Moffett Towers II Buildings 3 & 4 Lease Sweep Period, or (iv) from and after the ARD.

A “Moffett Towers II Buildings 3 & 4 Lease Sweep Period” means, prior to the ARD, any period (i) commencing upon the date that Facebook (or any replacement tenant) cancels, terminates or delivers notice of cancellation or termination of any of its leases with respect to all or a material portion of the related space (at least 40,000 or more SF of space (or, if a full floor of space is less than 40,000 SF of space, a full floor of space)) and ending when (a) both (1) one or more replacement tenants acceptable to the lender is in occupancy and paying rent under one or more qualified replacement leases and (2) each of the debt service coverage ratio (as calculated under the loan documents) of the Moffett Towers II Buildings 3 & 4 Loan and the aggregate debt service coverage ratio (as calculated under the loan documents) of the Moffett Towers II Buildings 3 & 4 Loan and the Moffett Towers II Buildings 3 & 4 Mezzanine Loan is at least equal to the respective debt service coverage ratio immediately prior to such period or (b) $35.00 per SF for the applicable terminated space has been reserved, (ii) commencing upon the date that Facebook (or any replacement tenant) goes dark at 20% or more of one of its leased spaces (unless such tenant or replacement tenant is an investment grade entity) and ending when (a) one or more replacement tenants acceptable to the lender is in occupancy of such space and paying rent under a qualified replacement lease or an investment grade subtenant has assumed such lease or (b) $50.00 per SF for the applicable terminated space has been reserved, (iii) during the continuance of a default of a lease of Facebook (or any replacement tenant) beyond any applicable notice and cure period and ending when (a) such default is cured and no other default occurs for three consecutive months following such cure or (b) $35.00 per SF for the applicable terminated space has been reserved, (iv) commencing upon the occurrence of an insolvency proceeding involving Facebook (or any replacement tenant) and ending when such insolvency proceedings have been terminated and each applicable lease has been affirmed, assumed or assigned in a manner satisfactory to the lender, or (v) commencing upon the date on which Facebook becomes rated by at least two of Fitch, Moody’s and S&P and is subsequently downgraded below investment grade and ending when (a) one or more replacement tenants acceptable to the lender is in occupancy and paying rent under one or more qualified replacement leases or an investment grade subtenant has assumed each applicable lease, (b) Facebook (or its parent) is restored as an investment grade entity or (c) $50.00 per SF for the applicable terminated space has been reserved.

■	Lockbox and Cash Management. The Moffett Towers II Buildings 3 & 4 Loan Combination is structured with a hard lockbox and in-place cash management. The borrower is required to cause tenants to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower and the property manager are required to deposit all rents and gross revenue from the Moffett Towers II Buildings 3 & 4 Property into such lockbox account within one business day of receipt. On each business day, all funds in the lockbox account are required to be swept into a lender-controlled cash management account.

On each due date, all amounts in the cash management account are required to be applied to the payment of debt service on the Moffett Towers II Buildings 3 & 4 Loan Combination, the funding of required reserves, operating expenses, the payment of debt service on the Moffett Towers II Buildings 3 & 4 Mezzanine Loan, and payment of the property manager’s fees (subject to an annual fee cap of 3% of rents per calendar year), with any remaining amounts to be applied as follows:

(i)	prior to the ARD:

(a)	for so long as no Moffett Towers II Buildings 3 & 4 Trigger Period is continuing, to the property manager and the borrower;

(b)	during the continuance of a Moffett Towers II Buildings 3 & 4 Lease Sweep Period, (1) to the lease sweep account (subject to a cap equal to the applicable Moffett Towers II Buildings 3 & 4 Lease Sweep Reserve Threshold, in which case any amounts exceeding such cap will be used to fund a debt service reserve, until (except in the case of an insolvency proceeding involving Facebook) the aggregate amount on reserve in such accounts equals the applicable reserved amount described in the definition of “Moffett Towers II Buildings 3 & 4 Lease Sweep Period”) and (2) any remaining amounts, (x) if no other Moffett Towers II Buildings 3 & 4 Trigger Period is continuing, to the property manager and the borrower, and (y) if another Moffett Towers II Buildings 3 & 4 Trigger Period is continuing, as set forth in clause (c) below; and

(c)

during the continuance of a Moffett Towers II Buildings 3 & 4 Trigger Period (other than a Moffett Towers II – Buildings 3 & 4 Lease Sweep Period), to an excess cash flow reserve to be held as additional collateral for the Moffett Towers II Buildings 3 & 4 Loan Combination (in the case of a Moffett Towers II Buildings 3 & 4 Trigger Period as described in clause (ii) of the definition thereof),

LOAN #7: MOFFETT TOWERS II BUILDINGS 3 & 4

subject to a cap of $35,063,300, with any excess amounts disbursed to the property manager and the borrower; and

(ii)	from and after the ARD, (a) first, to the outstanding principal of the Moffett Towers II Buildings 3 & 4 Senior Loans, on a pro rata basis, until such amounts are reduced to zero, (b) second, to the outstanding principal of the Moffett Towers II Buildings 3 & 4 Subordinate Loans, on a pro rata basis, until such amounts are reduced to zero, (c) third, to the outstanding accrued excess interest under the Moffett Towers II Buildings 3 & 4 Senior Loans, on a pro rata basis, until such amounts are reduced to zero, and (d) fourth, to the outstanding accrued excess interest under the Moffett Towers II Buildings 3 & 4 Subordinate Loans, on a pro rata basis, until such amounts are reduced to zero.

■	Property Management. The Moffett Towers II Buildings 3 & 4 Property is currently managed by Paul Holdings, Inc., d/b/a Jay Paul Company, an affiliate of the borrower, pursuant to a management agreement. Under the related loan documents, the Moffett Towers II Buildings 3 & 4 Property is required to remain managed by (i) Paul Holdings, Inc., (ii) so long as the borrower is controlled by Joseph K. Paul, a property management company owned and/or controlled by him, (iii) a property manager that is a reputable, nationally or regionally recognized management company having at least five years’ experience in the management of similar type properties and has leasable square footage of the same property type equal to the lesser of 3,000,000 leasable square feet and five times the leasable square feet of the Moffett Towers II Buildings 3 & 4 Property, or (iv) any other management company reasonably approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to require the borrower to replace the property manager with a property manager selected by the borrower (i) during the continuance of an event of default under the Moffett Towers II Buildings 3 & 4 Loan Combination, (ii) during the continuance of a default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iii) if the property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding, or (iv) if the property manager engages in gross negligence, fraud, willful misconduct or misappropriation of funds.

■	Mezzanine or Secured Subordinate Indebtedness. Concurrently with the origination of the Moffett Towers II Buildings 3 & 4 Loan Combination, GS Bank, DBNY and BCREI made an $85,000,000 mezzanine loan (the “Moffett Towers II Buildings 3 & 4 Mezzanine Loan”) to MT2 B3-4 Mezz LLC, the sole member of the borrower, which is secured by a pledge of the sole member’s ownership interest in the borrower. The Moffett Towers II Buildings 3 & 4 Mezzanine Loan is coterminous with the Moffett Towers II Buildings 3 & 4 Loan Combination and accrues interest at a per annum rate equal to (i) prior to the ARD, 5.75% and (ii) from and after the ARD, the greater of (a) 7.25% and (b) the rate for U.S. dollar swaps with a 10-year maturity, as of two business days prior to the ARD, plus 1.50%. The lenders of the Moffett Towers II Buildings 3 & 4 Loan Combination and the Moffett Towers II Buildings 3 & 4 Mezzanine Loan entered into an intercreditor agreement that provides for customary consent rights, cure rights and the right to purchase the defaulted mortgage loan. See “Description of the Mortgage Pool—Additional Indebtedness—Existing Mezzanine Debt” in the Preliminary Prospectus.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Moffett Towers II Buildings 3 & 4 Property, as well as 24 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #8: THE ZAPPETTINI PORTFOLIO

LOAN #8: THE ZAPPETTINI PORTFOLIO

LOAN #8: THE ZAPPETTINI PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	10	Loan Seller		CREFI
Location (City/State)	Mountain View, California	Cut-off Date Balance(4)		$55,000,000
Property Type	Office	Cut-off Date Balance per SF(3)		$476.99
Size (SF)	251,575	Percentage of Initial Pool Balance		4.3%
Total Occupancy as of 8/6/2019(1)	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 8/6/2019(1)	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		4.30000%
Appraised Value(2)	$187,400,000	Original Term to Maturity (Months)		60
Appraisal Date	5/7/2019	Original Amortization Term (Months)		NAP
Borrower Sponsor	John Zappettini and	Original Interest Only Period (Months)		60
	Zappettini Investment Company, LLC	First Payment Date		7/6/2019
Property Management	Zappettini Capital Terra Bella LLC	Maturity Date		6/6/2024

Underwritten Revenues	$10,955,024
Underwritten Expenses	$1,364,472	Escrows(5)
Underwritten Net Operating Income (NOI)	$9,590,551		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$9,555,142	Taxes	$347,991	$57,999
Cut-off Date LTV Ratio(3)	64.0%	Insurance	$34,225	$5,704
Maturity Date LTV Ratio(3)	64.0%	Replacement Reserve(6)	$150,000	$0
DSCR Based on Underwritten NOI / NCF(3)	1.83x / 1.83x	TI/LC	$1,667,365	$0
Debt Yield Based on Underwritten NOI / NCF(3)	8.0% / 8.0%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination	$120,000,000	100.0%	Loan Payoff	$76,803,012	64.0%
			Partner Buyout(7)	33,675,264	28.1
			Principal Equity Distribution	6,650,690	5.5
			Upfront Reserves	2,199,581	1.8
			Closing Costs	671,453	0.6
Total Sources	$120,000,000	100.0%	Total Uses	$120,000,000	100.0%

(1)	Total Occupancy as of 8/6/2019 are based on the underwritten rent rolls dated as of May 21, 2019 for the 850 – 900 North Shoreline property and the underwritten rent roll dated as of August 6, 2019 for the remaining properties.
(2)	Appraised Value is based on the sum of the “as-is” values of all the properties in the portfolio. See “--The Mortgaged Properties” below.
(3)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of The Zappettini Portfolio Loan Combination (as defined below).
(4)	The Cut-off Date Balance of $55,000,000 represents the non-controlling note A-2, which is part of a larger loan combination evidenced by two pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $120,000,000. The related companion loan, which is evidenced by the controlling note A-1 ($65,000,000), is expected to be contributed to the BMARK 2019-B12 transaction. See “The Mortgage Loan” below.
(5)	See “Escrows” below.
(6)	Monthly deposits into the replacement reserve account are waived so long as the balance in the replacement reserve account remains greater than or equal to $150,000. If the balance in the replacement reserve account falls below $150,000, the borrowers are required to deposit a monthly amount equal to $5,451 until the balance reaches the cap of $150,000.
(7)	A portion of loan proceeds were used to fund the buyout of previous partners’ interests.

■	The Mortgage Loan. The mortgage loan (“The Zappettini Portfolio Loan”) is part of a loan combination (“The Zappettini Portfolio Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrowers’ fee simple interest in a ten-property office portfolio located in Mountain View, California, comprising 251,575 SF of net rentable area (each, a “Zappettini Portfolio Property” and together “Zappettini Portfolio Properties”). The Zappettini Portfolio Loan, which is evidenced by the non-controlling note A-2, had an original principal balance of $55,000,000, has a Cut-off Date Balance of $55,000,000 and represents approximately 4.3% of the Initial Pool Balance. The Zappettini Portfolio Loan Combination had an original principal balance of $120,000,000 and has an outstanding principal balance as of the Cut-off Date of $120,000,000. The controlling note A-1, which had an original principal balance of $65,000,000 and has an outstanding principal balance as of the Cut-off Date of $65,000,000, is expected to be contributed to the BMARK 2019-B12 transaction. The Zappettini Portfolio Loan Combination, which accrues interest at a fixed rate of 4.30000% per annum, was originated by CREFI on May 31, 2019. The proceeds of The Zappettini Portfolio Loan Combination were primarily used to pay off existing debt, fund the buyout of previous partners’ interests, return equity to the sponsor, fund upfront reserves and pay closing costs.

The Zappettini Portfolio Loan Combination had an initial term of 60 months and has a remaining term of 58 months as of the Cut-off Date. The Zappettini Portfolio Loan Combination requires monthly payments of interest only for the term of The Zappettini Portfolio Loan Combination. The scheduled maturity date of The Zappettini Portfolio Loan Combination is the due date in June 2024. Provided no event of default has occurred and is continuing, at any time after the earlier to occur of (i) May 31, 2022 and (ii) the second anniversary of the last securitization of a note comprising part of The Zappettini Portfolio Loan Combination (the “Release Date”), The Zappettini Portfolio Loan Combination may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under The Zappettini Portfolio Loan documents. The Zappettini Portfolio Loan Combination may be prepaid with payment of a yield maintenance premium at any time prior to the due date occurring in December 2023. Voluntary prepayment of The Zappettini Portfolio Loan Combination is permitted on or after the due date occurring in December 2023 without payment of any prepayment premium.

LOAN #8: THE ZAPPETTINI PORTFOLIO

The Zappettini Portfolio Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-2	$55,000,000	$55,000,000	CGCMT 2019-GC41	No
A-1	$65,000,000	$65,000,000	Benchmark 2019-B12(1)	Yes
Total	$120,000,000	$120,000,000

(1)	The controlling note A-1 is expected to be contributed to the BMARK 2019-B12 transaction.

■	The Mortgaged Properties. The Zappettini Portfolio Properties are comprised of 251,575 SF of suburban office space across 10 buildings all of which are located in Mountain View, California.

Portfolio Summary(1)

Property Name	Year Built / Renovated	SF	Allocated Loan Combination Cut-off Date Balance	% Allocated Loan Combination Original Balance	Appraisal Date(2)	Appraised Value(2)	% Appraised Value(2)	UW NCF	% of UW NCF
1350 West Middlefield	1975 / NAP	29,670	$7,700,000	14.0%	5/7/2019	$22,700,000	12.1%	$1,435,544	15.0%
1212 Terra Bella	1976 / NAP	37,166	7,443,333	13.5	5/7/2019	26,500,000	14.1	1,273,068	13.3
850 – 900 North Shoreline	1969 / NAP	31,347	7,425,000	13.5	5/7/2019	24,300,000	13.0	1,287,244	13.5
1277 Terra Bella	1962 / 2017	24,000	7,333,333	13.3	5/7/2019	22,000,000	11.7	1,281,065	13.4
1215 Terra Bella	1974 / NAP	25,000	5,343,708	9.7	5/7/2019	17,800,000	9.5	915,046	9.6
1340 West Middlefield	1977 / NAP	25,000	5,074,667	9.2	5/7/2019	17,300,000	9.2	856,630	9.0
1255 Terra Bella	1990 / NAP	17,980	4,136,458	7.5	5/7/2019	14,100,000	7.5	695,611	7.3
1305 Terra Bella	1977 / NAP	20,732	3,588,750	6.5	5/7/2019	14,100,000	7.5	631,417	6.6
1330 West Middlefield	1975 / NAP	25,000	3,552,083	6.5	5/7/2019	17,000,000	9.1	572,850	6.0
1245 Terra Bella	1965 / NAP	15,680	3,402,667	6.2	5/7/2019	11,600,000	6.2	606,667	6.3
Total / Wtd. Avg.		251,575	$55,000,000	100.0%		$187,400,000	100.0%	$9,555,142	100.0%

(1)	Based on the underwritten rent rolls dated as of May 21, 2019 for the 850 – 900 North Shoreline property and as of August 6, 2019 for the remaining properties.

(2)	Source: Appraisal.

The Zappettini Portfolio Properties are 100% occupied by tenants, including Google, Inc. (“Google”), The County of Santa Clara, and Elementum SCM, Inc. (“Elementum”) amongst others. The Zappettini Portfolio Properties are located directly across Freeway 101 from Google’s global headquarters and Microsoft’s Silicon Valley campus. The City of Mountain View is currently developing a growth plan, known as the Terra Bella Vision Plan, which is aimed at a complete redevelopment of a 110-acre area which includes the area where the Zappettini Portfolio Properties are located. According to the City of Mountain View’s planning personnel, the overall planned changes are expected to take place in the next three to five years and it is expected that this will have a positive value impact on the Zappettini Portfolio Properties.

Six of the ten properties were developed by the sponsor for The Zappettini Portfolio Loan Combination and the remaining four properties were acquired between 2016 and 2018. Each building is occupied by a single tenant other than the 850 – 900 North Shoreline property, which is occupied by two tenants. Across the portfolio, tenants have been at the Zappettini Portfolio Properties for a weighted average lease term of approximately 9.1 years. Additionally, approximately 42.8% of the Zappettini Portfolio Properties is leased to investment grade tenants, which include Elementum, Google and The County of Santa Clara. According to the appraisal, the leases at the Zappettini Portfolio Properties range from 0.5% above to 51.1% below market rent with a weighted average below market rent of 21.5%.

Elementum

Elementum leases a total of 49,000 SF in two buildings within the Zappettini Portfolio Properties. Elementum leases and occupies the entire 24,000 SF at the 1277 Terra Bella property pursuant to a lease that commenced in September 2017 and expires in December 2024.  At any time on or after December 31, 2020, Elementum may terminate its lease at the 1277 Terra Bella property with written notice at least nine months prior to the effective date of termination. Elementum also leases the entire 25,000 SF at the 1215 Terra Bella property pursuant to a lease that commenced in February 2018 and expires in January 2023. At any time after January 31, 2021, Elementum may terminate its lease at the 1215 Terra Bella property with written notice at least nine months prior to the effective date of termination.  However, Elementum currently subleases its space at the 1215 Terra Bella property to two tenants. Firewood Marketing, Inc., which occupies 12,861 SF of space with a sublease dated July 31, 2018 that expires on January 31, 2021 and Glowlink Communications Technology, Inc., which occupies 12,139 SF of space with a sublease dated October 25, 2018 that also expires on January 31, 2021.  Elementum’s short term plan is to sublease this space until they require more space in the future. Elementum provides mobile platform development

LOAN #8: THE ZAPPETTINI PORTFOLIO

services. It offers data, cloud, and mobile technology solutions for supply chain management to automotive, healthcare, industrial and technology clients throughout the United States.

Egnyte, Inc.

Egnyte, Inc. occupies the entire 29,670 SF at the 1350 West Middlefield property, on a triple-net lease that commenced in March 2014 and expires in April 2024. The tenant does not have any renewal options under the lease. Egnyte, Inc. can terminate its lease at any time after April 30, 2022 with at least nine months’ written notice. The 1350 West Middlefield property is the location of its headquarters. Egnyte, Inc.is a privately held company, founded in 2007, which provides content collaboration, data protection and infrastructure modernization services to customers in various industries.

Google (Planet Labs, Inc.)

Google occupies the entire 17,980 SF, at the 1255 Terra Bella property. Planet Labs, Inc. occupies the entire 15,680 SF, at the 1245 Terra Bella property, on a sublease with Google that commenced in April 2017 and expires in March 2021. Google guarantees Planet Labs, Inc.’s sublease and is a shareholder of Planet Labs, Inc. Planet Labs, Inc. is a private Earth imaging company based in San Francisco, California. The company’s goal is to image the entirety of the planet daily to monitor changes and pinpoint trends.

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the Zappettini Portfolio Properties:

Largest Owned Tenants by Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Elementum SCM, Inc.(4)(6)	BBB- / Baa3 / BBB-	49,000	19.5%	$2,345,760	22.8%	$47.87	1/31/2023	One, Five year extension
Egnyte, Inc.(5)	BB / B2 / BB	29,670	11.8	1,520,291	14.8	51.24	4/30/2024	NAP
Google, Inc.(6)	NR / Aa2 / AA+	33,660	13.4	1,395,669	13.6	41.46	3/10/2021	NAP
Iridex Corporation	NR / NR / NR	37,166	14.8	1,355,147	13.2	36.46	2/28/2022	NAP
Nuro, Inc.(7)	NR / NR / NR	25,000	9.9	911,550	8.9	36.46	8/15/2023	NAP
Zendesk (X Motors)(6)	NR / NR / NR	16,613	6.6	867,199	8.4	52.20	12/31/2021	NAP
Vimo, Inc.	NR / NR / NR	20,732	8.2	671,717	6.5	32.40	6/30/2023	NAP
The County of Santa Clara	AA+ / NR / AAA	25,000	9.9	623,099	6.1	24.92	9/30/2021	One, Two-year extension
Vita Insurance Associates, Inc.(8)	NR / NR / NR	14,734	5.9	592,846	5.8	40.24	12/31/2026	One, Three-year extension
Largest Owned Tenants		251,575	100.0%	$10,283,276	100.0%	$40.88
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Tenants		251,575	100.0%	$10,283,276	100.0%	$40.88

(1)	Based on the underwritten rent rolls dated as of May 21, 2019 for the 850 – 900 North Shoreline property and as of August 6, 2019 for the remaining properties.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes approximately $262,799 in contractual rent steps through May 2020 and $32,099 which represents the present value of rent steps for The County of Santa Clara.
(4)	At any time after January 31, 2021, Elementum may terminate its lease at the 1215 Terra Bella property with written notice at least nine months prior to the effective date of termination. At any time on or after December 31, 2020, Elementum may terminate its lease at the 1277 Terra Bella property with written notice at least nine months prior to the effective date of termination.
(5)	At any time after April 30, 2022, Egnyte, Inc. may terminate its lease at the 1350 West Middlefield property with written notice at least nine months prior to the effective date of termination.
(6)	Several of the properties are subleased. Google is currently subleasing the 1245 Terra Bella property (15,680 SF) to Planet Labs, Inc. Google guarantees the sublease and currently is a shareholder in Planet Labs, Inc. Elementum is currently subleasing the 1215 Terra Bella property to Firewood Marketing, Inc and Glowlink, with a plan to move into these properties once they require the space and have to expand. Zendesk is currently subleasing the 850 – 900 North Shoreline property to XMotors. XMotors will take over the lease officially in 2020 with an expiration of 2021
(7)	At any time after February 1, 2022, Nuro, Inc. may terminate its lease at the 1340 West Middlefield property with written notice at least nine months prior to the effective date of termination.
(8)	At any time after December 31, 2020, Vita Insurance Associates, Inc. may terminate its lease at the 850 – 900 North Shoreline property with written notice at least six months prior to the effective date of termination.

LOAN #8: THE ZAPPETTINI PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Zappettini Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	75,273	29.9	29.9%	2,885,966	28.1	$38.34	3
2022	37,166	14.8	44.7%	1,355,147	13.2	$36.46	1
2023	70,732	28.1	72.8%	2,555,267	24.8	$36.13	3
2024	53,670	21.3	94.1%	2,894,051	28.1	$53.92	2
2025	0	0.0	94.1%	0	0.0	$0.00	0
2026	14,734	5.9	100.0%	592,846	5.8	$40.24	1
2027	0	0.0	100.0%	0	0.0	$0.00	0
2028	0	0.0	100.0%	0	0.0	$0.00	0
2029	0	0.0	100.0%	0	0.0	$0.00	0
2030 & Beyond	0	0.0	100.0%	0	0.0	$0.00	0
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	251,575	100.0%		$10,283,276	100.0%	$40.88	10

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes approximately $262,799 in contractual rent steps through May 2020 and $32,099 which represents the present value of rent steps for The County of Santa Clara.

The following table presents certain information relating to historical leasing at the Zappettini Portfolio Properties:

Historical Leased %(1)

Property	2016	2017	2018	Most Recent(2)
1350 West Middlefield	100.0%	100.0%	100.0%	100.0%
1212 Terra Bella	100.0%	100.0%	100.0%	100.0%
850 - 900 North Shoreline	NAV	100.0%	100.0%	100.0%
1277 Terra Bella	NAV	NAV	100.0%	100.0%
1215 Terra Bella	100.0%	NAV	100.0%	100.0%
1340 West Middlefield	100.0%	100.0%	NAV	100.0%
1255 Terra Bella	83.3%	100.0%	100.0%	100.0%
1305 Terra Bella	100.0%	100.0%	100.0%	100.0%
1330 West Middlefield	100.0%	100.0%	100.0%	100.0%
1245 Terra Bella	83.3%	100.0%	100.0%	100.0%

(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Most Recent occupancy is based on the underwritten rent roll dated as of May 21, 2019 for the 850 – 900 North Shoreline property and as of August 6, 2019 for the remaining properties.

LOAN #8: THE ZAPPETTINI PORTFOLIO

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Historical Operating Performance and the Underwritten Net Cash Flow at the Zappettini Portfolio Properties:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 3/31/19	Underwritten	Underwritten $ per SF
Base Rent(2)	$6,674,789	$6,294,118	$8,083,005	$8,499,156	$9,988,378	$39.70
Rent Steps(3)	0	0	0	0	294,898	1.17
Potential Income from Vacant Space	0	0	0	0	0	0
Reimbursements	894,460	933,417	1,569,368	1,697,995	1,248,327	4.96
Gross Potential Rent	$7,569,249	$7,227,536	$9,652,372	$10,197,152	$11,531,604	$45.84
Economic Vacancy & Credit Loss(4)	0.00	0	0.00	0	(576,580)	(2.29)
Effective Gross Income	$7,569,249	$7,227,536	$9,652,372	$10,197,152	$10,955,024	$43.55

Real Estate Taxes	$285,882	$410,259	$727,851	$725,322	$662,841	$2.63
Insurance	241,961	285,943	476,533	545,963	65,190	0.26
Management Fee	227,077	216,826	289,571	305,915	328,651	1.31
Other Operating Expenses	311,281	419,377	353,489	340,306	307,791	1.22
Total Operating Expenses	$1,066,201	$1,332,405	$1,847,444	$1,917,505	$1,364,472	$5.42

Net Operating Income(5)	$6,503,048	$5,895,131	$7,804,928	$8,279,647	$9,590,551	$38.12
Replacement Reserves	0	0	0	0	35,410	0.14
TI/LC	0	0	0	0	0	0
Net Cash Flow	$6,503,048	$5,895,131	$7,804,928	$8,279,647	$9,555,142	$37.98

Occupancy	97.1%	91.3%	90.1%	100.0%(6)	95.0%(4)
NOI Debt Yield(7)	5.4%	4.9%	6.5%	6.9%	8.0%
NCF DSCR(7)	1.24x	1.13x	1.49x	1.58x	1.83x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items are not considered for the underwritten cash flow.

(2)	Base Rent is based on the underwritten rent rolls dated as of May 21, 2019 for the 850 – 900 North Shoreline property and the underwritten rent roll dated as of August 6, 2019 for the remaining properties.

(3)	Rent Steps represents approximately $262,799 in contractual rent steps through May 2020 and $32,099 which represents the present value of rent steps for The County of Santa Clara.

(4)	Underwritten Economic Vacancy & Credit Loss represents the economic vacancy of 5.0%.
(5)	2016 and 2017 cash flows were not provided for the 1277 Terra Bella property because the property was renovated in 2017. Overall, the increase from 2016 Net Operating Income to TTM 3/31/19 Net Operating Income as well as the increase from TTM 3/31/19 Net Operating Income to Underwritten Net Operating Income is primarily attributable to recent leasing at the properties. The 1215 Terra Bella property was vacant in 2017 and Elementum executed a lease that commenced in February 2018 accounting for $972,000 of Underwritten Base Rent. The 1340 West Middlefield property was vacant in 2018 and Nuro, Inc. executed a lease that commenced in February 2019 accounting for $911,950 of Underwritten Base Rent. In addition, rent steps were underwritten at $294,898 (inclusive of contractual rent steps through 2020 and present value rent steps for The County of Santa Clara). Earthquake insurance was also required in the past at the Zappettini Portfolio Properties, however going forward, the borrowers are not required to maintain earthquake insurance, which is why the Underwritten Insurance expense is lower than historical Insurance expense.
(6)	TTM 3/31/19 occupancy is based on underwritten rent roll as of May 21, 2019 for the 850 – 900 North Shore property and August 6, 2019 for the remaining properties.
(7)	Metrics are calculated based on The Zappettini Portfolio Loan Combination.

■	Appraisal. According to the appraisal, the Zappettini Portfolio Properties had an aggregate “as-is” appraised value of $187,400,000 as of May 7, 2019.

Property	Appraisal Approach	Value	Discount Rate	Capitalization Rate
1350 West Middlefield	Direct Capitalization Approach	$23,000,000	N/A	6.00%
	Discounted Cash Flow Approach(1)	$22,500,000	8.00%	6.50	%(1)
1212 Terra Bella	Direct Capitalization Approach	$25,900,000	N/A	4.75%
	Discounted Cash Flow Approach(1)	$26,400,000	8.00%	6.50	%(1)
850 - 900 North Shoreline	Direct Capitalization Approach	$24,400,000	N/A	5.5%
	Discounted Cash Flow Approach(1)	$24,100,000	8.00%	6.50	%(1)
1277 Terra Bella	Direct Capitalization Approach	$22,200,000	N/A	5.75%
	Discounted Cash Flow Approach(1)	$21,800,000	7.50%	6.50%
1215 Terra Bella	Direct Capitalization Approach	$17,700,000	N/A	5.00%
	Discounted Cash Flow Approach(1)	$17,800,000	8.00%	6.50%
1340 West Middlefield	Direct Capitalization Approach	$17,400,000	N/A	4.75%
	Discounted Cash Flow Approach(1)	$17,200,000	8.00%	6.50%
1255 Terra Bella	Direct Capitalization Approach	$14,300,000	N/A	4.75%
	Discounted Cash Flow Approach(1)	$14,000,000	7.00%	6.50%
1305 Terra Bella	Direct Capitalization Approach	$14,000,000	N/A	4.50%
	Discounted Cash Flow Approach(1)	$14,200,000	8.00%	6.50%
1330 West Middlefield	Direct Capitalization Approach	$17,200,000	N/A	3.00%
	Discounted Cash Flow Approach(1)	$17,000,000	8.00%	6.50%
1245 Terra Bella	Direct Capitalization Approach	$11,800,000	N/A	5.00%
	Yield Capitalization Approach(1)	$11,500,000	7.50%	6.50	%(1)

(1)	Represents the terminal cap rate.

LOAN #8: THE ZAPPETTINI PORTFOLIO

■	Environmental Matters. The Phase I environmental reports, dated on May 20, 2019, identify as a REC for the following properties their location within a National Priorities List (“NPL”) site groundwater plume: 1212 Terra Bella, 1277 Terra Bella, 1215 Terra Bella, 1340 West Middlefield, 1255 Terra Bella, 1305 Terra Bella, 1330 West Middlefield, and 1245 Terra Bella (collectively, the “Zappettini NPL Properties”). According to the Phase I ESA consultant, groundwater remediation activities have been and are continuing to be performed by the responsible party identified as Thermo Fisher (formerly Spectra Physics). As part of the remediation, soil vapor extraction/mitigation systems have been installed at 1245 Terra Bella and the 1277 Terra Bella properties, and a system has been proposed at the 1255 Terra Bella property. The identified responsible party is also conducting vapor intrusion investigations and monitoring activities at certain properties within the area overlying the groundwater plume. While Thermo Fisher remains responsible and liable for investigation and remediation of the groundwater plume underlying the properties, the Regional Water Quality Control Board (“RWQCB”) has recommended that the borrowers share in the cost of the soil vapor mitigation at 1277 Terra Bella due to a low concentration of a Halogenated Volatile Organic Compound identified in the soil in such property, the source of which is unknown and possibly not related to the Thermo Fisher plume. Subject to this cost sharing with respect to the 1277 Terra Bella property, and subject to the continued remediation of the properties by Thermo Fisher (who has been conducting remediation activities at the NPL site, including the Zappettini NPL Properties, since the late 1980s), the Phase I ESA consultant concluded that United States Environmental Protection Agency and the RWQCB are unlikely to seek any enforcement against or require action by the related borrower.

■	Market Overview and Competition. All 10 properties comprising the Zappettini Portfolio Properties are located in Mountain View, California, which is part of the San Jose-Sunnyvale-Santa Clara MSA. According to the appraisal, the local market area is somewhat more heavily weighted toward the manufacturing, services and information sectors and the immediate area consists almost entirely of good-quality office and R&D buildings. Land uses in the Zappettini Portfolio Properties’ immediate area consist of a mixture of retail and commercial uses along the major arterials with residential uses located on secondary streets to the south and northeast. According to the appraisal, major employers in the area include, Apple Inc., Alphabet Inc., Stanford University, Cisco Systems Inc. and Kaiser Permanente, to name a few.

The Zappettini Portfolio Properties are located in the western-most portion of Mountain View. The immediate area has access to U.S. Highway 101, which serves most Santa Clara cities, and is located one block north of the Zappettini Portfolio Properties. Additionally, a Santa Clara Valley light rail station, Middlefield Station, is proximate to the Zappettini Portfolio Properties and a bus stop is also located near the light rail station. Additionally, the San Jose Airport is approximately 10 miles and the San Francisco International Airport is approximately 25 miles from the Zappettini Portfolio Properties. Notable high-technology firms in the immediate area include: Clontech Laboratories, Google, Microsoft, Omnicell Inc., Symantec and Teledyne Microwave Solutions. According to the appraisal, the Zappettini Portfolio Properties are located in the Mountain View R&D submarket of Silicon Valley. At the end of the first quarter of 2019, the Mountain View R&D submarket contained approximately 10.8 million SF of R&D inventory with 6.9% vacancy and asking rents of $54.84 per SF. According to a third party report, the population as of January 1, 2019 within a one-, three- and five-mile radius of the Zappettini Portfolio Properties is 23,149, 140,987 and 326,309, respectively, and the average household income within a one-, three- and five-mile radius of the Zappettini Portfolio Properties is $144,299, $180,837 and $190,189, respectively.

The appraisal also identified seven properties that are located within a five-mile radius of the Zappettini Portfolio Properties and are considered to be the competitive set for all of the properties in the portfolio. The seven comparable properties range from 25,000 SF to 114,175 SF and were constructed between 1961 and 1983. The competitive set reported a rental range of $49.80 per SF to $58.80 per SF on a triple-net basis. The appraiser concluded that the market rent for the Zappettini Portfolio Properties ranges between $51.00 per SF to $58.20 per SF on a triple-net basis. As of the current rent roll, the Zappettini Portfolio Properties have a physical occupancy of 100%.

LOAN #8: THE ZAPPETTINI PORTFOLIO

The following table presents certain information relating to the primary competition for the Zappettini Portfolio Properties:

Directly Competitive Buildings(1)

Property Name	Office Area (NRA)	Year Built	City, State	Vacancy(2)	NOI PSF
1212 Terra Bella	37,166	1976	Mountain View, CA	0.00%	$33.07
1350 West Middlefield Road	29,670	1975	Mountain View, CA	0.00	46.58
1215 Terra Bella	25,000	1974	Mountain View, CA	0.00	35.44
410-430 N. Mary Ave	349,758	1989	Sunnyvale, CA	0.00	42.57
10900 N. Tantau Ave	100,481	2009	Cupertino, CA	0.00	38.81
10201 Torre Ave	88,580	1983	Cupertino, CA	0.00	44.58
590 E. Middlefield Rd	99,880	2012	Mountain View, CA	0.00	37.00
470 Potrero Ave	58,190	1979	Sunnyvale, CA	0.00	37.68
650 Clyde Court	34,606	1977	Mountain View, CA	100.00	N/A

(1)	Source: Appraisals.
(2)	Vacancy as of August 6, 2019 for the Zappettini Portfolio Properties.

■	The Borrowers. The borrowers are ZIC 1212 Terra Bella LLC, ZIC 1215 Terra Bella LLC, ZIC 1245 Terra Bella LLC, ZIC 1255 Terra Bella LLC, ZIC 1305 Terra Bella LLC, ZIC 1330 W Middlefield LLC, ZIC 1340 W Middlefield LLC, ZIC 1350 W Middlefield LLC, ZCTB 1277 Terra Bella LLC and ZCTB 850 N Shoreline LLC, each a Delaware limited liability company and single purpose entity with at least one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of The Zappettini Portfolio Loan Combination. Founded in 1921, Zappettini Capital is a private real estate firm that has focused on investing, managing and developing real estate in San Francisco and Silicon Valley for over three generations. The firm has completed over $600 million in real estate financing and investment transactions since 2008 and has commercial assets spanning over 500,000 SF in investments. John Zappettini serves as the President and CEO of Zappettini Capital, with over 30 years of experience in the corporate finance, private equity and commercial real estate industries and has led or advised on over $850 million of transactions in the United States and Europe.

■	Escrows. On the origination date of The Zappettini Portfolio Loan Combination, the borrowers funded reserves of (i) $347,991 for real estate taxes, (ii) $34,225 for insurance, (iii) $1,667,365 for tenant improvements and leasing commissions and (iv) $150,000 for replacement reserves.

On each due date, the borrowers will be required to fund the following reserves with respect to The Zappettini Portfolio Loan Combination: (i) unless the tax reserve waiver conditions under The Zappettini Portfolio Loan Combination documents are satisfied with respect to any individual property (which tax reserve waiver conditions are currently not satisfied for all of the Zappettini Portfolio Properties), one-twelfth of the taxes that the lender estimates will be payable over the next-ensuing 12-month period for each such property (initially estimated at $57,999 per month for all of the Zappettini Portfolio Properties), (ii) unless the insurance reserve waiver conditions under The Zappettini Portfolio Loan Combination documents are satisfied with respect to any individual property, (which insurance reserve waiver conditions are currently not satisfied for all of the Zappettini Portfolio Properties), one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage for each such property (initially estimated at $5,704 per month for all of the Zappettini Portfolio Properties), and (iii) provided that the replacement reserve falls below the cap of $150,000, an amount equal to $5,451.

■	Lockbox and Cash Management. The Zappettini Portfolio Loan Combination documents require a springing lockbox account with springing cash management. After the occurrence of a Zappettini Portfolio Trigger Period (as defined below), the borrowers are required to deliver tenant direction letters to each existing tenant at the Zappettini Portfolio Properties directing each of them to remit their rent payments directly to the lender-controlled lockbox. The borrowers are also required to deliver a tenant direction letter to all future tenants after the occurrence of a Zappettini Portfolio Trigger Period. The borrowers are required to (and are required to cause the property manager to) deposit all revenue derived from the Zappettini Portfolio Properties into the lockbox account. Upon the occurrence and during the continuance of a Zappettini Portfolio Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with The Zappettini Portfolio Loan Combination documents. Upon an event of default under The Zappettini Portfolio Loan Combination documents, the lender may apply funds in such order of priority as it may determine. The borrowers are entitled a one-time right to revert back to a springing lockbox account with springing cash management upon the cure of the first Zappettini Portfolio Trigger Period. Following the second occurrence of a Zappettini Portfolio Trigger Period, the lockbox account and the cash management account remain in place with all rents being deposited in the lockbox account and transferred to the cash management account during the existence of

LOAN #8: THE ZAPPETTINI PORTFOLIO

a Zappettini Portfolio Trigger Period or otherwise remitted to the borrowers if no Zappettini Portfolio Trigger Period exists.

A “Zappettini Portfolio Trigger Period” means a period commencing upon (i) the occurrence and continuance of an event of default under The Zappettini Portfolio Loan Combination documents or (ii) the debt yield falling below 6.00%.

A Zappettini Portfolio Trigger Period caused by the event described in clause (i) above will expire upon the cure (if applicable) of such event of default. In the case of a Zappettini Portfolio Trigger Period caused by the event described in clause (ii) above, such Zappettini Portfolio Trigger Period will expire on the date that the debt yield is equal to or greater than 6.25% for two consecutive calendar quarters.

■	Property Management. The Zappettini Portfolio Properties are currently managed by Zappettini Capital Terra Bella LLC, an affiliate of the borrower. Under The Zappettini Portfolio Loan Combination documents, the lender has the right to terminate the property management agreement or direct the borrowers to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in (x) an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or (y) any voluntary bankruptcy or insolvency proceeding, (ii) a Zappettini Portfolio Trigger Period exists, (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds, or (iv) a default by the property manager under the property management agreement has occurred and is continuing beyond all applicable notice and cure periods. Provided that no event of default has occurred and is continuing under The Zappettini Portfolio Loan Combination documents, the borrowers have the right to replace the property manager with a property manager approved in writing by the lender (which approval may be conditioned on receipt of a rating agency confirmation).

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Provided that no event of default is then continuing under The Zappettini Portfolio Loan Combination, The Zappettini Portfolio Loan Combination documents permit a partial release of one or more of the individual Zappettini Portfolio Properties (A) at any time, if the borrowers are partially prepaying the loan as described below, or (B) at any time after the Release Date if the borrowers partially defease a portion of The Zappettini Portfolio Loan Combination as described below, in each case, subject to certain conditions, including, without limitation, the following: (i) delivery of the partial defeasance collateral or the prepayment of a portion of The Zappettini Portfolio Loan Combination, in each case, in accordance with The Zappettini Portfolio Loan Combination documents and in an amount equal to 120% of the allocated loan amount for the individual Zappettini Portfolio Property to be released, (ii) as of each of the release date and the date of notice of such release, after giving effect to the release, the debt yield for the remaining individual Zappettini Portfolio Properties is greater than the greater of (x) the debt yield for all individual Zappettini Portfolio Properties securing The Zappettini Portfolio Loan Combination immediately prior to the release or the date of such notice, as applicable, and (y) 7.70%, (iii) as of each of the release date and the date of notice of such release, after giving effect to the release, the debt yield for the remaining Zappettini Portfolio Properties (which will be calculated solely with respect to this clause (iii) by excluding any gross rents on any leases that are scheduled to expire or terminate within 18 months from the consummation of the release) is greater than 6.00%, (iv) as of each of the release date and the date of notice of such release, after giving effect to the release, the loan-to-value ratio for the remaining individual Zappettini Portfolio Properties is no greater than the lesser of (a) 64.0%, and (b) the loan-to-value ratio for the individual Zappettini Portfolio Properties securing The Zappettini Portfolio Loan Combination immediately prior to the release date or the date of such notice, as applicable, (v) as of each of the release date and the date of notice of such release, after giving effect to the release, the debt service coverage ratio for the remaining individual Zappettini Portfolio Properties is greater than the greater of (a) 1.80x, and (b) the debt service coverage ratio for the individual Zappettini Portfolio Properties securing The Zappettini Portfolio Loan Combination immediately prior to the release date or the date of such notice, as applicable, (vi) delivery to the lender of a REMIC opinion and (vii) delivery to the lender (in the case of a partial prepayment, if requested by the lender) of a rating agency confirmation.

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy without an exclusion of terrorism in an amount equal to the full replacement cost of the Zappettini Portfolio Properties, plus business interruption coverage in an amount equal to 100% of the projected gross income for the applicable property until the completion of restoration or the expiration of 18 months, with a 6-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no greater than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #9: delong self storage

CUBESMART

CUBESMART

CUBESMART
self storage + logistics
LOADING
ENTER
14' MAX HEIGHT
OFFICE

YY LIGHTING & DECOR
陽光燈飾傢俬

LOAN #9: delong self storage

LOAN #9: delong self storage

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	GACC
Location (City/State)	Flushing, New York		Cut-off Date Balance	$54,300,000
Property Type	Mixed Use		Cut-off Date Principal Balance per SF	$326.53
Size (SF)(1)	166,294		Percentage of Initial Pool Balance	4.3%
Total Occupancy as of 6/19/2019(1)	89.9%		Number of Related Mortgage Loans	None
Owned Occupancy as of 6/19/2019(1)	89.9%		Type of Security	Fee Simple
Year Built / Latest Renovation	2014 / NAP		Mortgage Rate	4.17500%
Appraised Value(2)	$90,000,000		Original Term to Maturity (Months)	120
Borrower Sponsor	Steven J. Guttman		Original Amortization Term (Months)	NAP
Property Management	Storage Deluxe Management Company, LLC and CubeSmart Asset Management, LLC		Original Interest Only Period (Months)	120

Underwritten Revenues	$6,013,422
Underwritten Expenses	$1,361,026	Escrows(3)
Underwritten Net Operating Income (NOI)	$4,652,396		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,626,015	Taxes	$28,868	$28,868
Cut-off Date LTV Ratio(2)	60.3%	Insurance	$1,090	$0
Maturity Date LTV Ratio(2)	60.3%	Replacement Reserve	$0	$328
DSCR Based on Underwritten NOI / NCF	2.02x / 2.01x	TI/LC	$0	$2,038
Debt Yield Based on Underwritten NOI / NCF	8.6% / 8.5%	Other	$0	$0

	Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$54,300,000	99.7%	Loan Payoff	$54,089,708	99.3%
Principal Equity Contribution	170,000	0.3	Origination Costs	350,334	0.6
			Reserves	29,958	0.1

Total Sources	$54,470,000	100.0%	Total Uses	$54,470,000	100.0%

(1)	The Delong Self Storage Property (as defined below) is comprised of 133,694 SF of self storage space consisting of 2,623 units and 32,600 SF of retail space. Total Occupancy and Owned Occupancy for the self storage space based on SF is 87.4% as of June 19, 2019 and 100.0% for the retail space as of June 7, 2019.

(2)	The Appraised Value is comprised of (i) an “as is” appraised value of $65,000,000 for the storage component and (ii) an “as-is” appraised value of $25,000,000 for the retail component. The appraisal also provided an “as-stabilized” appraised value for the storage component of $72,000,000 as of May 1, 2021, which assumes the self storage space is leased out at market level rents. Based on the aggregate of the “as-stabilized” appraised value for the storage component and the “as-is” appraised value for the retail component, equal to $97,000,000 and the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 56.0% and 56.0%, respectively.

(3)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Delong Self Storage Loan”) is secured by a first mortgage encumbering the borrower’s fee simple interest in a 166,294 SF mixed use property located in Flushing, New York (the “Delong Self Storage Property”). The Delong Self Storage Loan has an outstanding principal balance as of the Cut-off Date of $54,300,000 and represents approximately 4.3% of the Initial Pool Balance. The Delong Self Storage Loan was originated by DBR Investments Co. Limited (“DBRI”) on July 2, 2019 and accrues interest at an interest rate of 4.17500% per annum. The proceeds of the Delong Self Storage Loan were primarily used to refinance prior debt secured by the Delong Self Storage Property, pay origination costs and fund upfront reserves.

The Delong Self Storage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires monthly payments of interest only for the term of the Delong Self Storage Loan. The scheduled maturity date of the Delong Self Storage Loan is the due date in July 2029. Provided no event of default has occurred and is continuing under the Delong Self Storage Loan documents, at any time after the second anniversary of the securitization closing date, the Delong Self Storage Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Delong Self Storage Loan documents. Voluntary prepayment of the Delong Self Storage Loan is permitted on or after the due date in April 2029 without payment of any prepayment premium.

■	The Mortgaged Property. The Delong Self Storage Property is a mixed use property consisting of 133,294 SF of self storage space consisting of 2,623 units (the “Storage Condo”), 25,710 SF of retail space (the “Retail Condo”) and a 6,890 SF pad site (the “Retail Pad Condo”) located in Flushing, Queens, New York. The Delong Self Storage Property was built in 2014 and is adjacent to a Home Depot and the Van Wyck Expressway, providing visibility from the Home Depot parking lot, which helps to drive traffic to the area. The Delong Self Storage Property has 105 parking spaces, which equates to 0.63 spaces per 1,000 SF.

The Storage Condo opened in June 2015 and as of June 19, 2019 is 87.4% occupied on a SF basis and 85.0% on a per unit basis. The Storage Condo consists of seven stories of all interior, climate-controlled units. Security features include keypad entry to the building, keypad entry to interior units, keypad entry to access the elevator (only to the tenant’s respective floor) and closed circuit cameras throughout the building. Additionally, covered loading space is provided.

The Retail Condo is located on the ground floor of the Storage Condo and is 100.0% leased to six tenants as of June 7, 2019. The tenancy includes a mix of service providers with an average remaining lease term of 8.6 years. The Retail Pad Condo is 100.0% leased to a Chinese supermarket tenant, Gold City, through April 2037.

LOAN #9: delong self storage

The Storage Condo benefits from a 25-year Industrial Commercial Abatement Program (“ICAP”) with inflation protection for 10% of the Storage Condo unabated real estate taxes. For the first 16 years the Storage Condo will benefit from 100% of the exemption, with the exemption decreasing by 10% annually for the following 10 years. The abatement for the Storage Condo went into effect in the 2016/17 tax year. The Storage Condo will be fully taxable in the 2042/43 tax year.

The Retail Condo benefits from a 15-year ICAP tax abatement that maintains real estate taxes at 12% of unabated taxes. For the first 11 years, the property will benefit from 100% of the exemption, with the exemption decreasing by 20% annually for the following five years. The abatement for the Retail Condo went into effect in the 2016/17 tax year. The Retail Condo will be fully taxable in the 2032/33 tax year.

The borrower is the process of finalizing an ICAP tax abatement for the Retail-Pad Condo. The borrower has submitted the requisite documentation to obtain the final ICAP certificate from the Department of Buildings (“DOB”). The documentation is currently under review and being processed by the DOB. The Delong Self Storage Loan documents require the borrower to use commercially reasonable efforts to obtain the final ICAP certificate of eligibility within 90 days of loan closing. If finalized, the Retail-Pad Condo will benefit from a 15-year ICAP tax abatement that would maintain real estate taxes at 12% of unabated taxes. For the first 11 years, the property would benefit from 100% of the exemption, with the exemption decreasing by 20% annually for the following five years. The difference between the 2018/2019 taxes due on the Retail-Pad Condo and estimated 2018/2019 taxes under the ICAP is approximately $127,494.

The following table presents certain information relating to the self storage units at the Delong Self Storage Property:

Self Storage Unit Mix(1)

Unit Type	# of Units	Occupancy (Units)	Occupancy (SF)	Avg SF per Unit	Average Monthly Rent per Unit	Average Monthly Rent per SF
5x5	1,287	83.4%	83.4%	25	$58.47	$2.34
5x7.5	315	66.0%	66.0%	38	$121.89	$3.25
5x10	417	94.5%	94.5%	50	$154.84	$3.10
5x15	6	100.0%	100.0%	75	$206.01	$2.75
7.5x7.5	1	100.0%	100.0%	56	$153.00	$2.72
7.5x10	174	96.0%	96.0%	75	$199.16	$2.66
10x10	254	89.0%	89.0%	100	$267.62	$2.68
10x15	107	96.3%	96.3%	150	$360.50	$2.40
10x20	42	81.0%	81.0%	200	$561.27	$2.81
10x25	11	72.7%	72.7%	250	$816.43	$3.27
10x30	9	100.0%	100.0%	300	$835.49	$2.78
Total / Wtd. Avg.	2,623	85.0%	87.4%	51	$141.09	$2.69

(1) Based on the rent roll dated June 19, 2019.

The following table presents certain information relating to the major tenants at the Delong Self Storage Property:

Largest Owned Commercial Tenants by Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Gold City (Pad Site)	NR / NR / NR	6,890	21.1%	$448,056	23.9%	$65.03	4/30/2037	NAP
Tristar Plumbing	NR / NR / NR	8,250	25.3	437,748	23.4	53.06	9/30/2030	NAP
YY Lighting & Décor	NR / NR / NR	6,070	18.6	344,172	18.4	56.70	9/30/2025	NAP
Iris Bakery	NR / NR / NR	3,030	9.3	171,866	9.2	56.72	9/30/2031	NAP
WFL International	NR / NR / NR	2,810	8.6	163,968	8.8	58.35	8/31/2026	NAP
GS Beauty	NR / NR / NR	2,740	8.4	159,878	8.5	58.35	3/31/2026	NAP
Desire Kitchen	NR / NR / NR	2,810	8.6	147,528	7.9	52.50	9/30/2025	NAP
Largest Owned Tenants		32,600	100.0%	$1,873,215	100.0%	$57.46
Vacant		0	0.0	0
Total / Wtd. Avg.		32,600	100.0%	$1,873,215

(1)	Based on the underwritten rent roll dated as of June 7, 2019.

LOAN #9: delong self storage

The following table presents certain information relating to the retail lease rollover schedule at the Delong Self Storage Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.0	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	8,880	27.2	27.2%	491,700	26.2	55.37	2
2026	5,550	17.0	44.3%	323,846	17.3	58.35	2
2027	0	0.0	44.3%	0	0.0	0.00	0
2028	0	0.0	44.3%	0	0.0	0.00	0
2029	0	0.0	44.3%	0	0.0	0.00	0
2030 & Thereafter	18,170	55.7	100.0%	1,057,670	56.5	58.21	3
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	32,600	100.0%		$1,873,215	100.0%	$57.46	7

(1)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents certain information relating to historical leasing at the Delong Self Storage Property:

Historical Leased%(1)

	2016	2017	2018	Most Recent
Self Storage Owned Space(2)(3)	57.4%	68.8%	79.4%	87.4%
Retail Owned Space(4)	78.9%	100.0%	100.0%	100.0%

(1)	As provided by the borrower, which represents occupancy as of December 31 for the indicated year, unless otherwise specified.

(2)	The Self Storage Owned Space occupancy is on a SF basis and based on the rent roll dated June 19, 2019.

(3)	The Storage Condo opened in June 2015, and as a result has been on a steady upward occupancy trend during its stabilization period.

(4)	The Retail Owned Space is based on the underwritten rent roll dated June 7, 2019.

LOAN #9: delong self storage

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Delong Self Storage Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 5/31/2019	Underwritten	Underwritten $ per SF
Base Rent - Storage	$4,426,655	$4,554,422	$4,539,253	$4,366,737	$4,531,080	$27.25
Base Rent - Retail	902,349	1,332,216	1,780,332	1,810,818	1,873,215	$11.26
Rent Steps(2)	0	0	0	0	57,172	$0.34
Reimbursements	14,647	43,329	51,089	49,339	49,339	$0.30
Other Income	256,084	331,257	381,987	417,318	456,856	$2.75
Vacancy & Loss(3)	(3,051,538)	(2,071,407)	(1,418,851)	(1,035,877)	(954,241)	($5.74)
Total Effective Gross Income	$2,548,198	$4,189,817	$5,333,810	$5,608,334	$6,013,422	$36.16

Real Estate Taxes(4)	104,805	139,575	225,023	310,587	214,399	$1.29
Insurance	83,980	85,813	54,990	81,214	67,140	$0.40
Management Fee	123,100	207,809	264,002	279,371	299,550	$1.80
Other Operating Expenses	702,841	929,228	856,306	812,840	779,937	$4.69
Total Expenses	1,014,725	1,362,425	1,400,321	1,484,012	1,361,026	$8.18

Net Operating Income(5)	$1,533,473	$2,827,392	$3,933,489	$4,124,323	$4,652,396	$27.98
TI/LC	0	0	0	0	24,450	$0.15
Capital Expenditures	0	0	0	0	1,931	$0.01
Net Cash Flow	$1,533,473	$2,827,392	$3,933,489	$4,124,323	$4,626,015	$27.82

Occupancy(6)	57.4%	68.8%	79.4%	89.9%	85.1%
NOI Debt Yield	2.8%	5.2%	7.2%	7.6%	8.6%
NCF DSCR	0.67x	1.23x	1.71x	1.79x	2.01x

(1)	Interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Rent Steps include rent steps through August 2020.

(3)	Vacancy & Loss is underwritten to in place vacancy for each of the Storage Condo, Retail Condo and Retail-Pad Condo spaces.

(4)	Underwritten Real Estate Taxes are based on (i) the 2018/2019 tax bills for the Storage Condo and Retail Condo, which reflect the ICAP abatement, and (ii) the estimated abated taxes for the Retail-Pad Condo, once the ICAP final certificate of eligibility is obtained. The unabated tax bill for the Retail-Pad Condo is $136,120 or $127,494 higher than the estimated tax expense with the ICAP.

(5)	The Storage Condo opened in June 2015, and as a result has been on a steady upward occupancy trend during its stabilization period.

(6)	As of June 19, 2019, the Storage Condo is 87.4% occupied based on SF. As of June 7, 2019, the Retail Condo and Retail-Pad Condos are each 100.0% occupied.

■	Appraisal. According to the appraisal, the Delong Self Storage Property had an “as-is” appraised value of $65,000,000 for the Storage Condo and $25,000,000 for the Retail Condo and Retail Pad Condo as of May 24, 2019. In addition, the appraisal concluded to an “as-stabilized” appraised value for the Storage Condo of $72,000,000 as of May 1, 2021, which assumes the Storage Condo achieves market level rents.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Discounted Cash Flow Approach – Storage Condo	$65,000,000	8.50%(1)	5.50%(2)
Direct Capitalization Approach – Retail Condo	$25,000,000	NAP	5.50%

(1)	Represents the internal rate of return.

(2)	Represents the terminal capitalization rate.

■	Environmental Matters. A Phase I environmental report was completed on June 6, 2019. The environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the Delong Self Storage Property.

LOAN #9: delong self storage

■	Market Overview and Competition. The Delong Self Storage Property is located along the western side of Delong Street between Sanford and 41st Avenues in the Downtown Flushing neighborhood of Queens County. The Delong Self Storage Property is served by the No. 7 train located at the corner of Main Street and Roosevelt Avenue, 0.5 miles northeast. According to the appraisal, the subway stop is the twelfth busiest subway station in New York City providing service to 18,746,832 passengers in 2017. The Delong Self Storage Property is adjacent to a Home Depot and is visible from its parking lot. The Home Depot helps to drive traffic to the area. The total population within a 1-, 1.5- and 2-mile radius of the Delong Self Storage Property is estimated to be 90,218, 204,893 and 380,107, respectively. The average household income within a 1-, 1.5- and 2-mile radius of the Delong Self Storage Property is estimated to be $59,286, $65,348 and $69,331, respectively.

The following table presents certain information relating to comparable self storage buildings for the Delong Self Storage Property:

Self Storage Comparables(1)

Property Name	Distance from Property (miles)	Year Built	Total Units	NRA	Avg. Unit Size (SF)	Occupancy
Delong Self Storage(2)	NAP	2014	2,623	133,694	51	85.0%
Uhaul , 3630 College Point Boulevard, Flushing, NY	0.5	1928/2011	1,400	84,000	60	90.0%
Cubesmart, 31-40 Whitestone Expressway, Flushing, NY	0.9	1920	1,258	69,197	55	95.0%
Cubesmart, 124-16 31St Avenue, Flushing, NY	1.1	2010	1,055	58,007	55	92.0%
City Closet Self Storage, 20-20 129Th Street, College Point, NY	1.8	1941	2,075	114,100	55	92.0%
Stop & Stor, 74-04 Grand Avenue, Elmhurst, NY	3.0	1995	1,964	108,036	55	92.0%
Public Storage, 2401 Brooklyn Queens Expy, Woodside, NY	3.5	1987	1,560	85,826	55	92.0%
Total / Wtd. Avg.(2)			9,312	519,166	56	92.1%

(1)	Source: Appraisal.

(2)	Excludes the Delong Self Storage Property.

The following table presents certain information relating to comparable self storage buildings for the Delong Self Storage Property:

Self Storage Rent Comparables(1)

Property Name	5x5	5x10	5x15	10x10	10x15	10x20	10x25
Delong Self Storage(2)	$58.47	$154.84	$206.01	$267.62	$360.50	$561.27	$816.43
Uhaul, 3630 College Point Boulevard, Flushing, NY	$140.00	190	N/A	220	300	N/A	N/A
Cubesmart, 31-40 Whitestone Expressway, Flushing, NY	$92.00	201	N/A	405	495	525	883
Cubesmart, 124-16 31St Avenue, Flushing, NY	$89.50	232	324	400	515	1,009	1,188
City Closet Self Storage, 20-20 129th Street, College Point, NY	$90.00	145	N/A	265	435	550	N/A
Stop & Stor, 74-04 Grand Avenue, Elmhurst, NY	$87.00	155	235	289	350	410	479
Public Storage, 2401 Brooklyn Queens Expressway, Woodside, NY	$81.00	182	N/A	250	N/A	510	N/A
Total / Wtd. Avg.(2)	$95.59	$177.49	$266.10	$294.99	$409.71	$564.59	$772.72

(1)	Source: Appraisal.

(2)	Excludes the Delong Self Storage Property.

LOAN #9: delong self storage

The following table presents certain information relating to comparable retail buildings for the Delong Self Storage Property:

Retail Comparables(1)

Property Address	Tenant Name	Lease Date	NRA	Term	Rent PSF	Lease Type
Delong Self Storage(2)	Various	Various	32,600	Various	$57.46	Gross
2407-2411 150th Street	Met Fresh Supermarket	3/2019	12,000	20	$40.00	Net
134-16-134-36 Northern Boulevard	Confidential	3/2019	1,100	10	$34.91	Modified
103-12-103-26A Roosevelt Avenue	Sprint Store	4/2018	700	10	$100.00	Modified
10423 Roosevelt Avenue	Tortilleria Nixtamal	3/2018	1,000	5	$61.20	Modified
136-04-136-08 Northern Boulevard	Confidential	1/2018	1,492	5	$84.45	Modified
135-18 Northern Boulevard	Ham	11/2017	1,800	10	$73.33	Net
35-38 Junction Boulevard	Kidz Fun Palace	11/2017	4,025	10	$60.00	Modified
13613-13617 37th Avenue	Confidential	10/2017	800	5	$48.00	Modified
Total / Wtd. Avg.(3)			22,917	14.5	$51.82

(1)	Source: Appraisal.

(2)	Based on the rent roll dated June 7, 2019.

(3)	Excludes the Delong Self Storage Property.

■	The Borrower. The borrowing entities for the Delong Self Storage Loan are SD Flushing DE LLC and SD Flushing Retail LLC each a Delaware limited liability company and a single-purpose entity structured to be bankruptcy remote with two independent directors. The borrower sponsor and nonrecourse carve-out guarantor is Steven J. Guttman.

■	Steven J. Guttman is the founder of Storage Deluxe Management Company, LLC (“Storage Deluxe”), which is fully vertically-integrated real estate company specializing in acquisitions, development, construction, construction management, property management, asset management, capital formation, and retail leasing. Founded in 1998, Storage Deluxe is a self storage developer in the New York City metropolitan area. Headquartered in Manhattan, the company has 65 projects either completed or in development, totaling seven million SF for a total investment in excess of $1.5 billion.

■	Escrows. At loan origination, the borrowers deposited approximately $28,868 into a tax reserve and $1,090 into an insurance reserve.

On each due date, the borrowers are required to fund the following reserves with respect to the Delong Self Storage Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period (initially estimated to be $28,867.81 per month), (ii) a replacement reserve in an amount equal to one-twelfth of $0.0237 multiplied by the aggregate number of SF of the Delong Self Storage Property (initially $328.13 based on 166,294 SF) and (iii) a tenant improvements and leasing commission reserve in an amount equal to $2,038. The Delong Self Storage Loan documents require monthly deposits into the insurance reserve account in the amount of one-twelfth of the annual insurance premiums (a) upon an event of default or (b) if an acceptable blanket insurance policy is not in place.

■	Lockbox and Cash Management. The Delong Self Storage Loan is structured with a springing lockbox and springing cash management. Upon a Cash Management Trigger Period (as defined below), a lender controlled clearing account is required to be established by the borrowers and the borrowers are required to cause all rents to be transmitted directly into the clearing account and, during the continuance of a Trigger Period (as defined below), funds in such clearing account are required to be transferred on a daily basis to a cash management account controlled by the lender to be applied and disbursed according to the Delong Self Storage Loan documents.

A “Cash Management Trigger Period” commences upon the occurrence of (i) an event of default or (ii) the debt service coverage ratio, based on underwritten net cash flow, falling below 1.35x at the end of any calendar quarter.

A “Trigger Period” commences upon the occurrence of (i) an event of default or (ii) the debt service coverage ratio, based on underwritten net cash flow, falling below 1.25x at the end of any calendar quarter and ends upon, (a) with respect to clause (i) above, a cure of such default or (b) with respect to clause (ii) above, the property achieving a debt service coverage ratio of at least 1.30x for two consecutive calendar quarters.

■	Property Management. The Delong Self Storage Property is managed by Storage Deluxe (Retail Condo and Retail-Pad Condo) and CubeSmart Asset Management, LLC (Storage Condo).

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

LOAN #9: delong self storage

■	Release of Collateral. After the defeasance lockout expiration date, either (a) the Retail Condo Borrower may obtain the release of both the Retail Condo and Retail-Pad Condo or (b) the Storage Condo Borrower may obtain the release of the Storage Condo upon a bona fide third-party sale, provided the following conditions are satisfied: (i) no event of default is then continuing under the Delong Self Storage Loan documents, (ii) by defeasing the greater of (x) 125% of the allocated loan amount of the subject condominium unit, or (y) 100% of the net sales proceeds of the condominium unit in an arm's length sale to an unrelated third party, which in no event shall be less than 94% of the gross sales price of the condominium unit, (iii) the debt service coverage ratio after giving effect to such release is at least the greater of (x) 1.85x and (y) the debt service coverage ratio immediately prior to such sale, (iv) the loan-to-value ratio after giving effect to such release is no more than the lesser of (x) 60.3% and (y) the loan-to-value ratio immediately prior to such release, (v) the debt yield after giving effect to such release is at least the greater of (x) 8.0% and (y) the debt yield immediately prior to such sale and (vi) there is compliance with REMIC-related requirements. The allocated loan amount for the Storage Condo is $40,305,155 and the combined allocated loan amount for the Retail Condo and Retail-Pad Condo is $13,994,845.

Terrorism Insurance. The Delong Self Storage Loan documents require that the “all-risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Delong Self Storage Property. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no greater than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #10: powered shell portfolio - manassas

LOAN #10: powered shell portfolio - manassas

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	4	Loan Seller	GSMC
Location (City/State)	Manassas, Virginia	Cut-off Date Principal Balance(2)	$51,550,000
Property Type	Industrial	Cut-off Date Principal Balance per SF(1)	$115.04
Size (SF)	728,460	Percentage of Initial Pool Balance	4.0%
Total Occupancy as of 8/1/2019	100.0%	Number of Related Mortgage Loans	1
Owned Occupancy as of 8/1/2019	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2017, 2019 / NAP	Mortgage Rate	3.63730%
Appraised Value	$150,000,000	Original Term to Maturity (Months)	120
Appraisal Date	6/24/2019	Original Amortization Term (Months)	NAP
Borrower Sponsor	BREIT Operating Partnership, L.P.	Original Interest Only Period (Months)	120
Property Management	COPT Property Management Services, LLC	First Payment Date	8/1/2019
Maturity Date	7/6/2029

Underwritten Revenues	$8,383,057
Underwritten Expenses	$85,615	Escrows
Underwritten Net Operating Income (NOI)	$8,297,442	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$8,078,671	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	55.9%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	55.9%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	2.68x / 2.61x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	9.9% / 9.6%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$83,800,000	57.3%	Purchase Price	$144,932,315	99.1%
Principal’s New Cash Contribution	62,482,611	42.7	Origination Costs	1,350,296	0.9

Total Sources	$146,282,611	100.0%	Total Uses	$146,282,611	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Powered Shell Portfolio – Manassas Loan Combination.

(2)	The Cut-off Date Principal Balance of $51,550,000 represents the controlling note A-1 of the $83,800,000 Powered Shell Portfolio – Manassas Loan Combination evidenced by two pari passu notes. See “—The Mortgage Loan” below.

■	The Mortgage Loan. The mortgage loan (the “Powered Shell Portfolio - Manassas Loan”) is part of a loan combination (the “Powered Shell Portfolio - Manassas Loan Combination”) consisting of two pari passu notes (note A-1 and note A-2) with an aggregate original principal balance of $83,800,000 and is secured by a deed of trust encumbering the borrower’s fee simple interest in a portfolio of four Tier III+ powered shell buildings located in Manassas, Virginia (the “Powered Shell Portfolio - Manassas Properties”). The Powered Shell Portfolio - Manassas Loan, evidenced by controlling note A-1, has an outstanding principal balance as of the Cut-Off Date of $51,550,000 and represents approximately 4.0% of the Initial Pool Balance. The related pari passu companion loan, evidenced by the non-controlling note A-2 is currently held by Goldman Sachs Bank USA and is expected to be contributed to one or more future securitizations.

The Powered Shell Portfolio - Manassas Loan Combination was originated by Goldman Sachs Bank USA on July 1, 2019. The Powered Shell Portfolio - Manassas Loan Combination has an interest rate of 3.63730% per annum. The borrower utilized the proceeds of the Powered Shell Portfolio - Manassas Loan Combination to finance the acquisition of the Powered Shell Portfolio - Manassas Properties and pay origination costs.

The Powered Shell Portfolio - Manassas Loan Combination had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Powered Shell Portfolio - Manassas Loan Combination requires interest-only payments during its term. The scheduled maturity date of the Powered Shell Portfolio - Manassas Loan Combination is July 6, 2029. The Powered Shell Portfolio – Manassas Loan Combination (other than portions previously defeased) may be voluntarily prepaid at any time in whole or in part upon 10 days’ prior written notice to the lender. Any voluntary prepayments prior to January 6, 2029, require a yield maintenance premium, which may be no less than 0.5% of the amount prepaid. In addition, provided that no event of default under the Powered Shell Portfolio – Manassas Loan Combination is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time after the earlier to occur of (i) July 6, 2022 and (ii) the second anniversary of the closing date of the securitization into which the last piece of the Powered Shell Portfolio – Manassas Loan Combination is deposited.

LOAN #10: powered shell portfolio - manassas

The table below summarizes the notes that comprise the Powered Shell Portfolio – Manassas Loan Combination. The relationship between the holders of the Powered Shell Portfolio – Manassas Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Loan Combinations–The Outside Serviced Pari Passu Loan Combinations” in the Preliminary Prospectus.

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$51,550,000	$51,550,000	CGCMT 2019-GC41	Yes
Note A-2	32,250,000	32,250,000	GSBI(1)	No
Total	$83,800,000	$83,800,000

(1)	Note A-2 is currently held by GSBI and is expected to be contributed to one or more future securitization transactions.

■	The Mortgaged Property. The Powered Shell Portfolio – Manassas Properties consists of four Tier III+ powered shell buildings located in Manassas, Virginia, which total 728,460 SF. The Powered Shell Portfolio – Manassas Properties were built to suit for the sole tenant, Vadata, Inc., a wholly owned subsidiary of Amazon.com, Inc., by Corporate Offices Properties Trust and are fully utilized by the tenant with a NNN lease structure in place. “Powered shells” are upgraded industrial properties with access to power and fiber optics that are utilized as data centers. The landlord only initially invests in the industrial properties and the tenant invests all additional capital required to convert the asset into a fully operational data center with tenant specific specifications.

Three of the Powered Shell Portfolio – Manassas Properties were built in 2017 and the fourth Powered Shell Portfolio – Manassas property was built in 2019. Once the Powered Shell Portfolio – Manassas Properties were leased to the tenant, the tenant invested in permanent improvements to the properties including improvements to the HVAC systems, fiber connectivity, UPS batteries and power generators. Additionally, the tenant invested in temporary improvements that are the tenant’s personal property such as racks, servers and cabling.

The following table presents certain information relating to the Powered Shell Portfolio – Manassas Properties:

Property Name	City	State	% of Allocated Loan Amount	Total GLA	Year Built	As-Is Appraised Value	UW NCF
Powered Shell Portfolio – Manassas DC-18	Manassas	Virginia	30.2%	215,650	2017	$44,300,000	$2,448,285
Powered Shell Portfolio – Manassas DC-20	Manassas	Virginia	28.3	215,650	2017	44,000,000	2,254,411
Powered Shell Portfolio – Manassas DC-19	Manassas	Virginia	20.7	148,580	2017	31,100,000	1,677,639
Powered Shell Portfolio – Manassas DC-23	Manassas	Virginia	20.7	148,580	2019	30,600,000	1,698,335
Total			100.0%	728,460		$150,000,000	$8,078,671

The following table presents certain information relating to the major tenants for the Powered Shell Portfolio – Manassas Properties:

Four Largest Tenants Based on Underwritten Base Rent

Tenant Name - Property	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Vadata, Inc. - Powered Shell Portfolio – Manassas DC-18	A+ / A3 / AA-	215,650	29.6%	$2,313,684	30.2%	$10.73	12/31/2027	4, 5-year options
Vadata, Inc. - Powered Shell Portfolio – Manassas DC-20	A+ / A3 / AA-	215,650	29.6	2,166,858	28.3	10.05	4/30/2027	4, 5-year options
Vadata, Inc. - Powered Shell Portfolio – Manassas DC-19	A+ / A3 / AA-	148,580	20.4	1,586,268	20.7	10.68	4/30/2027	4, 5-year options
Vadata, Inc. - Powered Shell Portfolio – Manassas DC-23	A+ / A3 / AA-	148,580	20.4	1,582,463	20.7	10.65	4/30/2029	4, 5-year options
Four Largest Tenants		728,460	100.0%	$7,649,273	100.0%	$10.50
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Totals / Wtd. Avg. Tenants		728,460	100.0%	$7,649,273	100.0%	$10.50

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

LOAN #10: powered shell portfolio - manassas

The following table presents certain information relating to the lease rollover schedule for the Powered Shell Portfolio – Manassas Properties based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027	579,880	79.6	79.6%	6,066,810	79.3	10.46	3
2028	0	0.0	79.6%	0	0.0	0.00	0
2029	148,580	20.4	100.0%	1,582,463	20.7	10.65	1
2030 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	728,460	100.0%		$7,649,273	100.0%	$10.50	4

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical occupancy for the Powered Shell Portfolio – Manassas Properties:

Historical Leased %(1)

As of 8/1/2019
100.0%

(1)	There are no historical occupancy figures as the Powered Shell Portfolio – Manassas Properties were built in 2017 and 2019, and went through individual periods of tenant specific build-outs.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow for the Powered Shell Portfolio – Manassas Properties:

Cash Flow Analysis(1)(2)

	Underwritten(3)		Underwritten $ per SF
Base Rental Revenue	$7,649,273		$10.50
Contractual Rent Steps	912,267		1.25
Reimbursement Revenue	85,615		0.12
Gross Revenue	$8,647,156		$11.87
Vacancy Loss	(264,099)		(0.36)
Effective Gross Revenue	$8,383,057		$11.51

Management Fee	85,615		0.12

Net Operating Income	$8,297,442		$11.39
TI/LC	176,549		0.24
Replacement Reserves	42,222		0.06
Net Cash Flow	$8,078,671		$11.09

Occupancy	100.0%
NOI Debt Yield(4)	9.9%
NCF DSCR(4)	2.61	x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	There are no historical cash flow figures as the Powered Shell Portfolio – Manassas Properties were built in 2017 and 2019, and went through individual periods of tenant specific build-outs.

(3)	Underwritten cash flow based on contractual rents as of August 1, 2019 and contractual rent steps through July 31, 2020.

(4)	NOI Debt Yield and NCF DSCR are calculated based on the aggregate outstanding principal balance of the Powered Shell Portfolio – Manassas Loan Combination.

LOAN #10: powered shell portfolio - manassas

■	Appraisals. According to the appraisal, the Powered Shell Portfolio - Manassas Properties had an aggregate “as-is” appraised value of $150,000,000 as of June 24, 2019. The appraisal also concluded to an aggregate “go dark” value of $96,000,000 as of June 24, 2019. The Cut-off Date LTV Ratio calculated utilizing the dark value is 87.3%.

Appraisal Approach(1)	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$150,000,000	N/A	5.00%

(1)	Based on the “as-is” appraised value.

■	Environmental Matters. According to a Phase I environmental report dated May 28, 2019, there are no recognized environmental conditions or recommendations for further action at the Powered Shell Portfolio - Manassas Properties.

■	Market Overview and Competition. The Powered Shell Portfolio - Manassas Properties consist of four buildings in Northern Virginia. Northern Virginia is the largest multi-tenant data center market in the United States, with over 4.8 million square feet of space currently in operation. Northern Virginia's history as one of the main internet exchange points on the East Coast, plus its available land, relatively low power rates and tax breaks available for some large data center owners and their tenants, have encouraged the development of large campuses, particularly in Loudon County (adjacent to the Powered Shell Portfolio - Manassas Properties). Loudoun County is commonly referred to as Data Center Alley and serves as the home to cloud market leaders such as Amazon.com, Inc., Google LLC, Microsoft Corporation, Facebook, Inc., and Alibaba Group Holding Limited. The region contributes more than 70% of the globe's total internet traffic and is the first gigawatt market in the world due to its low-latency connections to the national fiber network backbone, access to low-cost power, and the area's low overall risk to natural disasters. Amazon.com, Inc., utilizes multiple data center properties throughout Northern Virginia in addition to the Powered Shell Portfolio – Manassas Properties and according to data center specialists, is the largest data center user in Northern Virginia. According to the appraisal, the market rent was concluded to be $12.00 PSF.

The following table presents select comparable recent industrial property sales for the Powered Shell Portfolio - Manassas Properties:

Sales Comparables(1)

Property Name	Region	Date of Sale	Year Built	Total GLA	Sales Price	Sales Price PSF	Occupancy
Powered Shell Portfolio – Manassas(2)	East Coast	Jun-19	2017, 2019	728,460	$144,932,315	$198.96	100%
A Powered Shell	California	Nov-18	2016	145,850	$34,975,000	$239.80	100%
Secure Data 365	Midwest	Oct-18	2008	29,960	$9,425,000	$314.59	100%
A Powered Shell	East Coast	Apr-18	1950	73,000	$9,200,000	$126.03	100%
Skybox Legacy	Texas	Mar-18	2017	149,200	$55,000,000	$368.63	100%
Pathfinder Plaza	East Coast	Mar-18	2017	446,811	$111,577,310	$249.72	100%
InfoCrossing	Midwest	Mar-18	1988 / Ren. 1995	85,200	$16,400,000	$192.49	100%
Raging Wire	East Coast	Jan-18	1990 / Ren. 2012	150,000	$18,725,000	$124.83	100%
Aligned Energy	Southwest	Jan-18	1978	550,000	$58,500,000	$106.36	100%
Coca-Cola	Southeast	May-17	1986	88,000	$19,000,000	$215.91	100%
Comparable Property Total / Wtd. Avg.(3)				1,718,021	$59,468,468	$193.71

(1)	Source: Appraisal.

(2)	Source: Purchase and Sale Agreement.

(3)	Excludes the Powered Shell Portfolio - Manassas Properties.

■	The Borrower. The borrower is BCORE COPT DC-19 LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Powered Shell Portfolio – Manassas Loan Combination. BREIT Operating Partnership, L.P., the non-recourse carveout guarantor and borrower sponsor, is also the non-recourse carveout guarantor and borrower sponsor of the Powered Shell Portfolio – Ashburn mortgage loan, which is also being contributed to the CGCMT 2019-GC41 transaction. The guarantor’s liability under the non-recourse guaranty with respect to the bankruptcy-related carve-outs is limited to 20% of the then-current outstanding principal balance of the Powered Shell Portfolio – Manassas Loan Combination.

The general partner of the non-recourse carveout guarantor is Blackstone Real Estate Income Trust, Inc. (“BREIT”), a real estate investment trust, that seeks to directly own stabilized income generating U.S. commercial real estate across key property types, including industrial, data center, multifamily, hospitality and retail properties. As of June 30, 2019, BREIT had a net asset value of approximately $7.8 billion and total asset value of approximately $16.5 billion.

LOAN #10: powered shell portfolio - manassas

■	Escrows. On each due date during the continuance of a Powered Shell Portfolio - Manassas Trigger Period or an event of default under the Powered Shell Portfolio - Manassas Loan Combination, the borrower is required to fund a tax and insurance reserve in an amount equal to one-twelfth of the property taxes and insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months, unless (a) the tenant at a Powered Shell Portfolio - Manassas Property is paying the related property taxes and insurance premiums pursuant to the terms of its lease and the tenant is not in monetary or other material default under its lease or (b) in the case of insurance premiums, the borrower is maintaining a blanket policy in accordance with the Powered Shell Portfolio - Manassas documents.

A “Powered Shell Portfolio - Manassas Trigger Period” means each period: (i) commencing when the debt service coverage ratio (as calculated under the loan documents), determined as of the last day of each of two consecutive fiscal quarters, is less than 1.20x, and ending when the debt service coverage ratio (as calculated under the loan documents), determined as of the last day of each of two consecutive fiscal quarters, is at least 1.20x; and (ii) deemed commencing upon the borrower’s failure to deliver required annual, quarterly or monthly financial reports and ending when such reports are delivered and indicate that no other Powered Shell Portfolio - Manassas Trigger Period is ongoing.

■	Lockbox and Cash Management. The Powered Shell Portfolio - Manassas Loan Combination is structured with a hard lockbox and springing cash management. The borrower delivered notice to the tenant that payments under the lease are required to be remitted directly to the lockbox account and is required to cause all cash revenues relating to the Powered Shell Portfolio - Manassas Properties and all other money received by the borrower or the property manager with respect to the Powered Shell Portfolio - Manassas Properties (other than tenant security deposits required to be held in escrow accounts) to be deposited into a lender-controlled lockbox account. On each business day during the continuance of a Powered Shell Portfolio - Manassas Trigger Period or an event of default under the Powered Shell Portfolio - Manassas Loan Combination, all amounts in the lockbox account are required to be remitted to the cash management account. On each business day (or at such frequency as the borrower may request in its discretion) that no Powered Shell Portfolio - Manassas Trigger Period or event of default under the Powered Shell Portfolio - Manassas Loan Combination is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account.

During the continuance of a Powered Shell Portfolio - Manassas Trigger Period or, at the lender’s discretion, during an event of default under the Powered Shell Portfolio - Manassas Loan Combination, all amounts on deposit in the cash management account after payment of required reserves, debt service and budgeted operating expenses are required to be reserved as additional collateral for the Powered Shell Portfolio - Manassas Loan Combination, unless an excess cash flow guaranty has been entered into by BREIT Operating Partnership L.P. in accordance with the loan documents and delivered to the lender, in which case such amounts will be disbursed to the borrower. Notwithstanding the foregoing, the lender will not be obligated to disburse such amounts to the borrower (i) during an event of default under the Powered Shell Portfolio - Manassas Loan Combination or (ii) unless the borrower has delivered an additional nonconsolidation opinion in respect of such excess cash flow guaranty in form and substance reasonably satisfactory to the lender, if disbursement of such amounts would cause the aggregate amount of obligations of the excess cash flow guaranty to exceed 15% of the then outstanding principal balance of the Powered Shell Portfolio – Manassas Loan Combination.

■	Property Management. The Powered Shell Portfolio - Manassas Properties are currently managed by COPT Property Management Services, LLC, an affiliate of the borrower, pursuant to a management agreement. Under the related loan documents, the Powered Shell Portfolio - Manassas Properties are required to remain managed by COPT Property Management Services, LLC, or any other property manager pre-approved by the lender (pursuant to the loan documents), or otherwise approved by the lender, which approval may be subject to receipt of a Rating Agency Confirmation. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the borrower, subject to the lender’s reasonable approval (or, in the event of an event of default under the Powered Shell Portfolio - Manassas Loan Combination or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, selected by the lender upon at least 30 days’ notice to the borrower) (i) during the continuance of an event of default under the Powered Shell Portfolio - Manassas Loan Combination, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a bankruptcy petition, (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of creditors or (vi) if the property manager is adjudicated insolvent.

LOAN #10: powered shell portfolio - manassas

■	Right of First Offer. Pursuant to a ROFO, ROFR and Development Agreement between the borrower and the sole tenant, Vadata, Inc., so long as none of the leases with Vadata, Inc. have been terminated due to an event of default beyond all applicable cure and notice periods by Vadata, Inc., assigned to an unaffiliated third party or reduced to less than 75% of the rentable square feet occupied by Vadata, Inc. or an affiliate of Vadata, Inc., a transfer of the Powered Shell Portfolio - Manassas Properties (other than collateral security transfers in connection with any debt or equity financing, or transfers pursuant to a foreclosure or a deed in lieu of foreclosure) is subject to a right of first offer in favor of Vadata, Inc. If the subsequent transfer is not for at least 95% of the price of the offer to Vadata, Inc., Vadata, Inc. would be entitled to purchase the property at such lower sales price.

■	Release of Collateral. Provided no event of default under the Powered Shell Portfolio - Manassas Loan Combination is continuing, the borrower has the right to obtain the release of one or more of the Powered Shell Portfolio - Manassas Properties subject to the satisfaction of certain conditions, including, among others: (i) prepayment, together with any applicable yield maintenance premium (or, after the earlier to occur of (i) July 6, 2022 and (ii) the second anniversary of the closing date of the securitization into which the last piece of the Powered Shell Portfolio – Manassas Loan Combination is deposited, delivery of defeasance collateral) in an amount equal to the Powered Shell Portfolio – Manassas Minimum Release Price; (ii) after giving effect to such release, either (a) the debt yield (as calculated under the loan documents) is at least 9.13% or (b) if each applicable property is being sold to an unaffiliated third party, the aggregate amount of the reduction of the outstanding principal balance pursuant to clause (i) (inclusive of the Powered Shell Portfolio – Manassas Minimum Release Price) is not less than the greater of (1) such property’s Powered Shell Portfolio – Manassas Minimum Release Price and (2) the lesser of (x) the gross sales proceeds actually received by the borrower from such sale of such property or (y) the amount necessary to achieve a debt yield (as calculated under the loan documents) of 9.13%; (iii) delivery of a Rating Agency Confirmation; and (iv) delivery of a REMIC opinion. The borrower is also permitted to obtain the release of a property in connection with curing an event of default with respect to such property by defeasance or prepayment of the Powered Shell Portfolio – Manassas Minimum Release Price without meeting the requirements of clause (ii) above if the borrower has demonstrated in good faith to the lender that it has pursued a cure of such event of default, and such cure does not require any capital contribution to the borrower or any obligation of the borrower or the non-recourse carveout guarantor to use revenues from any property other than the property that is the subject of such event of default to effectuate such cure and such release cures such event of default.

A “Powered Shell Portfolio – Manassas Minimum Release Price” means with respect to each Powered Shell Portfolio - Manassas Property, the product of its amortized allocated loan amount times either (x) 105% (if the outstanding principal balance of the Powered Shell Portfolio – Manassas Loan Combination is greater than $62,850,000) or (y) 110% (if the outstanding principal balance of the Powered Shell Portfolio – Manassas Loan Combination is less than or equal to $62,850,000).

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Powered Shell Portfolio - Manassas Property, as well as 18 months of rental loss and/or business interruption coverage (covering actual loss sustained during restoration), together with a 12-month extended period of indemnity following restoration. If TRIPRA or a similar or subsequent statute is no longer in effect or there is a disruption in the terrorism insurance marketplace as the result of a terrorism event which results in a material increase in terrorism insurance premiums, then provided that terrorism insurance is commercially available, the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable at such time in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.